A copy of this preliminary prospectus has been filed with the securities regulatory authorities in the provinces of British Columbia, Alberta and Ontario but has not yet become final for the purpose of the sale of securities.  Information contained in this preliminary prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  These securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered, sold or delivered directly or indirectly in the United States except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities laws or pursuant to an exemption therefrom. See “Plan of Distribution”.

PRELIMINARY PROSPECTUS

INITIAL PUBLIC OFFERING	SEPTEMBER 9, 2010

NORTHERN GRAPHITE CORPORATION

Minimum:  $1,000,000
Maximum:  $3,000,000

Minimum:  2,000,000 Common Shares
Maximum: 6,000,000 Common Shares
___________________________________________________

Price:  $0.50 per Common Share
____________________________________________________

This prospectus qualifies the distribution (the “Offering”) by Northern Graphite Corporation (“Northern” or the “Corporation”) of a minimum of 2,000,000 and a maximum of 6,000,000 common shares of the Corporation (the “Common Shares”) at a price of $0.50 per share (the “Offering Price”) for gross proceeds of a minimum of $1,000,000 (the “Minimum Offering”) and a maximum of $3,000,000 (the “Maximum Offering”). The Common Shares will be issued pursuant to an agency agreement (the “Agency Agreement”) dated ●, 2010 between the Corporation and Union Securities Ltd. (the “Agent”). The Offering Price was determined by negotiation between the Corporation and the Agent.  See “Description of the Securities Distributed” and “Plan of Distribution”.

	Number of Common Shares	Price to the Public	Agent’s Commission(1)	Net Proceeds to the Corporation(2)
Per Common Share	1	$0.50	$0.035	$0.465
Minimum Offering	2,000,000	$1,000,000	$70,000	$930,000
Maximum Offering	6,000,000	$3,000,000	$210,000	$2,790,000

Notes:
(1)
The Corporation has agreed to pay the Agent a cash commission equal to 7% of the gross proceeds of the Offering (the “Commission”) and to grant to the Agent non-transferable compensation options (the “Compensation Options”) to purchase that number of Common Shares equal to 7% of the aggregate number of Common Shares sold in the Offering (140,000 Common Shares assuming the Minimum Offering or 420,000 Common Shares assuming the Maximum Offering) at a price of $0.50 per Common Share for a period of 12 months following the Closing Date (as hereinafter defined), subject to adjustment in certain events. The Corporation has also agreed to reimburse the Agent for its reasonable expenses in connection with the Offering. This prospectus qualifies the distribution of the Compensation Options. See “Plan of Distribution”.

(2)
Before deducting expenses of the Offering, estimated at $200,000 (excluding the Commission but including fees and expenses of the Agent (including its legal expenses) and the legal expenses of the Corporation), which will be paid from the proceeds of the Offering.

There is currently no market through which the Common Shares may be sold and purchasers may not be able to resell the Common Shares purchased under this prospectus.  This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors”. The Corporation has applied to list the Common Shares on the TSX Venture Exchange (the “TSXV”).  Listing on the TSXV is subject to the Corporation fulfilling all of the listing requirements of the TSXV, including distribution of the Common Shares to a minimum number of public security holders and financial requirements.

As at the date of this prospectus, the Corporation does not have any of its securities listed or quoted, has not applied to list or quote any of its securities, and does not intend to apply to list or quote any of its securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside Canada and the United States of America other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.

The Agent, as agent on behalf of the Corporation for purposes of the Offering, conditionally offers the Common Shares on a commercially reasonable efforts basis, subject to prior sale, if, as and when issued by the Corporation and accepted by the Agent in accordance with the conditions contained in the Agency Agreement referred to under “Plan of Distribution” and subject to the approval of certain legal matters on behalf of the Corporation by Wildeboer Dellelce LLP of Toronto, Ontario and on behalf of the Agent by Fogler, Rubinoff LLP of Toronto, Ontario.

Agent’s Position	Maximum Size	Exercise Period	Exercise Price

Compensation Options	Options to purchase up to 420,000 Common Shares(1)	12 months from the Closing Date	$0.50 per Common Share
Notes:
(1)	Assuming completion of the Maximum Offering.

An investment in the Common Shares is highly speculative due to various factors, including the nature of the Corporation’s business and its stage of development.  Investments in mineral resource issuers involve a significant degree of risk. These securities are only suitable for investors who can afford the total loss of their investment. See “Risk Factors”.

Subscriptions for the Common Shares will be received subject to rejection or allotment, in whole or in part, and the right is reserved to close the subscription books at any time without notice.  The completion of the sale of securities pursuant to the Offering (the “Closing”) will take place on such day or days as the Agent and the Corporation may mutually agree upon (each referred to herein as a “Closing Date”). Provided that the Minimum Offering is subscribed for, it is expected that an initial Closing will occur on or about ●, 2010 or such date as may be agreed to by the Corporation and the Agent, but in any event no later than ●, 2010.  The Offering will not continue for a period of more than 90 days after the date of the receipt for the (final) prospectus in respect of the Offering if subscriptions representing the Minimum Offering are not obtained within such 90 day period, unless the Agent and each of the subscribers within such period consent to its continuation. The Agent, pending Closing of the Minimum Offering, will hold in trust all subscription funds received pursuant to the provisions of the Agency Agreement. If the Minimum Offering is not completed, the subscription proceeds received by the Agent in connection with the Offering will be returned to subscribers without interest or deduction unless such subscribers have instructed the Agent otherwise. Certificates representing the Common Shares will be issued in registered form to CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and will be deposited with CDS on the Closing Date. Purchasers will receive only a customer confirmation from the registered dealer through which Common Shares are purchased.  See “Plan of Distribution”.

-ii-

The registered office of the Corporation is located at Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario, M5H 2V1.  The head office of the Corporation is located at Suite 201, 290 Picton Avenue, Ottawa, Ontario, K1Z 8P8.

AGENT:

Union Securities Ltd.
Suite 115, 240 - 4th Avenue S.W.
Calgary, Alberta,  T2P 4H4

T: (403) 205-2211
F: (403) 237-5546

-iii-

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	3
MARKET AND INDUSTRY DATA	3
CURRENCY	3
GLOSSARY AND ABBREVIATION OF TERMS	4
METRIC CONVERSION TABLE	7
ELIGIBILITY FOR INVESTMENT	7
THE CORPORATION	8
DESCRIPTION OF THE BUSINESS	8
USE OF PROCEEDS	25
SELECTED FINANCIAL INFORMATION	26
MANAGEMENT’S DISCUSSION AND ANALYSIS	27
DESCRIPTION OF THE SECURITIES DISTRIBUTED	36
CAPITALIZATION	37
OPTIONS TO PURCHASE SECURITIES	37
PRIOR SALES	39
ESCROWED SECURITIES	39
PRINCIPAL SHAREHOLDERS	41
DIRECTORS AND OFFICERS	41
AUDIT COMMITTEE INFORMATION	46
CORPORATE GOVERNANCE	47
EXECUTIVE COMPENSATION	49
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	51
PLAN OF DISTRIBUTION	51
RISK FACTORS	53
PROMOTERS	58
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	58
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	58
AUDITORS, TRANSFER AGENT AND REGISTRAR	58
MATERIAL CONTRACTS	58
EXPERTS	59
PURCHASERS’ STATUTORY RIGHT OF WITHDRAWAL AND RESCISSION	59
AUDITORS’ CONSENT	F-1
FINANCIAL STATEMENTS	F-2
APPENDIX “A”	A-1
APPENDIX “B”	B-1
CERTIFICATE OF THE CORPORATION	C-1
CERTIFICATE OF THE PROMOTER	C-1
CERTIFICATE OF THE AGENTS	C-2

PROSPECTUS SUMMARY

The following is a summary of the principal features of the Offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

The Corporation:
Northern is a mineral exploration and development company which holds a 100% interest in the Bissett Creek graphite project located in Ontario (the “Bisset Creek Project”). The principal business carried on and intended to be carried on by the Corporation is the exploration and potential development of the Bissett Creek Project. The Corporation intends to complete a pre-feasibility study and permitting of the Bissett Creek Project and to be in a position to make a construction decision regarding the Bissett Creek Project over the next 12 to 18 months.  See “Description of the Business” and “The Bissett Creek Project”.

The Offering:	A minimum of 2,000,000 and a maximum of 6,000,000 Common Shares. See “Plan of Distribution”.

Amount:	$1,000,000 (Minimum Offering). $3,000,000 (Maximum Offering).

Price:	$0.50 per Common Share.

Use of Proceeds:
The net proceeds from the Offering (after deducting the Commission and other costs and expenses in connection with the Offering) are estimated to be $730,000 assuming the Minimum Offering or $2,590,000 assuming the Maximum Offering, which will be used to finance the exploration of the Bissett Creek Project, the completion of a pre-feasibility study, metallurgical testing and infill confirmatory drilling and environmental and mine permitting. See “Description of the Business” and “Use of Proceeds”.

Risk Factors:
An investment in the securities offered hereunder should be considered highly speculative.  The securities are suitable only for those investors who are willing to rely upon the ability, judgement and integrity of the management and directors of the Corporation in making an investment decision and who can afford a total loss of their investment.  In evaluating these securities, investors should carefully consider a number of risk factors, including:

•     the Bissett Creek Project will be the Corporation’s sole asset for the foreseeable future and is in the advanced exploration stage.  A significant graphite resource has been identified on the mining leases and claims comprising the Bissett Creek Project but there is no assurance that it is a commercially viable ore deposit;

•     the exploration and development of mineral projects involve significant financial risks and are subject to all of the hazards and risks normally encountered in mineral exploration and development;

•     the Corporation does not currently carry insurance against the hazards and risks normally encountered in mineral exploration and development and there is no assurance that such insurance will be available in the future, or if available, at economically feasible premiums or acceptable terms.  The potential costs associated with losses or liabilities not covered by insurance coverage may have a material adverse effect upon the Corporation’s financial condition;

•     the Corporation has a limited operating history and no operating revenues and is unlikely to generate revenues from operations in the immediate future;

•     the Corporation has limited financial resources and they are not sufficient to develop the Bissett Creek Project and there is no assurance that additional financing will be available for the Corporation to continue its exploration and development programs  or to finance the Corporation’s future growth and operations;

•     the Corporation is subject to extensive government regulation and there can be no assurance that it will be able to obtain on reasonable terms, or maintain, all necessary approvals, licenses and permits, or renewals thereof, or that compliance with applicable legislation and regulations will not adversely affect the Corporation or its present and future properties;

•     the Corporation is substantially dependent upon its senior management and its ability to retain the services of these persons;

•     the mineral exploration and mining business is highly competitive and the Corporation competes with other companies and individuals which have greater technical and financial resources;

•     there can be no guarantee that title to the Bissett Creek Project has been properly recorded or that the Corporation’s property interests may not be challenged;

•    the Corporation’s operations are subject to environmental laws and regulations, which may include reclamation obligations;

•     the price and marketability of industrial minerals may fluctuate widely, and are subject to factors beyond the Corporation’s control; and

•     there is currently no market for the Common Shares and there is no assurance that after the Offering is completed an active market for the Common Shares will develop or be sustained or that the market price of the Common Shares will not decline below the Offering Price.

See “Risk Factors”.

Summary of Financial Information:
The selected financial information set out below is based on and derived from the audited financial statements of the Corporation for the year ended December 31, 2009 and the unaudited interim financial statements of the Corporation for the six-months ended June 30, 2010, prepared in accordance with Canadian generally accepted accounting principles, and should be read in conjunction with “Selected Financial Information” and “Management’s Discussion and Analysis” and the financial statements of the Corporation and the notes thereto included elsewhere in this prospectus.

	Year Ended December 31, 2009 (audited)	Six-Months Ended June 30, 2010 (unaudited)
Total expenditures	$572,273	$240,932
Net loss	$1,215,264	$212,395
Basic and diluted loss per share	$0.10	$0.01
Total assets	$1,255,430	$2,685,311
Total liabilities	$11,616,370	$990,204
Shareholders’ equity/(deficit)	$(10,360,940)	$1,695,107

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” which reflect management’s expectations regarding the Corporation’s future growth, results of operations, performance and business prospects and opportunities.  Such forward-looking statements may include, but are not limited to, statements with respect to the future financial or operating performance of the Corporation and its projects, the future price of graphite or other metal prices, the estimation of Mineral Resources, the timing and amount of estimated future production, costs of production, capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, limitations of insurance coverage and the timing and possible outcome of regulatory matters. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others: general business, economic, competitive, political and social uncertainties; the actual results of current exploration activities; conclusions of economic evaluations; fluctuations in currency exchange rates; changes in project parameters as plans continue to be refined; changes in labor costs or other costs of production; future prices of graphite or other industrial mineral prices; possible variations of mineral grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes and other risks of the mining industry, including but not limited to environmental hazards, cave-ins, pit-wall failures, flooding, rock bursts and other acts of God or unfavorable operating conditions and losses; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; actual results of reclamation activities, and the factors discussed in the section entitled “Risk Factors” in this prospectus. Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this prospectus and the Corporation disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by management on the basis of its knowledge of and experience in the industry in which the Corporation operates (including management’s estimates and assumptions relating to such industry based on that knowledge). Management’s knowledge of such industry has been developed through its experience and participation in such industry. Although management believes such information to be reliable, none of the Corporation, management or the Agent has independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the Agent has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

CURRENCY

Unless otherwise indicated, all amounts herein are stated in Canadian dollars ($).

GLOSSARY AND ABBREVIATION OF TERMS

“alteration” means any physical or chemical change in a rock or mineral subsequent to its formation;

“assay” means the analysis of minerals and mine products to determine the concentration of their components;

“biotite” means a dark-colored, soft, monoclinic mica found in igneous, metamorphic and sedimentary rocks;

“carbonate” means a mineral containing CO3;

“core drilling” means drilling that uses hollow diamond-studded drill bits on the end of the drill stem to produce lengths of cylindrical rock of varying diameter.  It has the advantage over other drilling methods of producing a solid core sample of the rock the drill has passed through, rather than chips, enabling more accurate determination and characterization of rock types, mineralization, and structures encountered, and their orientations in three dimensions;

“C” means carbon;

“CO3” means carbon trioxide, an unstable oxide of carbon;

“deformation” means the folding and faulting of rocks as a result of various geological forces;

“diamond drilling” means drilling with diamond-tipped drill bits, as per “core drilling”, above;

“dip” means direction or angle that the plane of a rock formation makes with the horizontal;

“diluted” means a volume of ore that has been mixed with volumes of surrounding rocks that carry low (or no) values of the metal(s) sought, thus diluting the overall grade of the ore extracted.  At least some dilution is frequently unavoidable in mining operations, and may in fact be necessary to extract very narrow orebodies.  Therefore, the diluted grade is the more relevant one from a mining perspective vis-à-vis the in-situ grade;

“double LOI” means double loss on ignition, a combustion analysis technique used to determine the carbon content of inorganic material;

“fold” means a rock unit or package of rocks that has been folded due to pressure from geological forces;

“gneiss” means a common and widely distributed type of rock formed by high-grade regional metamorphic processes from pre-existing formations that were originally either igneous or sedimentary rocks;

“grade” means the element or metal content per unit of material;

“graphite” means a soft, steel-gray to black, crystalline form of carbon used in steel making, automotive parts, electric motors, batteries, lead pencils, lubricants and other industrial purposes;

“ha” means hectare;

“Indicated Resource” means that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed;

“Inferred Resource” means that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.  As an Inferred Resource is not a Mineral Reserve, it does not, as such, demonstrate economic viability;

“IRR” means internal rate of return;

“km” means kilometre;

“leasehold” means the Corporation’s right to possess, use, explore, and extract minerals or metals from the Bissett Creek Project for a fixed period of time;

“LECO” means a combustion analysis technique used to determine the level of carbon, nitrogen, oxygen or sulphur in inorganic material;

“m” means metre;

“Measured Resource” means that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of  technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity;

“metallurgical studies” means studies pertaining to the physical and chemical properties and behaviour under varying conditions of rocks, minerals, mineralization and ore, their metallic elements and intermetallic compounds, and their mixtures (alloys), and the processes required to optimize the extraction of particular metals;

“metamorphism” means the processes by which changes are brought about in rocks within the Earth’s crust through heat, pressure and chemically active fluids;

“mill” means to grind ore such that particle sizes are reduced.  The word may also refer in the mining business to a minesite plant containing equipment and processes designed to treat ore from the mine in such a way that the contained metals are extracted;

“mineral” means a naturally occurring inorganic substance typically with a crystalline structure;

“Mineral Reserve” means the economically mineable part of a Measured Resource or an Indicated Resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A Mineral Reserve includes diluting materials and allowances for losses that may occur when the material is mined;

“Mineral Resource” means a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge;

“mineralization” means rock that is mineral-bearing, these minerals potentially containing, or found in association with, metals of value;

“NI 43-101” means National Instrument 43-101 – Standards for Disclosure for Mineral Projects, adopted by the Canadian Securities Administrators;

“NPV” means net present value;

“NSR” means net smelter return royalty;

“ore” means a mineral or rock that can be extracted economically;

“ore body” means a mass of ore with defined geometry;

“outcrop” means a rock unit exposed on surface;

“patented mining claim” means, in Ontario, mining claims that do not have assessment work expenditures or reporting requirements.  These claims remain in good standing as long as applicable taxes are paid to the local municipality;

“Percussion drilling” means a drilling method whereby a hammer unit is driven by compressed air giving a series of short, rapid blows to the drill rods or bit, and at the same time applying a rotating motion, with the objective of increasing penetration in hard-rock formations, creating better and larger cuttings of the rock for analysis, and lowering drilling costs;

“plan” means ‘plan view’, that is, a drawing or map that renders a view of an area, whether surface or underground, as drawn from an overhead perspective;

“pre-feasibility study” means an initial engineering assessment of the economic viability of mining a deposit taking into account geological, metallurgical, mining, environmental, legal and economic factors.  A pre-feasibility study can form the basis for a production decision or may indicate that further investigations including a full feasibility study are required;

“preliminary assessment” means a study that includes an economic analysis of the potential viability of mineral resources taken at an early stage of a project prior to the completion of a pre-feasibility study;

“pyrrhotite” means an iron sulfide mineral with a variable iron content and the chemical formula FeS. It is weakly magnetic;

“pyrite” means an iron sulphide mineral with chemical formula FeS2;

“reserve” means “Mineral Reserve”, as defined above;

“resource” means “Mineral Resource”, as defined above;

“section” means a drawing or view, taken in the vertical plane, through a body of rock;

“SEDAR” means the System for Electronic Document Analysis and Retrieval accessible online at www.sedar.com;

“sericite” means a fine grained mica mineral, a common alteration product of orthoclase or plagioclase;

“SGS” means SGS Canada Inc., formerly Systèmes Geostat International Inc.;

“shear” means a zone of deformation caused by sliding of one layer of rock across another, with deformation and fracturing in the direction parallel to the movement;

“strike” means the horizontal level direction or bearing of an inclined rock bed, structure, vein or stratum surface. The direction is perpendicular to the direction of dip;

“structure” means the faults, shear zones and folds in a body of rock and their interplay, along with the geological forces that gave rise to them;

“sulphide” means a mineral in which the element sulphur is in combination with one or more metallic elements;

“tailings” means the finely ground material that remains after all economically recoverable metals or minerals of economic interest has been removed from the ore through milling and processing.  Tailings may or may not contain economically recoverable metals or minerals;

“Technical Report” means the technical report entitled “Preliminary Assessment on the Bissett Creek Graphite Property of Northern Graphite Corporation” dated July 16, 2010 prepared by Gilbert Rousseau P.Eng and Claude Duplessis P.Eng, each independent qualified persons under NI 43-101, of SGS Canada Inc.;

“tpd” means tonne per day;

“UTM” means the Universal Transverse Mercator coordinate system, a grid-based method of specifying locations on the surface of the Earth;

“vein” means a fissure, fault or crack in host rock, of varying dimensions, filled by minerals that have travelled upwards from a deeper source;

“volcanic” means extrusive igneous rock that has been produced by eruption and rapidly cooled and solidified on or near the earth's surface;

“wall rock” means rock immediately adjacent to a vein or fault; and

“zone” means a volume of rock that is mineralized, or encompasses a particular feature, such as a fault, shear or orebody.

METRIC CONVERSION TABLE

In this prospectus, both imperial and metric measures may be used with respect to mineral properties.  Conversion rates from imperial to metric and from metric to imperial are provided below:

Imperial Measure = Metric Unit		Metric Unit = Imperial Measure

2.47 acres	1 hectare	0.4047 hectare	1 acre
3.28 feet	1 metre	0.3048 metre	1 foot
0.62 mile	1 kilometre	1.609 kilometres	1 mile
0.032 ounce (troy)	1 gram	31.103 grams	1 ounce (troy)
1.102 tons (short)	1 tonne	0.907 tonne	1 ton (short)
0.029 ounce (troy)/ton	1 gram/tonne	34.28 grams/tonne	1 ounce (troy/ton)

ELIGIBILITY FOR INVESTMENT

In the opinion of Wildeboer Dellelce LLP, counsel to the Corporation, and Fogler, Rubinoff LLP, counsel to the Agent, based on the provisions of the Income Tax Act (Canada) and the regulations thereunder (collectively the “Tax Act”) and the proposals to amend the Tax Act publicly announced prior to the date hereof, the Common Shares will, provided the Common Shares are listed on a designated stock exchange (which includes the TSXV) on the date of issue, be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered disability savings plans, deferred profit sharing plans, registered education savings plans and tax-free savings accounts as defined in the Tax Act. The Common Shares will not be a “prohibited investment” for a trust governed by a tax-free savings account on such date provided the holder of the tax-free savings account deals at arm’s length with the Corporation for purposes of the Tax Act and does not have a significant interest (within the meaning of the Tax Act) in the Corporation or in any person or partnership with which the Corporation does not deal at arm’s length for purposes of the Tax Act.

THE CORPORATION

Name and Incorporation

The Corporation was incorporated on February 25, 2002 under the Business Corporations Act (Ontario) as “Industrial Minerals Canada Inc.” Pursuant to articles of amendment dated March 1, 2010, the Corporation changed its name to “Northern Graphite Corporation” and subdivided its then outstanding Common Shares. Pursuant to articles of amendment dated August 10, 2010, the Corporation amended its articles to remove certain private company restrictions and cumulative voting provisions. The principal business carried on and intended to be carried on by the Corporation is the exploration and potential development of the Bissett Creek Project. See “Description of the Business”.

The registered office of the Corporation is located at Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario, M5H 2V1. The head office of the Corporation is located at Suite 201, 290 Picton Avenue, Ottawa, Ontario, K1Z 8P8.

Intercorporate Relationships

The Corporation has no subsidiaries.

DESCRIPTION OF THE BUSINESS

Description of the Business

Northern is a mineral exploration and development company which holds a 100% interest in the Bissett Creek Project. The Bissett Creek Project consists of Ontario mining lease number 106693 measuring 564.569 hectares (the “Mining Lease”), and unpatented mining claims numbered 1192304, 1192305, 1192306, 1192307, 4200145 and 4200146 totalling 39 units or approximately 624 hectares (the “Mining Claims”), all contiguous to one another and located in the United Townships of Head, Clara and Maria, in the County of Renfrew, Province of Ontario. The Mining Lease was originally granted to a predecessor lessee by the Province of Ontario in 1993 with a twenty-one year term and annual rental payments payable to the Ontario Ministry of Northern Development, Mines and Forestry (the “MNDM”) in an amount prescribed by the Mining Act (Ontario). See “The Bissett Creek Project”.

The principal business carried on and intended to be carried on by the Corporation is the exploration and potential development of the Bissett Creek Project. The Corporation has no other properties or rights to acquire other properties. Subsequent to the completion of the Offering, the Corporation intends to continue with the environmental and mine permitting process, the completion of a pre-feasibility study, which will include metallurgical testing and infill confirmation drilling, and an infill and regional drilling program of the Bissett Creek Project. The Corporation intends to be in a position to make a construction decision on the Bissett Creek Project in the 12 to 18 months following the Closing Date depending on the results of the pre-feasibility study, the receipt of all required permits and regulatory approvals and the availability of capital to build a mine.  See “The Bissett Creek Project – Interpretation, Conclusion and Recommendations”.

The Minimum Offering will provide the Corporation with sufficient financial resources to fund all of the costs of the recommended exploration and development program on the Bissett Creek Project.  See “The Bissett Creek Project – Interpretation, Conclusion and Recommendations” and “Use of Proceeds”.  The Corporation’s ability to finance any work beyond the recommended program will depend on, among other things, the availability of additional financing. See “Risk Factors”.

The Bissett Creek Project is subject to a royalty of $20 per tonne of graphite concentrate produced from the Bissett Creek Project and a 2.5% NSR on any other minerals or metals produced from the Bissett Creek Project, both of which are payable to the original prospectors who identified and staked the Bissett Creek Project. An annual advance royalty of $27,000 is payable in two equal instalments on March 15 and September 15 of each year, which will be credited against the royalty in respect of graphite concentrate produced from the Bissett Creek Project.

The Corporation currently has no significant employees other than its officers. The Corporation currently retains consultants to assist in its operations on an as-needed basis.

Three Year History

Until March 1, 2010, the Corporation was a wholly-owned subsidiary of Industrial Minerals, Inc. (“Industrial Minerals”), a corporation incorporated under the laws of Delaware which is listed on the over-the-counter bulletin board in the United States (OTC-BB: IDSM) and is a reporting issuer in the Province of British Columbia. Industrial Minerals acquired the Mining Lease and a number of associated mining claims in 2002 and assigned them to the Corporation in 2003. The original mining claims subsequently expired and the Corporation re-staked the Mining Claims, which cover essentially the same area.

The Corporation filed a mine closure plan with the MNDM in 2004, the acceptance of which by MNDM authorized Northern to proceed with the construction of a mine and processing plant on the Bissett Creek Project property.  A small processing plant, based on a dry recovery process, was constructed and a very small amount of material was mined.  However, the performance of the dry process was unsatisfactory, commercial operation was never achieved, and the Bissett Creek Project has been kept on a care and maintenance basis since 2005.

In May 2007, the Corporation retained SGS Canada Inc., formerly and then named Systèmes Geostat International Inc. (“SGS”), to prepare a NI 43-101 compliant technical report on the Bissett Creek Project, including a preliminary assessment. The Corporation received the completed technical report from SGS in December 2007 and intended at that time to proceed with additional exploration drilling, pilot plant testing and preparation of a feasibility study on the Bissett Creek Project.  However, this was not accomplished due to Industrial Minerals’ lack of financial resources.

Between March 2007 and June 2008, Industrial Minerals experienced a number of changes in directors and management as it attempted to develop and execute a strategy for the exploration and development of the Bissett Creek Project. Eventually, these changes resulted in Gregory Bowes joining the Board of Industrial Minerals on June 23, 2008 as an independent director. Mr. Bowes was also made a director of the Corporation on July 9, 2008.

In October 2008, Industrial Minerals, under the direction of its newly reorganized management and Board of Directors, engaged RBC Capital Markets as financial advisor with respect to strategic options facing the company, including raising financing for the continued exploration and development of the Bissett Creek Project, the potential sale of Industrial Minerals or the Bissett Creek Project or an alternative merger or strategic transaction. Industrial Minerals was unable to secure financing or another transaction, particularly given the market and economic conditions which arose in the fall of 2008, and the agreement with RBC Capital Markets was terminated in June 2009.

Faced with the lack of prospects for the exploration and development of the Bissett Creek Project through Industrial Minerals, the management and Board of Directors of Industrial Minerals determined that the best prospects for the continued exploration and development of the Bissett Creek Project would be through the Corporation independently seeking its own financing and pursuing a going public transaction in Canada. Mr. Bowes was appointed as the President and Chief Executive Officer of the Corporation effective May 1, 2009 with the objective of executing upon this strategy.

On October 27, 2009, Northern entered into a letter of intent to effect a business combination with Rattlesnake Ventures Inc. (“RVI”) which would have constituted the Qualifying Transaction of RVI, a Capital Pool Company, and would have resulted in the Corporation becoming publicly listed on the TSXV.  In conjunction with the proposed RVI transaction, the Corporation also signed an engagement letter with Research Capital Corporation to complete, on a best efforts basis, a financing for the Corporation consisting of up to $3,000,000 in subscription receipts at a price of $0.50 per subscription receipt and $3,000,000 in flow-through Common Shares at a price of $0.50 per share.  Each subscription receipt was, subject to the satisfaction of certain conditions, convertible into one unit consisting of one Common Share and one half of one Common Share purchase warrant of the Corporation.  These transactions were not completed and the agreements with RVI and Research Capital Corporation were subsequently terminated in February 2010.

In order to obtain working capital so that the Corporation could pay certain debts and continue to seek additional financing, the Corporation issued $600,000 in non-interest bearing senior secured convertible notes (the “Notes”) in November 2009 and January 2010. The Notes were automatically converted into units of the Corporation effective March 10, 2010 in accordance with their terms upon the Corporation having completed financings for proceeds of not less than $1,000,000 as described below, at a 30% discount to the financing price.

On March 1, 2010, the Corporation changed its name to “Northern Graphite Corporation” and subdivided its then outstanding Common Shares to result in Industrial Minerals owning 11,750,000 Common Shares.

In March 2010, the Corporation completed non-brokered private placements pursuant to which it issued an aggregate of 7,327,000 units at a price of $0.25 per unit for gross proceeds of $1,831,750, each unit consisting of one Common Share and one share purchase warrant exercisable to acquire one Common Share at an exercise price of $0.35 for a period of 18 months from the date upon which the Corporation or its successor becomes a reporting issuer in a jurisdiction of Canada.

As a result of Northern having raised proceeds of more than $1,000,000 under the private placements, the Notes were converted effective March 10, 2010 into 3,428,571 units, each unit consisting of one Common Share and one share purchase warrant exercisable to acquire one Common Share at an exercise price of $0.245 for a period of 18 months from the date upon which the Corporation or its successor becomes a reporting issuer in a jurisdiction of Canada.

In March 2010, the Corporation also issued 400,000 units, with the same terms as the units issued under the private placements, as part of debt settlement agreements with three creditors. The Corporation also issued 31,354 Common Shares in June 2010 to settle two additional claims.

Following the completion of the private placements, the debt settlements and the conversion of the Notes, Industrial Minerals owns 51.2% of the issued and outstanding shares of Northern. It is contemplated that, subject to applicable Canadian and United States securities laws, Industrial Minerals will distribute all of the Common Shares that it owns to its shareholders on a pro rata basis in the near future following the completion of the Offering.

The net proceeds from the issuance of the Notes and the private placements of the Corporation has enabled Northern to commence a drilling program, the pre-feasibility study, metallurgical testing and the environmental and mine permitting process for the Bissett Creek Project.

In the Technical Report, SGS has updated the preliminary assessment it initially prepared for the Corporation in December 2007, and SGS has also been engaged to complete the pre-feasibility study, which is expected to be finished in the fourth quarter of 2010.  As part of this process, SGS will complete a new suite of metallurgical tests to confirm previous results and also to exam the potential to produce saleable by-products and value added graphite products for specialty markets.

In July 2010, the Corporation commenced a 2,500 metre drill program on the Bissett Creek Project with the objectives of upgrading Inferred Resources to Measured Resources and Indicated Resources, confirming results of historical drilling, and expanding the resource to demonstrate the potential to significantly increase production in the future if warranted by graphite demand.

The current resource estimate on the Bissett Creek Project is based on approximately 8,400m of drilling in 242 holes completed during the 1980s.  Six confirmation holes were drilled in 2007 and the current program includes 13 additional twin and infill holes to further confirm previous results and support the calculation of a proven and probable reserve in the pre-feasibility study.  The drill program has also been designed to upgrade the existing resource such that the pre-feasibility study can evaluate the economics of a 20 year operation based on Measured Resources and Indicated Resources only.

The graphitic gneiss unit which hosts the Bissett Creek deposit outcrops at surface in a band that is approximately one kilometre wide and three kilometres in strike, and dips to the east at approximately 20 degrees.  Drilling to date and the planned open pit from the Technical Report only cover the southern portion of the graphitic unit.

The Corporation has also engaged Knight Piesold Consulting to define and complete all environmental and engineering studies required to file a closure plan amendment for the Bissett Creek Project and to prepare and submit all permit applications required to initiate construction and mining.  This process includes community and First Nations consulting.

During the course of the Corporation’s reorganization, on August 18, 2009, Industrial Minerals was advised by the British Columbia Securities Commission (the “BCSC”) that the BCSC had issued a cease trade order against it for failure to file a NI 43-101 compliant technical report in connection with the November 2007 announcement by Industrial Minerals of a mineral resource estimate and the results of a preliminary assessment for the Bissett Creek Project and subsequent similar disclosure. Industrial Minerals had been designated a reporting issuer in British Columbia by the BCSC pursuant to British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over-the-Counter Markets (“BCI 51-509”) on September 15, 2008. The technical report had been completed and Industrial Minerals’ disclosure was consistent with it, but the report was not filed with the BCSC due to the financial difficulties being experienced by Industrial Minerals. The cease trade order remains in effect. Industrial Minerals intends to cease being a reporting issuer in British Columbia under BCI 51-509 or apply to revoke the cease trade order of the BCSC. Mr. Bowes, who has remained a director of Industrial Minerals, took over as Chief Executive Officer and Chief Financial Officer of Industrial Minerals on May 10, 2010 following the resignation of Robert Dinning from such offices.

Trends

There are significant uncertainties regarding the prices of industrial minerals as well as gold and other precious metals and in the availability of equity financing for the purposes of mineral exploration and development.  For instance, the prices of industrial minerals, including graphite, silver, gold, and other precious metals have fluctuated widely in recent years and it is expected that wide fluctuations may continue.  Management of the Corporation is not aware of any trend, commitment, event or uncertainty both presently known or reasonably expected by the Corporation to have a material adverse effect on the Corporation’s business, financial condition or results of operations other than the normal speculative nature of the natural resource industry and the risks disclosed in this prospectus under the heading “Risk Factors”.

THE GRAPHITE INDUSTRY

Graphite is one of only two naturally occurring polymers of carbon, the other being diamonds. Graphite consists of a two dimensional planar structure whereas diamonds have a three dimensional crystal structure. Graphite is formed by the metamorphism of organic, carbon rich materials which leads to the formation of either crystalline flake graphite, fine grained amorphous graphite, or crystalline vein or lump graphite. Graphite is a non-metal but has many properties of metals and is desirable for its thermal and electrical conductivity, resistance to acids and heat, chemical inertness, and lubricity.

Because of supply concerns relating to the fact that China produces 80% of the world’s graphite, and to potential demand growth from new applications such as lithium-ion batteries, the European Union recently announced that graphite is one of 14 “critical mineral raw materials” considered to be in supply risk.

Uses

Graphite is primarily used in the steel industry where it is added to bricks which line furnaces (“refractories”) to provide strength and resistance to heat, used to line ladles and crucibles, and added to steel to increase carbon content.  Graphite is also used extensively in the automobile industry in gaskets, brake linings and clutch materials.  It has a myriad of other industrial uses including electric motors (carbon brushes), batteries, lubricants and pencils.  The graphite commonly used in golf clubs and tennis rackets is synthetic graphite made from petroleum coke.

2009 World Consumption of Natural Graphite by end-use

Source: Industrial Minerals magazine

Imports and exports of natural graphite have been growing at 6% per year since 2001, largely driven by the ongoing modernization of China and India and other emerging economies and demand from traditional industrial applications.  However, emerging applications including lithium-ion batteries, fuel cells and nuclear and solar power have the potential to create significant incremental demand growth in the future.

Lithium-ion batteries are preferred over conventional nickel metal hydride batteries in most applications due to their greater energy density, power density, charge efficiency, and thermal stability parameters. In simple terms, lithium-ion batteries are smaller, lighter, more powerful, more efficient and more stable than conventional nickel metal hydride batteries, which makes them more desirable in most applications.  Lithium-ion batteries have emerged as one of the markets with the greatest potential to increase natural graphite demand as graphite is the second largest input material for these batteries. For example, there is 20 times more graphite in a lithium-ion battery than there is lithium.

Lithium-ion batteries are now used in the majority of portable electronic devices such as cell phones and laptops which caused demand for these batteries to grow by 65% from 2004-2008.  The market for such portable devices, as well as the rate of penetration of lithium-ion batteries, are both expected to continue growing strongly.  In addition, lithium-ion batteries are now beginning to be used in larger applications such as power tools and scooters.

However, the largest potential market for lithium-ion batteries, and therefore graphite, is expected to be increased production of hybrid electric vehicles (“HEV”) and electric vehicles (“EV”).  It is estimated that there is over 10kg of graphite in a HEV and over 70kg in an EV using lithium-ion batteries.   Almost every major automotive producer currently has or is working on an HEV or EV. Examples include the Chevrolet Volt and the Nissan Leaf.  Canaccord Capital Inc. estimates that the HEV and EV market will grow to 11 million units by 2015 and that by 2020 the market penetration rate of HEVs and EVs will reach 10-20%.  According to Canaccord Capital Inc., this will increase incremental global lithium carbonate demand for battery applications by 286,000 tonnes. The natural flake graphite required to meet this demand is over 1.5 million tonnes, which is well above current annual worldwide production of natural flake graphite.

The spherical or potato shaped graphite used in lithium-ion batteries can only be made from flake graphite that can be economically purified to 99.98%C.  Only 40% of the one million tonnes of graphite produced annually is flake and not all is suitable for lithium-ion battery applications.  Synthetic graphite offers the only alternative to natural graphite for the manufacture of lithium-ion batteries. However, natural graphite has a performance advantage, although the gap is narrowing, and it is much less expensive as synthetic graphite is made from petroleum coke which is tied to the price of oil.

The United States Geological Survey has stated that fuel cells have the potential to consume as much graphite as all other uses combined.  Fuel cells also require high purity flake graphite.

Production

World production of natural graphite was just over one million tonnes in 2008.  Production of natural graphite is almost as large as the global nickel market, much larger than the markets for molybdenum or tungsten, and substantially larger than the markets for lithium or rare earth elements.  Of all global production, 40% is accounted for by flake graphite, 1% by vein graphite and the remainder is low value, amorphous graphite.  Graphite production has not increased substantially since 2001 due to a combination of low prices, a lack of investment and development, and weak demand in the first part of this decade.

	World Production of natural graphite by country (tonnes)
	2001	2002	2003	2004		2005		2006	2007		2008(2)
Europe
Czech Rep.	17,000	16,000	9,000	5,000		3,000		5,000	3,000		3,000
Russia	16,500	12,100	9,500	13,600		14,000		11,100	9,900		9,000
Other	15,265	13,083	5,001	9,600		12,179		9,060	3,060		3,060
Ukraine	7,800	10,500	11,000	10,800		10,700		10,700	10,700		10,700
	56,565	51,683	34,501	39,000		39,879		35,860	26,660		25,760
Africa
Madagascar	12,580	7,522	2,170	7,770		6,400		4,857	5,000		5,000
Zimbabwe	11,837	9,700	6,280	10,267		4,298		6,588	6,600		6,600
	24,417	17,222	8,450	18,037		10,698		11,445	11,600		11,600
N. America
Canada	20,984	15,039	12,500	15,000	(2)	17,000	(2)	15,000	15,000	(2)	16,000
Mexico	21,442	14,065	8,730	14,769		12,357		11,773	9,900		7,229
	42,426	29,104	21,230	29,769		29,357		26,773	24,900		23,229
S. America
Brazil	60,666	60,922	70,739	76,332		75,515		76,194	77,163		78,000

Asia
China	862,000	669,000	710,000	700,000		720,000		720,000	800,000		810,000
India	15,872	15,909	13,081	16,223		18,848		18,658	17,327		17,000
N. Korea	25,000	25,000	25,000	30,000		30,000		30,000	30,000		30,000
Other	6,883	3,773	3,505	5,681		6,469		5,884	9,705		10,115
	909,755	713,682	751,586	751,904		775,317		774,542	857,032		867,115
TOTAL	1,093,829	872,613	886,506	915,042		930,766		924,814	997,355		1,005,704
Notes:
(1)           Source: Roskill Information Services 2009.
(2)           Estimate.

China produces 80% of the world’s graphite but only exports 40% of its production since it is also the world’s largest consumer of graphite. The largest component of global graphite trade is from China to Japan with considerable quantities of Chinese graphite also going to the United States, Europe, South Korea and Taiwan. The largest importers of natural graphite tend to be nations with developed steel industries. Japan is the world’s largest volume graphite importer and, despite being the dominant world supplier, China is also the world’s third largest importer of natural graphite, mostly from North Korea.

70% of Chinese production is low value amorphous graphite and flake graphite that tends to be smaller in flake size and lower in carbon content.  The Chinese industry is characterized by a large number of small producers.  The country is addressing poor labour and environmental standards and a lack of investment and professional mine planning by closing smaller operations and forcing others to consolidate.  In addition, China currently imposes a 20% export duty and a 17% value-added tax on graphite, and an export permit is required.  Export permits are only granted to large producers and provide a means to control exports in the future.  Chinese production is at similar levels to 2001 and, given the lack of investment and mine planning, the closure of marginal operations and the fact that mines are getting deeper and older, growth in Chinese production is questionable.

Like uranium, there is a posted price for graphite which provides a long term guideline but actual sales are negotiated between producers and consumers. Graphite is not sold under long term contracts and there is no futures market.  Prices increase with flake size and carbon content with the +80 mesh, 94% carbon varieties being the premium product and well established producers with guaranteed consistency can generally charge more.  Industrial Minerals magazine polls users every month and publishes a price range for the most popular grades.

Current Graphite Prices by Grade (US$/tonne – CIF Europe), August 2010

	Low	High

Synthetic graphite 99.95%C	$6,200	$19,000
Large flake (+80 mesh) 94-97%C	$1,350	$2,000
Large flake (+80 mesh) 90%C	$800	$1,050
Medium flake (+100 to -80 mesh) 94-97%C	$1,250	$1,600
Medium flake (+100 to -80 mesh) 90%C	$750	$875
Fine flake (-100 mesh) 94-97%C	$850	$1,250
Fine flake (-100 mesh) 90%C	$650	$850
Amorphous powder (80-85%C)	$400	$430

Source: Industrial Minerals magazine

Graphite prices peaked in the $1,300/tonne range for the premium grade (large flake +80 mesh, 94-97%C) in the late 1980s and then declined sharply as Chinese producers dumped product on the market.  Prices did not begin to recover until 2005 and are now in the US$1,350 to $1,800/tonne range for premium grade product as industrial demand remains strong and the effects of new demand from the lithium-ion battery market is beginning to be felt.

Graphite Price History
(US$/tonne, +80 mesh, 94-97%C)

Source: Industrial Minerals magazine

THE BISSETT CREEK PROJECT

The Bissett Creek Project is the subject of the Technical Report, which was prepared for the Corporation by Gilbert Rousseau P.Eng and Claude Duplessis P.Eng of SGS, each of whom is an independent qualified person pursuant to NI 43-101.  The following summary has been prepared with the consent of Messrs. Duplessis and Rousseau and is largely a direct extract of the disclosure contained in the Technical Report.

The Technical Report has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review on SEDAR. A copy of the Technical Report may also be inspected during the period of distribution of the securities offered under this prospectus during normal business hours at the offices of Wildeboer Dellelce LLP, counsel to the Corporation, at Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario, M5H 2V1.

Project Description and Location

The Corporation holds a 100% interest in the Bissett Creek Project, which contains large crystal graphite flakes in a graphitic gneiss deposit near Mattawa, Ontario.  The Bissett Creek Project is located in the United Townships of Head, Clara and Maria, in the County of Renfrew, Province of Ontario, approximately 300 km north-northeast of Toronto.

The Bissett Creek Project consists of the Mining Claims, being a group of six unpatented mineral claims covering approximately 624 hectares, and the Mining Lease, being Ontario mining lease number 106693 issued in 1993 for 21 years covering 564.6 hectares. The total property area is approximately 1,189 hectares, and the actual explored area is less than 60 hectares. The Bissett Creek Project is centred on UTM coordinates 727170 E and 5112025N (NAD 83) on the topographic map (NTS 31L/01).

Royalties on the Bissett Creek Project include an annual advance payment of $27,000 to the three original prospectors that discovered the property which will be credited against a royalty of $20 per ton of concentrate on net sales once the mine is operational, and a 2.5% NSR on any other minerals derived from the property payable to the same parties.

SGS was retained by Northern in May 2007 to prepare a NI 43-101 compliant technical report on the Bissett Creek Project with a preliminary assessment in order to evaluate the economic potential of the Bissett Creek Project. This preliminary assessment was updated in the Technical Report and is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. As well, there is no certainty that the results of this preliminary assessment will be realized by Northern.

The preliminary assessment in the Technical Report covers the scientific and financial aspects of the Bissett Creek Project, the technical aspect of the mining and the construction and operation of milling facilities capable of processing 870,000 tonnes per year of graphitic ore.  Annual production should be in the range of 18,500 tonnes of graphitic flakes, spread more or less in the three following size ranges:  30% +35mesh, 40% -35 to +48 mesh and 30% -48 mesh.  The pre-production scenario envisaged by Northern requires the stripping of the open pit, a tailings pond, a waste dump site, a polishing pond, a 2,500 tpd concentrator and the construction of a power line from Highway 17 to the mine site.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

The Bissett Creek Project is located approximately 17km south of Highway 17, the Trans-Canada Highway, and parallel rail and power lines.  It can be accessed via a very good, all season gravel forestry road for the first 13km and then by a secondary gravel road for the last four kilometres.

Climate

The nearest town to the Bissett Creek Project with the most complete data on the climate is Petawawa, which hosts a military camp.  In Ontario, the climate is generally continental, although modified by the Great Lakes to the south, and precipitation increases from NW to SE.  Annual runoff is from 200 to 600 mm.

Local Resources

The local resources in terms of labour force, supplies and equipment are not sufficient.  However, the area is well served by regional geological and mining service firms in North Bay, which is situated 110 km to the northwest. The nearest town, Mattawa, may also provide some workers for minor services, lodging and living support.

Buildings at the site installed in 2002 by Industrial Minerals provide shelter facilities for small groups, core logging, splitting facilities and some storage. All major services are available in North Bay, while minor ones may be available in Mattawa.

Infrastructure

The access road, the mobile house and stripping of the overburden in certain areas were completed by North Coast Industries Ltd. (“North Coast”), a previous optionee of the project, between 1987 and 1992. The dry process pilot plant building was completed by Industrial Minerals in 2005. All of these are kept in good condition. Presently there are not sufficient catering and sleeping facilities to accommodate more than two workers during a stay at the site.

Sand and gravel are available within the Bissett Creek Project, if additional material should be required.

Presently, there is a no electrical power from Ontario Hydro at the site and electrical power at the site is provided by a small power generator. The Corporation contemplates bringing a power line from Highway 17 to the property in the near future.

In the past, the MNDM and Ontario government have encouraged natural resources development through the granting of permits, title security and financial incentives. Politically, the Ontario government and local Northern Ontario governments are very supportive of mining activities.

Physiography

The Bissett Creek Project is located in rolling hilly terrain. The elevation above sea level ranges from 270 to 320 metres. The property is covered by a mixed forest of conifers and hardwoods. Merchantable red and white pine occurs near the western margin of the property. Soil cover is variable. Rock exposures are found in road cuts and ridge crests. Soil cover is normally sandy, glaciofluvial deposits over ridge areas and glacial lake and stream sediments at lower elevations. Lower lying areas tend to be swampy and covered by moderately thick growth of stunted cedar and swamp grasses.

Recognized overburden depth on the property is variable, ranging from zero metres to ten metres thick in the swampy areas.

History

The Bissett Creek Project was first staked by Frank Tagliamonti and associates in 1980. The same year, Donegal Resources Ltd. optioned the Bissett Creek Project but limited work was performed prior to its decision to abandon the property.

In 1981, Hartford Resources Inc. (“Hartford”) optioned the Bissett Creek Project and staked an additional 24 claims.  In 1984, Princeton Resources Corp. (“Princeton”) acquired a 100% interest in the Bissett Creek Project through the acquisition of Hartford. Hartford had held the claims since 1981 and had conducted some exploration work including line cutting, surveying, and trenching. During the latter part of 1984 through 1986, Princeton carried out a program of mapping, trenching, surveying, drilling, sampling, and testing with the result that 10 million tonnes of approximately 3% graphite were defined.  This resource estimate pre-dates NI 43-101 and is not compliant.  Subsequent work identified areas ranging from 3% to 6% graphite.  In 1985, Princeton set up a base camp and constructed a batch testing plant.

In November 1986, North Coast entered into an option agreement with Princeton whereby North Coast would be awarded a 58% interest in the Bissett Creek Project upon the completion of a batch testing plant, bulk sampling and the production of graphite flake for end user tests. North Coast was awarded its 58% interest in the property in June of 1987 and subsequently acquired Princeton’s remaining 42% interest on February 6, 1989.

In 1986, North Coast hired KHD Canada Inc. (“KHD”) to review the test plant and make process recommendations.  In 1987, the results of these recommendations indicated that the Bissett Creek ore could be concentrated into high grade and high value graphite flakes. A full feasibility study was undertaken and completed in 1989 which deemed the Bissett Creek Project to be viable with a potential +40% IRR. Kilborn Engineering Ltd., KHD, Bacon Donaldson and Associates Ltd. and Cominco Engineering Services Limited determined that the Bissett Creek Project had a minimum of 20 million tonnes grading higher than 3.18% C. This determination is based on historical data pre-dating NI 43-101 and is not NI 43-101 compliant.  North Coast undertook extensive exploration and evaluation work on the Bissett Creek Project. Exploration work included detailed geologic mapping on a scale of 1:100, 700m of trenching and 2,100m of diamond drilling for a total of 7,232m in 160 holes. Percussion drilling totalling 1,207m in 82 holes was also done. This drilling was carried out on a 64m x 46m grid spacing with infill drilling at 23m x 23m.  In addition to the Princeton 3,630 tonne bulk sample, North Coast  collected a number of smaller bulk samples for bench test work by KHD and a large 6,668 tonne bulk sample for pilot testing by EKOF and KHD.

World graphite prices underwent a significant decline in the late 1980’s as China aggressively entered the graphite market, and the Bissett Creek Project was put on hold.  North Coast continued to maintain the leases up until 1997 but graphite prices did not recover sufficiently to warrant proceeding with a mine/mill development at Bissett Creek.

In 2002, Industrial Minerals, through the Corporation, took over the Bissett Creek Project and attempted to develop a dry process flow sheet for the recovery of the graphite flakes. A poorly engineered and flawed design resulted in very little product being produced and continuous or commercial operation was never achieved.

In April 2007, Industrial Minerals, through a new management group, proceeded to review the past documentation and determined that there was sufficient data to proceed with a preliminary assessment study. Graphite prices had recovered significantly as the future for graphite in some applications is increasing at double digit rates. SGS was contracted in May 2007 to produce a NI 43-101 compliant technical report on the Bissett Creek Project.

Geological Setting

The Bissett Creek Project is predominantly underlain by Middle Precambrian age meta-sedimentary rocks. These are divided into graphite gneiss, transitional graphitic gneiss, and barren gneiss for mapping purposes.  The graphitic gneiss is a distinctive recessive weathering unit, commonly exposed along rock cuts, hill tops and occasional cliff faces. It is a calcareous, biotite-amphibole-quartzofelspathic gneiss (generally red-brown to pale yellow-brown weathering). Graphite, pyrite and pyrrhotite occur throughout. Graphite occurs in concentrations visually estimated to be from 1 to 10%. Sulphides occur in concentrations from 1 to 5%. In its unweathered state, the rock unit is pale to medium grey in colour.

This graphite gneiss has a moderate 5 to 20 degree dip to the east and the high grade layer dips 20 to 30 degrees to the south on the property. This unit is sandwiched between the upper barren non-calcareous gneiss, which forms the hanging wall of the deposit and a similar lower barren gneiss which forms the footwall. A total thickness of 75m of graphitic gneiss was intersected by drilling.

The barren gneiss is a pale to dark grey-green non-calcareous unit. Black biotite, dark green amphiboles and red garnets distinguish the units from the graphite bearing varieties.

Exploration and Drilling

In the summer of 2007, following SGS’s recommendation, Northern undertook an independent validation drilling program. The program permitted the development of independent assay results and has also provided material to carry out metallurgical testing and validation.  Six vertical NQ size diamond drill holes were drilled in the eastern part of the deposit for a total of 246.43 meters (808.5 ft) around the location of pit # 1. The last drill hole (DDH-07-06) was drilled in an area of the Bissett Creek Project previously named the “pencil zone”.   Drilling was done by George Downing Estate Drilling Ltd., from August 1 to August 9, 2007. The results obtained from these six holes were consistent with previous drilling done on the Bissett Creek Project.

SGS’s geological and mining-metallurgical engineer visited the site on June 6 and 7, 2007. In addition, the phase 1 independent drilling campaign was carried out and supervised by SGS personnel from the beginning to the end.

Mineralization

The actual sub-horizontal graphitic gneiss was probably an impure greywacke including organic materials. It was metamorphosed under high pressure and temperature and the carbon has been transformed into crystal flakes. As they were formed from sedimentary origin, the graphite flakes are well distributed and occur in successions of low to high density within the graphitic gneiss rock. As in any sedimentary rock, the grade varies less laterally and more across the beds which may be compared to the metasediment graphitic gneiss layers. It is not possible to associate polarity to the gneiss.  However, a higher grade layer within the 70m thick graphitic gneiss was observed at the base of the actual arrangement. This creates layers in the order of 20 meters thick which gently dip south in the western part of the deposit.

Graphite flakes occur disseminated in the gneiss and in variable concentration in the transitional gneiss. The graphite flakes are present as oval to sub rounded particles from 1 to 6 millimetres in diameter.

Sampling and Analysis

Extensive test work was performed in the past on the Bissett Creek graphitic gneiss ore including bulk sampling, pilot plant tests and laboratory work. Many avenues were tested and the consistent result was the high recovery of graphite during processing demonstrating the potential for recovering a significant percentage of the large crystal flakes in the +48 mesh fraction.

During the summer of 2007, in addition to the independent drill program, SGS carried out validation tests on the recovery of graphite and especially the large flakes. This was first done at CFP, a processing laboratory in Val d’Or, Quebec and then assays were done at the COREM facilities in Quebec City. The tests were done on graphitic gneiss rock samples taken from the pit #1 location and acquired during SGS’s first site visit in June 2007. A second battery of tests was also performed at Ortech, with assays at Activation Laboratories Ltd. in Ontario, to further validate the results.  The samples came from parts of the witness core samples housed at the mine site.

These additional tests have allowed SGS to conclude that large flakes were present evenly in the various grades and locations drilled in 2007.  The actual proven graphitic carbon recovery is in the 95% range.  The actual flake size distribution before optimization showed approximately 30% in the +35 mesh size, 40% in the -35 to +48 mesh fraction and 30% in the – 48 mesh portion.

Security of Samples

Review of the sampling preparation, security and analytical procedures used on the Bissett Creek Project in the past were judged to be adequate.  The carbon content determination was done using two methods, the double loss of ignition, (double LOI) and by LECO.

The double LOI method, being the accepted industry standard, is the method used in the previous ore reserve analysis.

The majority of samples were prepared and analyzed at the site facility with regular checks being conducted at SGS Lakefield Research in Lakefield, Ontario, and KHD’s facilities in West Germany.

For the 2007 campaign, sampling preparation, security and analytical procedures were judged to be adequate.  The possibility of tampering is almost nil since the core was split bagged and sealed. The sample bags were under witness of SGS staff until being shipped to the laboratory for preparation and analysis.

Quality Insurance / Quality Control (QI/QC) program

In 2007, SGS did not carry out an extensive QI/QC program during the independent drilling campaign. However, since samples from the pit were prepared and assayed at a different lab and the results were very similar, in SGS’s opinion, the results are still considered reliable and reproducible.

In the proposed definition drilling and exploration program on the Bissett Creek Project, a standard procedure of QI/QC will have to be put in place and be followed with repeats and double lab controls.

Mineral Resource Estimate

In order to be able to properly estimate the Bissett Creek graphite resources, SGS carried out extensive computer modeling of the historical data on the Bissett Creek Project. It should be noted that even if the original data had been computerized in the late1980’s, it was not possible to retrieve it. Requests to SNC-Lavalin (which acquired Kilborn) confirmed that they only had hard copies of the Kilborn reports in their archives. Moreover, the data was done in imperial measures and had to be converted over to metric units. As a result, SGS had to manually enter all of the data to create its resource models.

This process started with computerization of the cross-sections done by the original driller, as well as data from the assay sheets retrieved from the archived records which were available on the Bissett Creek Project. Because of the tremendous amount of historical data in different coordinate systems, the work was tedious, and somewhat complicated by the graphitic carbon assay methods used at that time.

Historically, the carbon content determination of graphite was carried out using two methods: the double loss on ignition (double LOI) approach and a more specific LECO analysis. The double LOI method was and is still being accepted as an industry standard, and this method was the basis for much of the original resource analysis done on the Bissett Creek Project. A limited range of results were also tested using the LECO methodology. In both cases, the majority of the samples were prepared and analyzed at a site facility. Regular checks were also conducted at SGS (Lakefield Research) in Lakefield, Ontario, and KHD’s facilities in West Germany.

SGS’s review of the original results of the two methods confirms that the LOI results were designed more as a graphitic indicator, while the LECO methodology provides a more specific assessment of the resources. To address this issue as it related to the original assays, SGS developed a regression analysis to more effectively extrapolate the results across the ore body, and compare them to the 2007 drill program.

These efforts mean that SGS has carried out modern measurements of the graphitic carbon, which in turn have resulted in a more specific analysis of the graphitic carbon. In doing so, SGS was able to confirm that the LECO grades were consistently 66% of the original LOI grades established for the Bissett Creek Project. It also confirmed that the original LECO results were the more accurate assays of the Bissett Creek graphitic ore.

Within the historical data, only the diamond drill holes were used. In SGS’s opinion, the percussion holes did not have enough description on their methodology to ensure they were as reliable as the drill holes. Drill hole positions from maps were digitized in imperial and converted to metric units. Two conversions occur since they were first transformed into UTM based on a georeference satellite image. Another map from KHD with holes locations was digitized again and converted to the NAD 83 UTM system. Relative positions from one hole to another is maintained.  However, SGS believes the exact hole locations in the new coordinate system to be within a 3 to 5 meter radius. The diamond drill hole database has a total of 164 usable holes, i.e. 6 new holes and 158 historical holes.

The resources are estimated between the overburden surface and graphitic gneiss and the floor on cross section. A block model of 10mN x10mE x 5mZ is used and a fixed specific gravity of 2.63 is employed. The indicated resources are within a well drilled perimeter of approximately 64m x 46m while the inferred resources surround this perimeter with limited extension because of a lack of drilling.  However, outcrops show graphitic gneiss in those extensions.

The first NI 43-101 compliant resources statement is summarized in the table below:

Bissett Creek
Classified resources for public disclosure

	Indicated				Inferred
% Graph C	Tonnage	LOI	Graph C-LECO	In Situ Graphite	Tonnage	LOI	Graph C-LECO	In Situ Graphite
Cut-Off	metric	%	%	(metric tonnes)	metric	%	%	(metric tonnes)
1	20,448,900	2.87	1.97	402,200	26,232,000	2.82	1.90	499,700
1.5	14,641,000	3.19	2.24	327,700	18,027,000	3.19	2.21	397,900
2	8,779,000	3.57	2.58	226,000	10,682,000	3.59	2.51	268,000
2.5	4,562,000	3.95	2.88	131,600	4,621,000	4.17	2.89	133,400
2.7	3,077,000	4.10	3.02	93,000	3,210,000	4.23	3.00	96,400
2.8	2,374,000	4.18	3.10	73,700	2,314,000	4.30	3.10	71,800
3	1,316,000	4.34	3.27	43,100	1,402,000	4.34	3.24	45,400
3.3	469,000	4.59	3.52	16,500	353,000	4.41	3.52	12,400

SG:2.63
Undiluted                 Rounded numbers

The above resources do not include the graphitic gneiss intersected in the holes north of the actual known deposit. SGS recommends that more drilling be done between sections with a detailed topographical survey to support measured mineral resources. In SGS’s opinion, a QI/QC program must be put in place for the next drilling campaign. Actual quality control with different metallurgical testing by SGS is considered sufficient to proceed with the next stage of economical analysis.

Mining Operations

Mine Method

The open pit design in the preliminary assessment contained in the Technical Report is based on a cut-off grade calculation determined from processing costs developed in the cost model of SGS plus an internal model prepared by Northern.  SGS believes these costs to be reasonable for use in the preliminary assessment and that they are comparable with other similar operations in analogous conditions with respect to equipment, supply and support. For the purpose of this preliminary assessment, all mineral resources including indicated and inferred categories were used in the final pit to support the proposed 40 years of operation on the property.  Three detailed imbricated pit designs were done in order to derive a higher grade at the beginning of the operation with the smallest waste to ore ratio. The final pit is the final whittle pit which will probably change with additional drilling.

The starter pit (#1) is 230m x 150m, the second phase pit (#2) is 340m x 370m, and the third phase pit (#3) is 900m x 500m. Total pit depth is 80m with bottom at elevation 210 metres. A 45 degree maximum overall slope in rock is used while a 3H to 1V is used in the overburden. No geotechnical investigations have been completed as yet to support the pit design and are recommended in the next phase of work. It is SGS’s opinion that a 45 degree overall slope is conservative having seen the rock quality in the test pit. The ramp declines at a maximum of 10% with a width of 3 times the width of the haulage trucks i.e. 15 metres.

The proposed graphitic gneiss carbon mine will constitute a small to medium scale operation using conventional drill, blast, load and haul process to mine an average of 870,000 tonnes of ore and 450,000 tonnes of waste per year. The mine production rate will range from 2,500 to 5,000 tonnes per day.

The initial production scenario was a complete mining fleet. However the idea of using a mining contractor has been retained in the preliminary assessment contained in the Technical Report. SGS has received a turnkey quotation from a mining contractor for the excavation and mining of the overburden and rock on the property.   A mining contractor for the first 10 years is proposed.  A mining dilution of 10% is taken into account.  Main mining bench height is 10 meters while five metres will be used near the bottom contact.

If feasible, SGS proposes to use the overburden removed from the proposed pit #1 to build the tailings dam resulting in an optimization of the earth movement and lowering the dam construction costs. The rest should be stockpiled, to cover the waste pile at the end of the mining operation.

The stripping over time is variable.  In the first two years of operation, a waste to ore ratio of 0.05 to 1 will be achieved, in the third to eleventh years of operation a ratio of 0.55 to 1 is scheduled and afterward it will decrease to 0.23 to 1 in year 19 and will increase to 1.15 to 1 from year 20 to year 27. In years 28 to 31 it should be 0.06 to 1 and drop to zero for the rest of the ten years of operation as the mill will process the low grade stockpile. The average cut-off grade for the whole open pit is 1.58 % graphitic carbon and the average waste to ore stripping ratio is 0.66 tonnes of waste for one tonne of ore. The five tonnages below present mineral resources indicated and inferred undifferentiated. However, the first 16 years of pit operation are within the indicated mineral resources.

The start-up pit has a total of 1,570,000 tonnes of ore at 3.66% total carbon and 2.71% graphitic carbon. Fully diluted, the pit has 1,727,000 tonnes of ore at an average graphitic carbon grade of 2.55%. The resources in this pit are 100% in the indicated category.

The second phase pit has a total of 3,235,000 tonnes of ore at 3.21% total carbon and 2.34% graphitic carbon. Fully diluted, the pit has 3,558,000 tonnes of ore at an average graphitic carbon grade of 2.22%. The resources in this pit are 100% in the indicated category.

The third phase pit has a total 10,025,000 tonnes of ore at 3.37% total carbon and 2.36% graphitic carbon. Fully diluted, the pit has 11,027,050 tonnes of ore at an average graphitic carbon grade of 2.23%.

75% of the resources in the above three mining phases are in the indicated category and represent 19 years of operation.

The fourth phase pit has a total of 11,500,250 tonnes of ore at 2.34% graphitic carbon. Fully diluted, the pit has 12,650,270 tonnes of ore at an average graphitic carbon grade of 2.18%.

The actual fifth phase plans to process low grade stockpile.  However this may change after exploration diamond drilling takes place to secure better head grades.  There should be 7,830,000 tonnes at 1.2% graphitic carbon diluted in the low grade stockpile.

To keep a safe distance between the quarry and the mill, the run of mine ore will be hauled over a distance of approximately 0.5 km to the mill site.  Whenever possible the ore will be dumped directly in the jaw crusher feed hopper.  If for some reason it will be impossible to dump the incoming ore directly in the jaw crusher feeder hopper, it will be stockpiled nearby to be retrieved at a later time.

Waste will be trucked to a principal waste dump located to the north or west of the actual deposit. However validation, that is, condemnation drilling, will be required prior to waste disposal. Opportunities for in-pit waste backfilling should come available in mined out areas after seven years of mining; details have not yet been developed.

Processing Plant

A 2,500 tpd mill is proposed in the preliminary assessment contained in the Technical Report. The mill process will be very conventional.  Operation will rely on the operators’ experience and skill supported by electronics and instrumentation.  Mill design criteria are the one used in some mines in Canada where, apart from the run of mine grizzly and hopper, the ore bins, the thickener and the water tanks, the entire mill services and operations are under the same roof.  Whenever possible, mill equipment will be chosen on the base of recovering a maximum of the larger flakes.

Extensive laboratory and pilot plant test work done late in the 1980’s and early 1990’s by such prestigious companies as KHD, Cominco Engineering Services Ltd. and Bacon, Donaldson & Associates Ltd. have shown that a well designed mill could produce three concentrate grades (+48 mesh, -48 to +100 mesh and –100 mesh) having an average grade of 92.7 % C with an overall mill recovery of 94.4%.  However, SGS is of the opinion that once a clean +48 mesh graphite material is produced it is only a matter of installing a three deck screen at the end of the circuit instead of a two deck to produce, at the same time, a discrete +35 mesh grade.

The ore will be crushed and conveyed to a SAG mill and then to a bank of flash flotation cells followed by a +48 mesh circuit, a -48 to 100 mesh circuit and finally a finer than 100 mesh circuit. The three graphite concentrates will be allowed to settle in a thickener and then filtered and dried. The dryer product will be fed to a set of three deck screens and then conveyed to their respective bins.  Dust control will be provided by a dust collector system comprising a cyclone and a bag house. Dust collector product is discarded or allowed to report to the -100 mesh bin.

From a series of tests made in the 1980’s, the concentrate grades should be in the +90% range while, after the necessary break in period, overall recovery should be in the 95% bracket.

The ore and the waste are potentially acidic generators so the tailings will have to be stored under water while the waste dump will have to include some dolomitic or calcareous aggregates to neutralize the acid potential with the addition of 10 to 20kg of carbonate material per tonne of waste. Permits and environmental issues are currently being addressed by another consulting group (Knight Piesold Consulting).

Based on the softness of the ore, electrical power requirements should be low, and costs will be favorably affected by the ease of graphite concentration.

Markets

In 2007, the Corporation investigated specific prices for the graphite concentrates by flake size category.  Noting that pricing in the graphite market place is often established on a “fully negotiated” basis and that final prices may be subject to change based on market conditions at the time final contracts are established, the Corporation determined that sales prices range from $2,200, to $1,800 to $850 per tonne for the three basic graphite flake ranges it expected to produce.

Since that determination, the Corporation has further considered that it should attract premium pricing since almost 90% of Bissett Creek Project production is expected to be 80% +48 mesh, 94%C. There is no quoted price for this larger flake material as it is uncommon, but the Corporation expects to be able to sell its graphite for significantly higher than US$2,000 per tonne.

In addition, graphite prices have increased substantially over the last couple of years due to the effect of the ongoing industrialization of China, India and other emerging economies on traditional demand in the steel and automotive industries. This trend is expected to continue. Moreover, the growing use of lithium-ion batteries in hybrid and all-electric vehicles is expected to create significant incremental demand for graphite in the future, which will have a positive influence on prices.

Accordingly, the Corporation considers $1,700 per tonne to be a conservative, long term average blended price for the products that will be produced from the Bissett Creek Project and is suitable for use in the preliminary assessment in the Technical Report.

It should also be noted that the actual preliminary assessment study does not take into account the potential production of high purity graphite products that the Corporation ultimately expects to sell.

Financial Analysis

SGS independently prepared a set of Excel spreadsheets for its economic model to examine the economic viability of the proposed scenario with a sensitivity analysis. At this stage, SGS has conducted the financial analysis on the basis of pre-tax results.

Assumptions are:

Mining cost overburden:	$2.20	/tonne
Mining cost waste rock:	$3.81	/tonne
Mining cost ore rock:	$4.11	/tonne

Direct processing cost:	$7.50	/tonne
Mine administration costs:	$1.12	/tonne
Contingency on processing costs:	$1.50	/tonne
General administration costs:	$3.57	/tonne
Total processing cost:	$13.69	/tonne
Mill recovery:	93 to 96%
Recovery mining:	100%
Mining dilution:	10%

Because of the availability of experienced mining contractors, the decision has been made to use a mining contractor rather than an owner operated mining fleet. Stripping can be done in a short period of time (within a three month period) from the starter pit, so it is considered an operating rather than a capital cost.  Accordingly, there is no capital cost estimate for the pit exploitation itself.  All capital costs relate to the mill construction, engineering and design, infrastructure and tailings rehabilitation and mine closure and reclamation.

CAPEX	$

Metallurgical testing	100,000

Mill construction + Equipment	45,650,000

Mining construction	166,000

Tailings pond study & construction	1,575,000

Mine closure provision	709,000

Powerline and Connection	2,152,500

Preproduction head office	2,100,000

Contingency (20%)	10,490,500

Total CAPEX	$62,943,000

SGS’s conclusion is that Bissett Creek should prove to be economically viable. A discount rate of 10% yields a NPV of approximately $75.6 million, and a corresponding projected IRR of approximately 24% before taxes. The payback period in the base case is six years.

It should also be noted that in 2007 SGS carried out a detailed economic sensitivity analysis that modifies prices, costs and graphite recoveries over a +/- 25% range, producing corresponding IRR ranges varying from 13% to 42%. Since the price of graphite in the long run should parallel the overall mining costs, SGS is confident that its 2007 detailed economic sensitivity analysis is still valid with IRR range from 13% to 42%.

Interpretation, Conclusion and Recommendations

A great deal of the work done in the past was performed on less than 10% of the Bissett Creek Project, with several important studies by major engineering companies.  All of those studies were based on resource models using the LOI assay methodology, which seems to have been accepted at the time as a key indicator of graphitic content in the rock.

Based on the 2007 independent drilling program, and a review of the available LOI versus LECO assay results, SGS is confident that the need for an accurate assessment of the graphitic content has been achieved (it should also be noted that only those sections of the previous reports that were considered reliable were used in SGS’s updated assessment). Accordingly, SGS has reduced the average grades of the deposit from the figures stated in the original feasibility studies. This is based on the observation that the original LOI results did not fully represent the actual graphitic carbon values in the rock because of the carbonaceous nature of the gneiss and the small amount of disseminated pyrite which affected the LOI readings.

With the actual resource estimate of graphitic carbon (% graphitic carbon by LECO), the project is healthier than twenty years ago.  Moreover, aside from grade considerations, SGS has confirmed that the flake size is well distributed in the deposit and is not related to the grade.

SGS provided the following services to Northern:

•	Independent sampling;
•	Independent laboratory tests to validate grade, flake recovery and graphitic carbon assay;
•	Independent diamond drilling and sampling of six drill holes;
•	Differential GPS survey of the new holes and a sector of the topography;
•	Acid generation tests; and
•	Metallurgical testing and assaying.

The proposed mining operation by Northern will be one of the largest graphitic crystal flake hard rock mining operations in Canada and certainly the nearest in terms of a supplier to potential North American markets.

The Bissett Creek Project has a mineral resources inventory that could sustain production for more than 40 years and potentially a larger scale operation if market conditions warrant.

SGS believes that the capital and operating costs assumptions considered in the preliminary assessment contained in the Technical Report are of the correct magnitude for the project and within the accuracy required for this level of study.

SGS believes that drilling, sampling and testwork as well as site investigation work are adequate for this stage of the project; development concepts are viable, however, more diamond drilling is recommended to increase the level of confidence in the resources and better define the real size of the deposit.

Metallurgical testing will be needed for the selection of machinery and to increase the recovery of the larger size fraction, which in turn will yield higher market prices.

Based on drill results from less than 10% of the overall Bissett Creek Project area (total area = 3,250 acres), the indicated and inferred resources provide a solid base with a recovery of approximately 658,000 tonnes of graphite in this preliminary assessment. Average grades within this resource range between 2.2 to 3.1% C. Using a plant capacity of approximately 2,500 tonnes per day, the projected mine life at these grades is approximately 40+ years, before allowing for any additional resources derived from further drilling on the Bissett Creek Project.

In addition, the Bissett Creek ore body is characterized by its structure as a large flake, crystalline graphite deposit and has been found to be free of many of the chemicals or contaminants often present in such deposits. This profile will assist in improving recoveries and reducing overall processing costs. Accordingly, based on the actual resource estimation and current market fundamentals, SGS concludes that Bissett Creek will prove to be economically viable. Applying a discount rate of 10% yields an NPV of approximately $75.6 million before taxes and a corresponding projected IRR of approximately 24%. Given this economic profile, SGS’s recommendation is to proceed with a pre-feasibility study.

The budget for the next phase of work is as follows:

Bench scale pilot plant testing	$100,000
Exploration and infill diamond drilling	$400,000
Pre-feasibility study	$250,000
Environmental and permitting	$500,000
TOTAL	$1,250,000

USE OF PROCEEDS

The net proceeds to the Corporation from the Offering are estimated to be $730,000 assuming the Minimum Offering and $2,590,000 assuming the Maximum Offering, after deducting the Commission and the expenses of the Offering, which are estimated to be $200,000 (including the expenses of the Agent, including its legal expenses, and the legal expenses of the Corporation).

The Agent, pending Closing of the Minimum Offering, will hold in trust all subscription funds received pursuant to the provisions of the Agency Agreement. If the Minimum Offering is not completed, the subscription proceeds received by the Agent in connection with the Offering will be returned to subscribers without interest or deduction unless such subscribers have instructed the Agent otherwise.

In the last 12 months, the Corporation has completed private placements of units, and has issued Notes which were subsequently converted into units, for aggregate gross proceeds of $2,431,750. See “Description of the Business – Three Year History”, “Prior Sales” and “Management’s Discussion and Analysis”. At June 30, 2010, the Corporation had working capital of approximately $900,000.  The net proceeds from the Minimum Offering and existing working capital will be sufficient to fund the entire costs of the next phase of recommended exploration and development work on the Bissett Creek Project.

The Corporation intends to use the net proceeds from the Offering, together with the Corporation’s existing working capital as follows:

Principal Purpose	Minimum Offering	Maximum Offering
Bench scale pilot plant testing (1)	$100,000	$100,000
Exploration and infill diamond drilling (1)	$400,000	$400,000
Pre-feasibility study (1)	$250,000	$250,000
Environmental and permitting (1)	$500,000	$500,000
Working capital and general corporate purposes	$380,000	$2,240,000
Total:	$1,630,000	$3,490,000

Notes:
(1)	See “The Bissett Creek Project – Interpretation, Conclusion and Recommendations”.

While the Corporation intends to spend the funds available to it as stated in this prospectus, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary or advisable.

Until required for the Corporation’s purposes, the proceeds realized from the sale of the Common Shares under this prospectus will be invested only in high quality securities of, or those guaranteed by, the Government of Canada or any province of Canada, in certificates of deposit, interest bearing accounts or bankers’ acceptances of Canadian chartered banks.  The Corporation will not invest in any asset-backed commercial paper or sub-prime type products.

SELECTED FINANCIAL INFORMATION

The following table sets forth selected financial information of the Corporation for the year ended December 31, 2009 and the six-months ended June 30, 2010.  This summary of selected financial information is derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, the Corporation’s financial statements, including the notes thereon, and management’s discussion and analysis included elsewhere in this prospectus. See “Management’s Discussion and Analysis”.

	Year Ended December 31, 2009 (audited) $	Six-Months Ended June 30, 2010 (unaudited) $
Statement of Loss and Deficit
Total Revenue	Nil	Nil
Total Expenses	572,273	240,932
Net Income/(Loss)	(1,215,264)	(212,395)
Net Income/(Loss) per Share – basic and diluted	(0.10)	(0.01)
Balance Sheet Data
Total Assets	1,255,430	2,685,311
Total Long-Term Debt	Nil	Nil
Total Liabilities	11,616,370	990,204
Shareholders’ Equity:
Share Capital	100	12,338,127
Equity/(Deficit)	(10,360,940)	1,695,107

Quarterly Information

As the Corporation was not previously a reporting issuer, it did not prepare quarterly financial information. Accordingly, selected comparative financial information for the eight most recent quarterly financial periods of the Corporation is not available or applicable.

Dividend Policy

The Corporation has not declared or paid any dividends on its Common Shares.  The Corporation currently intends to retain future earnings, if any, for use in its business and does not anticipate paying dividends in the foreseeable future.  Any determination to pay future dividends will remain at the discretion of the Board of Directors of the Corporation and will depend on the earnings and financial condition of the Corporation and on such other factors deemed relevant by the Board of Directors of the Corporation.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following management’s discussion and analysis has been prepared based on information available to the Corporation as at August 31, 2010 and should be read in conjunction with the audited financial statements of the Corporation for the year ended December 31, 2009, the unaudited financial statements of the Corporation for the six-months ended June 30, 2010 and the accompanying notes thereto contained elsewhere in this prospectus.  Certain statements contained in the management’s discussion and analysis are forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on the current plans, objectives, goals, strategies, estimates, assumptions and projections about the Corporation’s industry, business and future financial results. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed elsewhere in this prospectus. See “Cautionary Statement Regarding Forward-looking Information” and “Risk Factors”.

Incorporation and Recent Developments

The Corporation was incorporated on February 25, 2002 under the Business Corporations Act (Ontario) under the name Industrial Minerals Canada Inc.  The Corporation’s name was changed to Northern Graphite Corporation on March 1, 2010.  The Corporation was incorporated by its parent company, Industrial Minerals, to develop and hold title to the Bissett Creek Project.  Industrial Minerals is a Delaware corporation which is listed on the over-the-counter bulletin board in the United States (OTC-BB: IDSM) and is a reporting issuer in the Province of British Columbia. The Corporation was a wholly-owned subsidiary of Industrial Minerals until early in 2010 at which time Industrial Minerals’ interest in Northern was reduced to 51.2% as a result of certain financing and debt settlement transactions by the Corporation. The Corporation intends to advance exploration and development of the Bissett Creek Project. See “Description of the Business” and “The Bissett Creek Project”.

The Corporation filed a mine closure plan with the MNDM in 2004 and acceptance of the mine closure plan by the MNDM authorized the Corporation to proceed with construction of a mine and processing plant on the Bissett Creek Project.  A small processing plant based on a dry recovery process was constructed and a very small amount of material was mined.  However, the performance of the dry process was unsatisfactory and commercial operation was never achieved.  The Bissett Creek Project was kept on a care and maintenance basis from 2005 until this year due to a lack of financing.

Due to performance and financial difficulties, the Corporation has experienced a number of Board and management changes over the last couple of years.  In particular, Mr. Gregory Bowes, MBA was appointed as a director of the Corporation on July 9, 2008 and appointed Chief Executive Officer on May 10, 2009.  Under the mandate of a restructured Board of Directors and the leadership of Mr. Bowes, the Corporation significantly reduced its monthly operating expenses and focused its efforts on settling payables, reducing debt, raising financing and developing a plan to move the Bissett Creek Project forward.  In the latter part of 2009 and in 2010, the Corporation raised approximately $2.4 million in equity financing.  Since that time, the Corporation has initiated a metallurgical testing program, an infill and exploration drilling program, a pre-feasibility study and the environmental and permitting review process, all with the objective of positioning the Corporation to make a construction decision on the Bissett Creek Project in 2011, subject to the availability of financing.

The Bissett Creek Project was extensively explored in the 1980’s and over 8,400 metres of drilling was carried out.  A full feasibility study was completed, including the calculation of a proven and probably reserve, but the Bissett Creek Project was not developed due to a subsequent decline in the price of graphite.  The feasibility study pre-dates NI 43-101 and is non-compliant.  A preliminary assessment was completed to NI 43-101 standards in 2007 and was updated for the Technical Report in July 2010.  The price of graphite has more than doubled since 2005 due to the ongoing industrialization of emerging economies which has lead to demand growth in traditional steel and automotive markets.  In addition, lithium-ion batteries, fuel cells and new solar and nuclear technologies are all large users of graphite and have the potential to create substantial additional demand growth in the future.  As a result, there is renewed interest in graphite projects and it is timely to pursue the potential development of the Bissett Creek Project.

On October 27, 2008, Industrial Minerals engaged RBC Capital Markets (“RBC”) as exclusive financial advisor to pursue potential transactions including the sale of the Corporation or the Bissett Creek Project, investment by a third party, or an amalgamation, plan of arrangement or other business transaction. By mutual consent, this agreement was terminated in June 2009.

On October 28, 2009, Industrial Minerals announced that Northern had entered into a letter of intent to effect a business combination with Rattlesnake Ventures Inc. (“RVI”) which would have constituted the Qualifying Transaction of RVI, a Capital Pool Company, and would have resulted in the Corporation becoming publicly listed on the TSXV.  In conjunction with the proposed RVI transaction, the Corporation also signed an engagement letter with Research Capital Corporation to complete, on a best efforts basis, a financing for the Corporation consisting of up to $3,000,000 in subscription receipts at a price of $0.50 per subscription receipt and $3,000,000 in flow-through Common Shares at a price of $0.50 per share.  Each subscription receipt was, subject to the satisfaction of certain conditions, convertible into one unit consisting of one Common Share and one half of one Common Share purchase warrant of the Corporation.  These transactions were not completed and the agreements with RVI and Research Capital Corporation were subsequently terminated.

On November 23, 2009, the Corporation obtained loans on a non-brokered basis from various lenders through the issuance of approximately $315,000 in Notes to provide working capital and pay the costs of attempting to raise financing and take the Corporation public in Canada. The Notes were secured by a security interest over all of the assets of Northern, including the mineral claims and leases comprising the Bissett Creek Project.

In March 2010, the Corporation completed non-brokered private placements consisting of the issuance of 7,327,000 units at a price of $0.25 per unit, each unit being comprised of one Common Share and one Common Share purchase warrant exercisable at a price of $0.35 per share for a period of 18 months from the date upon which the Corporation or its successor becomes a reporting issuer in a jurisdiction of Canada. Gross proceeds were $1,831,750. In addition,  the Corporation had increased the loans raised through the issuance of the Notes to $600,000 and the Notes, pursuant to their terms, automatically converted into 3,428,571 units upon the Corporation raising in excess of $1 million under the private placements at a conversion price of $0.175 per unit, each unit consisting of one Common Share and one Common Share purchase warrant exercisable at a price of $0.245 per share for a period of 18 months from the date upon which the Corporation or its successor becomes a reporting issuer in a jurisdiction of Canada.

In addition, the Corporation issued 400,000 units, with the same terms as the units issued under the private placements, as part of debt settlement agreements with three creditors. The Corporation also issued 31,354 Common Shares in June 2010 to settle two additional claims.

As a result of the private placements, the conversion of the Notes and the debt settlements, the Corporation issued a total of 11,186,925 Common Shares and 11,155,571 Common Share purchase warrants, and now has 22,936,925 Common Shares outstanding. Industrial Minerals owns 11,750,000 Common Shares of the Corporation, which represents a 51.2% interest.  If all warrants were exercised, the Corporation would receive an additional $3,544,450 and Industrial Minerals’ interest in the Corporation would be reduced to 34.5%. It is contemplated that, subject to applicable Canadian and United States securities laws, Industrial Minerals will distribute all of the Common Shares that it owns to its shareholders on a pro rata basis in the near future following the completion of the Offering.

While the Corporation was unsuccessful in raising financing through Research Capital Corporation and going public in Canada through the RVI transaction, the private placements, Note financing and debt settlements enabled it to deal with critical issues relating to payables and corporate debts and have put it on a sound footing to move the Bissett Creek Project forward.

The Corporation’s financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”) and this MD&A has been prepared in conformity with NI 51-102F1.

Results of Operations

During the fiscal years’ ending December 31, 2009 and 2008, the Corporation had no revenues and will not have any revenues until it receives the necessary regulatory approvals and raises sufficient financing to construct a mine and processing plant on the Bissett Creek Project.

In the year ended December 31, 2009, the Corporation recorded a loss of $1,215,265, or $0.10 per share, compared to a loss of $1,210,255, or $0.10 per share, in the year ended December 31, 2008.

Management and consulting fees decreased from $444,242 in the year ended December 31, 2008 to $152,352 in 2009, and office general and administrative expenses decreased from $247,198 in fiscal 2008 to $75,960 in 2009, as the Corporation focused on downsizing, cutting expenses and preserving cash.

While expenses were substantially lower in 2009 compared to 2008, in 2009 the Corporation also wrote down the value of its assets by $780,321 which accounts for the fact that the net loss in 2009 was similar to that in 2008.  The writeoff in 2009 was partially offset by a $113,441 gain on the sale of assets and a $23,889 gain on the settlement of debts.

Amortization expenses declined to $210,131 in 2009 from $278,658 in 2008 due to a reduction in the carrying value of assets due to the write off.

In the six months ended June 30, 2010, the Corporation recorded a net loss of $240,932, or $0.01 per share, compared to a net loss of $177,746 in the comparable period of 2009.  The increased loss was principally due to higher management and consulting fees and legal, audit and travel expenses due to the re-activation of the Corporation and therefore higher activity levels, and were partially offset by lower amortization charges and foreign exchange losses.

Liquidity and Capital Resources

As at December 31, 2009, the Corporation had $685,927 in accounts payable and accrued liabilities and $397,606 in loans payable, compared to accounts payable and accrued liabilities of $568,311 and loans payable of $442,347 as at December 31, 2008.  The amount of these current liabilities substantially exceeded cash resources in both 2008 and 2009.  Subsequent to year end, the Corporation reached agreement with the majority of its creditors to settle these loans, and entered into a number of financing transactions, with the effect that the Corporation’s financial position improved and the Corporation was positioned to begin moving forward with respect to the Bissett Creek Project.

The Corporation had cash of $283,886 as at December 31, 2009 compared to $376 as at December 31, 2008. The increase in cash was the result of a non-brokered financing completed with various lenders late in 2009, including a director of the Corporation, for $465,000 through the issuance of the Notes.  A first mortgage and security interest over all of the assets of the Corporation, including and specifically the mineral claims and leases known as the Bissett Creek Project was granted to 2221862 Ontario Inc., a newly-incorporated company incorporated and controlled by Gregory Bowes, a director and CEO of the Corporation, to hold the security on behalf of the Note holders as well as to hold the proceeds from sale of the Notes in trust, and to distribute such proceeds to the Corporation as required to cover the costs that were to be incurred in connection with a proposed transaction with RVI and the Research Capital financing and to pay existing and future expenses which were critical and necessary to keep the Corporation functional and solvent and protect its assets.  The Corporation was specifically prohibited from using any of the proceeds to make any payments to directors or officers or to repay existing loans.  In the event that the Corporation raised not less than $1,000,000 in financing, the Notes automatically converted into units of the Corporation consisting of one Common Share and one Common Share purchase warrant having terms substantially similar to units issued in the financing except that the price of the units would be at a 30% discount to the financing and the exercise price of the warrants would also be at a 30% discount to the exercise price of the warrants issued under the financing and holders of the Notes would be entitled to one full warrant.

If the Corporation raised less than $1,000,000, the Notes were convertible into units of Industrial Minerals at the option of the holder at any time after the date which was six months from the date of closing of the issuance of the Notes, at a conversion price of US$0.02 per share and each such share would have attached one common share purchase warrant entitling the holder to purchase one common share of Industrial Minerals a price of US$0.03 per share for a period of 24 months.

The Notes would, unless previously converted, become fully due and payable on the date which is 24 months from issuance and unless previously converted, became fully due and payable in the event that there was any material adverse change in the business or affairs of the Corporation including the initiation of bankruptcy or insolvency proceedings, as determined by 2221862 Ontario Inc. in its sole discretion.

Subsequent to the end of 2009, the principal amount of the Notes was increased to $600,000 to provide additional working capital and the Notes were converted to units of the Corporation pursuant to their terms and the completion of the private placements described below.  On conversion of the Notes, the Corporation issued 3,428,571 Common Shares at a price of $0.175 and 3,428,571 warrants to purchase Common Shares exercisable at a price of $0.245 for a period of 18 months from the date that the Corporation or its successor becomes a reporting issuer in a jurisdiction in Canada.

In March 2010, the Corporation completed non-brokered private placements of 7,327,000 units at $0.25 per unit for total proceeds of $1,831,750. Each unit consisted of one Common Share and one Common Share purchase warrant exercisable at a price of $0.35 per share for a period of 18 months from the date upon which the Corporation or its successor becomes a reporting issuer in a jurisdiction of Canada.

Included in loans payable is US$90,796 plus accrued interest repayable on July 15, 2009.  Subsequent to year end, an agreement was reached to settle this loan plus accrued interest for $95,000 in cash plus 160,000 units of the Corporation on the same terms as the private placements referred to above.   Also included in loans payable is an amount of US$161,000 repayable on December 31, 2009 with interest accruing at 10% per annum.  Subsequent to year end, the lender agreed to settle this loan, and other smaller amounts due to him, for $35,000 in cash, a non-interest bearing note in the amount of US$150,000 with a term of one year, and 140,000 units of the Corporation having the same terms as the private placements referred to above.  Agreement was also reached to settle a $110,000 loan plus accrued interest at 10% with a lender that had obtained both a judgment against the Corporation and a Sheriff’s writ.  The lender agreed to discharge the Sheriff’s writ and to accept $125,000 in cash plus 100,000 units of the Corporation on the same terms as the private placements referred to above.

As at December 31, 2009 the Corporation had an intercompany loan due to Industrial Minerals in the amount of $9,836,794. The intercompany loan was unsecured, non-interest bearing, had no fixed terms of repayment and largely represented equity capital raised by Industrial Minerals and advanced to the Corporation to further the Bissett Creek Project.  Effective March 31, 2010 the intercompany loan was converted to equity to facilitate the refinancing of the Corporation and to further the development of the Bissett Creek Project.  As part of this process, in March 2010, the Corporation subdivided its Common Shares on the basis of 11,750,000 Common Shares for the one Common Share outstanding.

As a result of the private placements, Note conversion and debt settlements, the Corporation issued a total of 11,186,925 Common Shares and 11,155,571 Common Share purchase warrants.  Industrial Minerals owns 11,750,000 Common Shares of the Corporation, which represents a 51.2% interest on an undiluted basis.

The Corporation has a long-term reclamation deposit with the Ministry of Finance for the Province of Ontario in the amount of $310,649. The deposit accrues interest and represents a financial guarantee to the Province of Ontario that the Corporation will effect the proper reclamation and closure of the Bissett Creek site when activities are terminated pursuant to a Mine Development and Closure Plan that was filed with, and accepted by, the MNDM in accordance with the Mining Act (Ontario), including the standards, procedures and requirements of the Mining Code of Ontario.  The Closure Plan related to the proposed operation based on the dry recovery process which never achieved commercial production.  The Corporation has initiated the process of revising the Closure Plan based on a conventional flotation recovery process.

As at June 30, 2010 the Corporation had $1,580,246 in cash, receivables, prepaids and amounts due from Industrial Minerals, compared to $317,265 as at December 31, 2009, due to the Note and private placements completed late in 2009 and in the first quarter of 2010.  Current liabilities had declined from $1,468,927 as at December 31, 2009 to $679,555 as at June 30, 2010 due to the loan settlement agreements, the conversion of the Notes and the payment of accounts payable.  As a result, the Corporation is now in a much more solid position to move the Bisset Creek Project forward.

On May 11, 2010, the Corporation entered into an engagement agreement with the Agent respect to the Offering.

Selected Annual Information

	2009 (audited)	2008 (unaudited)	2007 (unaudited)
Loss for the period	$1,215,265	$1,210,255	$2,123,186
Loss per share	0.10	0.10	0.18
Total assets	$1,255,430	$2,016,930	$2,402,439

Off Balance Sheet Arrangements

The Corporation does not have any off balance sheet arrangements.

Transactions with Related Parties

In 2009, the Corporation raised $465,000 through the issuance of the Notes.  A first mortgage and security interest over all of the assets of the Corporation, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., a newly-incorporated company controlled by a director and officer of the Corporation, to hold the security on behalf of the Note holders as well as to hold the proceeds from sale of the Notes in trust, and to distribute such proceeds to the Corporation as required to cover the costs that were to be incurred in connection with proposed going public and financing transactions and to pay existing and future expenses which were critical and necessary to keep the Corporation functional and solvent and protect its assets.  In the first quarter of 2010, the principal amount of the Notes was increased to $600,000 and they were converted into Common Shares and Common Share purchase warrants of the Corporation pursuant to their terms.

On November 23, 2009, $40,000 of Notes were purchased by a director of the Corporation and subsequent to the end of the year an additional $10,000 of Notes were purchased by the director.

Two directors invested a total of $70,000 in private placements completed by the Corporation subsequent to year end.

The Corporation and Industrial Minerals entered into a management contract effective May 1, 2009 with Bowes & Company, Management Ltd. (“BCO”) to provide the services of Gregory Bowes as Chief Executive Officer to the Corporation.  Pursuant to the terms of the agreement, BCO was granted 2,000,000 common shares of Industrial Minerals and was paid a monthly retainer of $6,000 from May 1, 2009 until September 30, 2009, at which time the monthly retainer was increased to $15,000 and BCO was granted as additional 2,000,000 common shares of Industrial Minerals.  No cash payments were due under the contract until the Corporation was successful in raising at least $300,000 in financing.  In addition, BCO was entitled to a success fee equal to 2% of the aggregate principal amount of any financings.  The agreement with BCO was subsequently amended effective October 1, 2009 to reduce the monthly retainer to $12,500 retroactive back to October 1, 2009, eliminate the success fee on financings on all but the Note financings, and grant BCO an additional 2,500,000 shares of Industrial Minerals.  As at December 31, 2009, $81,165 was outstanding and payable without interest to BCO with respect to services provided. As of June 30, 2010, the amount outstanding was $37,500.  The contract with BCO may be cancelled by the Corporation for cause at any time, and without cause upon payment of three times the monthly retainer.

As at December 31, 2009 loans payable included $287,605 due to a director of Industrial Minerals and to a company related to him and accounts payable and accrued liabilities included $30,263 in accrued interest related thereto (2008 - $6,775, 2007 - $6,831). Subsequent to the end of the year these loans and accrued interest were settled through the payment of $130,000, the issuance of 300,000 units of the Corporation with each unit consisting of one Common Share and one warrant to acquire one Common Share at a price of $0.35 for 18 months after the Corporation becomes a reporting issuer in Canada, and the issuance of a $152,340 unsecured non-interest bearing note due on February 26, 2011.

During 2009, the Corporation paid management fees to directors and to companies controlled by directors in the amount of $80,933 (2008 - $32,275; 2007 - $13,500).

As at December 31, 2009, accounts payable and accrued liabilities included $105,165 (2008 - $28,350, 2007 - $25,000) due to a director and to a professional services company wholly-owned by a director and officer of the Corporation.

During the first six months of 2010, the Corporation expensed management fees to directors and to companies controlled by directors in the amount of $45,500 (2009 - $36,000).  As at June 30, 2010, accounts payable and accrued liabilities included $108,282 (December 31, 2009 - $105,165) due to directors and to companies controlled by directors, for professional fees related to the services of the directors and officers.

These transactions were in the normal course of business and are recorded at an exchange value established and agreed upon by the related parties.

Critical Accounting Estimates

The financial statements of the Corporation are prepared in conformity with Canadian GAAP, which requires the use of estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The Corporation’s accounting policies are described in Note 1 to the financial statements. Critical accounting estimates are described in this section. An accounting estimate is considered critical if the estimate requires management to make assumptions about matters that were highly uncertain at the time the estimate was made, different estimates reasonably could have been used, or if changes in the estimate that would have a material impact on the Corporation’s financial condition or results of operations are reasonably likely to occur from period to period. Management believes that the accounting estimates employed are appropriate and resulting balances are reasonable.  However, actual results could differ from the original estimates, requiring adjustments to these balances in future periods.

Going Concern

The critical assumption made by management of the Corporation is that the Corporation will continue to operate as a going concern.

The Corporation is an exploration stage company that incurred a net loss of $1,215,265 for the year ended December 31, 2009 and has an accumulated deficit of $10,430,625 since the inception of the Corporation.  Current liabilities exceeded current assets by $1,151,662 as at December 31, 2009 and the Corporation’s ability to continue as a going concern is dependent upon its ability to raise additional capital to continue the development of the Bissett Creek Project.  While the Corporation raised additional capital subsequent to the year end to settle loans and payables and to advance the Bissett Creek Project, substantial additional capital is required to ultimately build a mine and processing plant on the Bissett Creek Project and to enable the Corporation to continue its operations. However, there is a high degree of risk and many inherent uncertainties in the mining industry and there is no assurance management will be successful in its endeavors.

The financial statements have been prepared on a going concern basis, which assumes that the Corporation will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Corporation’s management believes that it will continue to be able to generate sufficient funds from public or private debt or equity financings for the Corporation to continue to operate. The Corporation’s financial statements do not include any adjustments that might result from negative outcomes with respect to these uncertainties.

Impairment of Long-Lived Assets

The Corporation periodically reviews the carrying value of its long-lived assets held and used, other than goodwill and intangible assets with indefinite lives, and assets to be disposed of when events and circumstances warrant such a review. This review is performed using estimates of future cash flows as well as industry and market conditions and the Corporation’s future development plans. If the carrying value of a long-lived asset is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value.

Changes in Accounting Policies and Recently Issued Accounting Pronouncements

Recently Adopted Accounting Pronouncements

On January 1, 2009, the Corporation adopted amendments to CICA Handbook Section 1000, “Financial Statement Concepts” which clarify the criteria for the recognition of an asset specifically as it relates to the use of the matching principle.  Accordingly, certain items that may have been previously recognized as assets may not be able to be reflected as such under the new recommendations. The adoption of this amended accounting standard did not have a material impact on the Corporation’s financial position or results of operations.

In March 2009, the CICA issued EIC-174, Mining Exploration Costs, which provides guidance to mining enterprises related to the measurement of exploration costs and conditions that a mining enterprise should consider when determining the need to perform an impairment review of such costs. The accounting treatments provided in EIC-174 have been applied in the preparation of these financial statements and did not have a material impact on the Corporation’s financial position or results of operations.

In January 2009, the CICA issued EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities.  The guidance requires that an entity’s own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments.  This guidance is applicable to fiscal period ending on or after January 20, 2009.  The adoption of this section did not have a material impact on the Corporation’s financial position or results of operations.

On June 1, 2009, the Corporation adopted amendments to CICA Handbook Section 3862, “Financial Instruments - Disclosures” which included amendments for additional disclosures about fair value measurements of financial instruments and enhanced liquidity risk disclosure. The additional fair value measurement disclosures include the classification of financial instrument fair values in a hierarchy comprising three levels reflecting the significance of the inputs used in making the measurements, described as follows:

Level 1:	Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2:	Valuations based on directly or indirectly observable inputs in active markets for similar assets or liabilities, other than Level 1 prices, such as quoted interest or currency exchange rates; and

Level 3:	Valuations based on significant inputs that are not derived from observable market data, such as discounted cash flow methodologies based on internal cash flow forecasts.

The adoption of the amended accounting standard did not have a material impact on the Corporation’s financial position or results of operations.

International Financial Reporting Standards (“IFRS”)

The Canadian Accounting Standards Board has confirmed that International Financial Reporting Standards (“IFRS”) will replace current Canadian GAAP for publicly accountable enterprises.  The Corporation will report interim and annual financial statements, including comparative financial statements, in accordance with IFRS beginning with the interim financial statements for the three months ended March 31, 2011.

IFRS Transition Plan

The Corporation has established an IFRS transition plan for the implementation of its transition to IFRS.  The following summarizes the Corporation’s progress and expectations with respect to its IFRS transition plan:

Initial scoping and analysis of key areas for which accounting policies may be impacted by the transition to IFRS.	Complete.

Detailed evaluation of potential changes required to accounting policies, information systems and business processes, including the application of IFRS 1 First-time Adoption of International Financial Reporting Standards.
Complete.

Final determination of changes to accounting policies and choices to be made with respect to first-time adoption alternatives.	In progress, completion expected during Q2 2010.

Resolution of the accounting policy change implications on information technology, business processes and contractual arrangements.	In progress, completion expected during Q3 2010.

Quantification of the financial statement impact of changes in accounting policies.	Throughout 2010.

Management and employee education and training.	Throughout the transition process.

Impact of Adopting IFRS on the Corporation

As part of its analysis of potential changes to significant accounting policies, the Corporation is assessing what changes may be required to its accounting systems and business processes. The Corporation believes that the changes identified to date are minimal and the systems and processes can accommodate the necessary changes.  To date, the Corporation has not identified any contractual arrangements that may be affected by potential changes to significant accounting policies.  The Corporation’s Chief Financial Officer has and will continue to receive training on the relevant aspects of IFRS and the anticipated changes to accounting policies.  The Board of Directors and Audit Committee have been regularly updated on the progress of the IFRS conversion plan, and made aware of the evaluation to date of the key aspects of IFRS affecting the Corporation.

First-time adoption of IFRS

IFRS 1 First-time Adoption of International Financial Reporting Standards (“IFRS 1”), which provides guidance for an entity’s initial adoption of IFRS, generally requires retrospective application of IFRS.  However, IFRS 1 also provides certain optional exemptions and mandatory exceptions to this retrospective treatment.  The Corporation has identified the following optional exemptions that it expects apply in its preparation of an opening IFRS statement of financial position as at April 1, 2010, the Corporation’s “Transition Date”:

•	To apply IFRS 2 Share-based Payments only to equity instruments which were issued after February 11, 2008 and had not vested by the Transition Date.

•	To apply IFRS 3 Business Combinations prospectively from the Transition Date, therefore not restating business combinations that took place prior to the Transition Date.

Prior to reporting interim financial statements in accordance with IFRS for the three months ended June 30, 2011, the Corporation may decide to apply other optional exemptions contained in IFRS 1.  IFRS 1 does not permit changes to estimates that have been made previously. Accordingly, estimates used in the preparation of the Corporation’s opening IFRS statement of financial position as at the Transition Date will be consistent with those made under current Canadian GAAP.  If necessary, estimates will be adjusted to reflect any difference in accounting policy.

Impact of Adopting IFRS on the Corporation’s Financial Statements

The adoption of IFRS will result in some changes to the Corporation’s accounting policies that are applied in the recognition, measurement and disclosure of balances and transactions in its financial statements.  The following provides a summary of the Corporation’s evaluation to date of potential changes to accounting policies in key areas based on the current standards and guidance within IFRS.  This is not intended to be a complete list of areas where the adoption of IFRS will require a change in accounting policies, but to highlight the areas that the Corporation has identified as having the most potential for a significant change.  The International Accounting Standards Board has a number of ongoing projects, the outcome of which may have an effect on the changes required to the Corporation’s accounting policies on adoption of IFRS.  At the present time, however, the Corporation is not aware of any significant expected changes prior to its adoption of IFRS that would affect the summary provided below.

Exploration and Evaluation Expenditures

IFRS currently allows an entity to retain its existing accounting policies related to the exploration for and evaluation of mineral properties, subject to some restrictions.  The Corporation expects to retain its current policy of deferring exploration and evaluation expenditures until such time as the properties are either put into commercial production, sold, determined not to be economically viable or abandoned. Therefore, the Corporation does not expect that the adoption of IFRS will result in any significant change to the related line items within its financial statements.

Impairment of (Non-financial) Assets

IFRS, like Canadian GAAP, requires an assessment at each reporting date as to whether there are indicators of impairment of deferred exploration and evaluation costs. The factors considered under IFRS are quite similar to Canadian GAAP, but there are some differences.  IFRS requires a write down of assets if the higher of the fair market value and the value in use of a group of assets is less than its carrying value. Value in use is determined using discounted estimated future cash flows. Current Canadian GAAP requires a write down to estimated fair value only if the undiscounted estimated future cash flows of a group of assets are less than its carrying value.

The Corporation’s accounting policies related to impairment of deferred exploration costs will be changed to reflect these differences; however, the Corporation does not expect this change will have an immediate impact to the carrying value of its assets. The Corporation will perform impairment assessments as at the Transition Date in accordance with IFRS.

Share-based Payments

In certain circumstances, IFRS requires a different measurement of stock-based compensation related to stock options than current Canadian GAAP.  The Corporation does not expect any changes to its accounting policies related to share-based payments that would result in a significant change to line items within its financial statements.

Asset Retirement Obligations (Decommissioning Liabilities)

IFRS requires the recognition of a decommissioning liability for legal or constructive obligations, while current Canadian GAAP only requires the recognition of such liabilities for legal obligations.  A constructive obligation exists when an entity has created reasonable expectations that it will take certain actions.  The Corporation’s accounting policies related to decommissioning liabilities will be changed to reflect these differences, however, the Corporation does not expect this change will have an immediate impact to the carrying value of its assets or liabilities.

Property and Equipment

IFRS contains different guidance related to recognition and measurement of property and equipment than current Canadian GAAP.  The Corporation does not expect any changes to its accounting policies related to property and equipment that would result in a significant change to line items within its financial statements.

Income Taxes

In certain circumstances, IFRS contains different requirements related to recognition and measurement of future (deferred) income taxes.  The Corporation does not expect any changes to its accounting policies related to income taxes that would result in a significant change to line items within its financial statements.

As the review of accounting policies is completed, appropriate changes to ensure the integrity of internal control over financial reporting and disclosure controls and procedures will be made. For example, any changes in accounting policies could result in additional controls or procedures being required to address reporting of first time adoption as well as ongoing IFRS reporting requirements.  The Corporation has identified resource requirements to establish appropriate IFRS financial reporting expertise at all levels of the business.

The Corporation will hold an IFRS information session with members of the Board of Directors (including Audit Committee members) in the second quarter of 2010.  During this session, management and external consultants will provide the Board with a review of the timeline for implementation, the implications of IFRS standards to the business and an overview of the  impact to the financial statements (as experienced in Europe by comparable companies).  As a result of the information session, the Audit Committee members will review the Audit Committee Charter and make the necessary changes to reflect the requirements for IFRS financial expertise. The Audit Committee will continue to receive quarterly presentations and project status updates from management.

Subsequent Disclosures

Further disclosures of the IFRS transition process are expected as follows:

•
The Corporation’s management discussion and analysis for the 2010 interim periods and the year ended December 31, 2010 will include updates on the progress of the transition plan, and, to the extent known, further information regarding the impact of adopting IFRS on key line items in the annual financial statements.

•
The Corporation’s first financial statements prepared in accordance with IFRS will be the interim financial statements for the three months ending March 31, 2011, which will include notes disclosing transitional information and disclosure of new accounting policies under IFRS.  The interim financial statements for the three months ending March 31, 2011 will also include 2010 financial statements for the comparative period, adjusted to comply with IFRS, and the Corporation’s transition date IFRS statement of financial position (as at January 1, 2010).

Financial Instruments and Other Instruments

The Corporation does not have any financial instruments.

DESCRIPTION OF THE SECURITIES DISTRIBUTED

The Offering consists of a minimum of 2,000,000 and maximum of 6,000,000 Common Shares at the Offering Price of $0.50 per Common Share for aggregate gross proceeds of $1,000,000 assuming the Minimum Offering or $3,000,000 assuming the Maximum Offering.

This prospectus qualifies the distribution of the Common Shares and the Compensation Options.  The following is a summary of the securities distributed under this prospectus.

Common Shares

The authorized share capital of the Corporation consists of an unlimited number of Common Shares. As at the date hereof, 22,936,925 Common Shares are issued and outstanding as fully paid and non-assessable.

Holders of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Common Share confers the right to one vote in person or by proxy at all meetings of the shareholders of the Corporation. Holders of the Common Shares, subject to the prior rights, if any, of any other class of shares of the Corporation, are entitled to receive such dividends in any financial year as the Board of Directors of the Corporation may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Corporation, the remaining property and assets of the Corporation. Holders of Common Shares have no pre-emptive rights, no conversion rights or rights of redemption provisions applicable to the Common Shares.

Compensation Options

The Compensation Options will not be transferable and shall be exercisable at any time and from time to time, in whole or in part, to purchase one Common Share at a price of $0.50 per Common Share for a period of 12 months from the Closing Date.  The certificates representing the Compensation Options will also provide for an adjustment to the number of Common Shares issuable upon the exercise of the Compensation Options upon the occurrence of certain events, including the subdivision or consolidation of the Common Shares. This prospectus qualifies the distribution of the Compensation Options.

CAPITALIZATION

The following table sets forth the Corporation’s capitalization as at June 30, 2010 and on a pro forma adjusted basis to give effect to the Minimum Offering and the Maximum Offering.  The table should be read in conjunction with the financial statements of the Corporation and the accompanying notes thereto, which appear elsewhere in this prospectus.

	Number Authorized	As at December 31, 2009 (audited)	As at June 30, 2010	As at June 30, 2010 after giving effect to the Minimum Offering(1)	As at June 30, 2010 after giving effect to the Maximum Offering(1)
		1	22,936,925	24,936,925	28,936,925
Common Shares	Unlimited	$(100)	$12,338,127	$(13,268,127)	$(15,128,127)

Share purchase warrants(2)	N/A	N/A	11,155,571	11,155,571	11,155,571

Compensation Options	N/A	N/A	N/A	140,000	420,000

Notes:
(1)
Without giving effect to the exercise of any of the Corporation’s outstanding Common Share purchase warrants or the Compensation Options. See “Plan of Distribution”. In June 2010, the Corporation issued 31,354 Common Shares pursuant to certain debt settlements. See “Three Year History” and “Management’s Discussion and Analysis”.

(2)
Each share purchase warrant is exercisable to acquire one Common Share for a period of 18 months from the date upon which the Corporation or its successor becomes a reporting issuer in a jurisdiction of Canada. 7,727,000 of the warrants are exercisable at $0.35 per share and 3,428,571 of the warrants are exercisable at $0.245 per share.

OPTIONS TO PURCHASE SECURITIES

There are no options or other rights to purchase securities of the Corporation that are or will be outstanding upon completion of the Offering, except for stock options that will be granted pursuant to the Corporation’s stock option plan described below, 11,155,571 outstanding Common Share purchase warrants of the Corporation and the Compensation Options issuable to the Agent in connection with the Offering. See “Capitalization” and “Plan of Distribution”.

On or before the Closing of the Offering, the Board of Directors of the Corporation intends to adopt an incentive stock option plan (the “Option Plan”). Pursuant to the proposed Option Plan, the Corporation will be able to grant options exercisable for Common Shares to directors, senior officers and employees of the Corporation and any subsidiaries and consultants retained by the Corporation and any subsidiaries (collectively, “Eligible Participants”). The purpose of the Option Plan will be to provide incentive compensation to attract, retain and motivate directors, senior officers, employees and consultants of the Corporation and to align their interests with the interests of the Corporation’s shareholders by providing them with the opportunity to acquire increased equity ownership in the Corporation.  The Option Plan will be administered by the Board of Directors but, subject to certain exceptions, the Board of Directors will be able to delegate its powers exercisable under the Option Plan to the Compensation and Nomination Committee.

The maximum number of Common Shares reserved for issuance pursuant to the Option Plan together with any Common Shares reserved for issuance pursuant to any other security-based compensation arrangements (as defined by the rules of the TSXV) shall be 10% of the issued and outstanding Common Shares of the Corporation from time to time. As a result, any increase in the number of issued and outstanding Common Shares will result in an increase in the number of Common Shares available for issuance under the Option Plan. In addition, the Option Plan will be considered an “evergreen” plan, and any Common Shares covered by options which have been exercised will be available for subsequent grants under the Option Plan.

In addition to the limitation on the number of Common Shares reserved for issuance under the Option Plan, (i) the number of Common Shares reserved for issuance at any time to insiders pursuant to all security-based compensation arrangements shall not exceed 10% of the outstanding issue; (ii) no one individual shall receive stock options that, when combined with any other security-based compensation arrangement, will entitle such individual to purchase more than 5% of the outstanding issue; (iii) there shall not be issued to insiders, within a one-year period, a number of Common Shares that, when combined with all security-based compensation arrangements, will exceed 10% of the outstanding issue; and (iv) there shall not be issued to any one insider and such insiders’ associates, within a one-year period, a number of Common Shares that, when combined with all security-based compensation arrangements, will exceed 5% of the outstanding issue.

The exercise price of any options granted under the Option Plan will be determined by the Board of Directors at the time of grant, provided that the exercise price cannot be lower than the discounted market price of the Common Shares as determined under the policies of the TSXV. The Board of Directors shall have the discretion to determine the term and vesting provisions of any options granted under the Option Plan at the time of grant, including early termination provisions for any options granted.

In the event that an Eligible Participant under the Option Plan ceases to hold the position of director, senior officer, employee or consultant of the Corporation for any reason other than death or permanent disability, all options held by such Eligible Participant will terminate on the earlier of 90 days after such cessation (or such later day as the Board of Directors in its discretion may determine) and their expiry date. In the event of death or permanent disability of an Eligible Participant, all options held by such optionee will terminate on the earlier of 12 months after such death or permanent disability and their expiry date. In the event of death of an Eligible Participant, options shall be exercisable by the optionee’s legal representatives. No options shall vest following cessation of employment or services or following death or permanent disability, unless otherwise determined by the Board of Directors.

Appropriate adjustments in the number of Common Shares issuable upon exercise of outstanding options and in the exercise price of the options, shall be made to give effect to adjustments in the number of Common Shares resulting from any subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Corporation or other relevant changes in the capital structure of the Corporation.

It is anticipated that the Option Plan will provide that the Board may from time to time in its sole discretion, permit vested options to be surrendered unexercised, in accordance with the terms of the Option Plan, for cash equal to the intrinsic value of such surrendered options as represented by the market appreciation in the surrendered options. No financial assistance shall be provided by the Corporation to Eligible Participants to facilitate the purchase of Common Shares on exercise of stock options.

The Option Plan will provide that options are not assignable or transferable by an Eligible Participant, except for (i) a limited right of assignment in the event of the death of the Eligible Participant, or (ii) with the approval of the Board of Directors, a right to transfer such stock options to a corporation controlled by the Eligible Participant and wholly-owned by the Eligible Participant and his spouse and/or children or to the Eligible Participant’s RRSP or RRIF.

The Option Plan will provide that the Board may amend, vary or discontinue the Option Plan at any time subject to certain regulatory and TSXV restrictions and requirements, including shareholder approval in certain circumstances.

As of the date hereof, no options have been issued. The Corporation intends to grant options under the Option Plan to certain of its directors, senior officers, employees and consultants in connection with the Closing of the Offering having an exercise price equal to the Offering Price. It is anticipated that options to purchase an aggregate of 2,175,000 Common Shares will be issued on Closing of the Offering as follows:

Relationship to the Corporation	Number of Options(1)	Securities Under Option	Grant Date	Expiry Date	Exercise Price	Market Value of Common Shares on Date of Grant (2)
Non Executive Directors (as a group)	900,000	900,000	Closing Date	Five Years from Issuance	$0.50	$0.50

Executive Officers (as a group)	1,150,000	1,150,000	Closing Date	Five Years from Issuance	$0.50	$0.50

Consultants	125,000	125,000	Closing Date	Five Years from Issuance	$0.50	$0.50
Notes:
(1)	Estimate only. The final number of options to be issued will be determined based on the number of issued and outstanding Common Shares after giving effect to the Offering.
(2)	Based on the Offering Price.

PRIOR SALES

The following table summarizes information regarding the sale of Common Shares during the last 12 months.

Date	Price per Common Share(1)	Number of Common Shares(1)	Description of Transaction
March 2, 2010	$0.25	3,700,000	Private placement
March 8, 2010	$0.25	2,200,000	Private placement
March 8, 2010	$0.25	400,000	Debt settlement
March 17, 2010	$0.25	100,000	Private placement
March 10, 2010	$0.175	3,428,571	Private placement (conversion of Notes)
March 31, 2010	$0.25	1,327,000	Private placement
June 16, 2010	$0.25	31,354	Claim settlement
Total		11,186,925
Notes:
(1)	The Common Shares sold partially comprised units of the Corporation, with each unit consisting of one Common Share and one Common Share purchase warrant.

See “Description of the Business – Three Year History” and “Management’s Discussion and Analysis”.

ESCROWED SECURITIES

Escrowed Securities

In accordance with National Policy 46-201 – Escrow for Initial Public Offerings (“NP 46-201”), all securities of an issuer that are owned or controlled by its “principals” are required to be placed in escrow at the time of the issuer’s initial public offering, unless the shares held by a principal or issuable to a principal upon conversion of convertible securities held by the principal collectively represent less than 1% of the voting rights attaching to the total issued and outstanding securities of the issuer after giving effect to the initial public offering. At the time of its initial public offering, an issuer is classified for the purposes of NP 46-201 as an “exempt issuer”, an “established issuer” or an “emerging issuer”. Uniform terms of automatic timed-release escrow apply to the principals of issuers carrying out initial public offerings, differing only according to the classification of the issuer.

Upon completion of the Offering, the Corporation anticipates that it will be classified as an “established issuer”. Accordingly, it is anticipated that securities held by the Corporation’s principals will be subject to an 18 month escrow period, to be released as follows: 25% upon confirmation of listing of the Common Shares on the TSXV, and the balance in three equal tranches at six month intervals from the date of listing (which will amount to 25% of the escrowed shares being released in each tranche).

On the Closing Date, it is anticipated that an aggregate of 12,821,428 Common Shares and 1,071,428 Common Share purchase warrants (collectively, the “Escrowed Securities”) will be held by the Corporation’s principals and will be deposited into escrow with Equity Transfer & Trust Company at its principal office in Toronto, Ontario, as escrow agent, and will be subject to the terms of an escrow agreement to be dated the Closing Date between the Corporation, the holders of the Escrowed Securities and Equity Transfer & Trust Company as escrow agent (the “Escrow Agreement”), as follows:

Name	No. of Escrowed Securities owned before giving effect to the Offering		% of Total(1)	No. of Escrowed Securities owned after giving effect to the Minimum Offering		% of Total(1)	No. of Escrowed Securities owned after giving effect to the Maximum Offering		% of Total(1)
Gregory B. Bowes	971,428	(2)	4.15%	971,428	(2)	3.82%	971,428	(2)	3.30%
Ronald N. Little	885,714	(3)	3.79%	885,714	(3)	3.49%	885,714	(3)	3.01%
K. Sethu Raman	285,714	(4)	1.24%	285,714	(4)	1.14%	285,714	(4)	0.98%
Industrial Minerals, Inc.	11,750,000	(5)	51.23%	11,750,000	(5)	47.12%	11,750,000	(5)	40.61%

Notes:
(1)
Assumes no purchase of securities by the holder of Escrowed Securities pursuant to the Offering and no exercise of stock options or the Compensation Options. Calculated on a partially-diluted basis including securities that may be issued to the principal under outstanding convertible securities in both the principal’s securities and the total securities outstanding, excluding non-transferable incentive stock options issued to the principal having an exercise price equal to or greater than the Offering Price.

(2)
Comprised of 285,714 Common Shares and 285,714 Common Share purchase warrants held by a private company owned and controlled by the principal. Includes 200,000 Common Shares and 200,000 Common Share purchase warrants owned by the principal’s spouse.

(3)	Comprised of 442,857 Common Shares and 442,857 Common Share purchase warrants owned by the principal.
(4)	Comprised of 142,857 Common Shares and 142,857 Common Share purchase warrants owned by the principal.
(5)
Comprised of 11,750,000 Common Shares owned by the principal. It is anticipated that Industrial Minerals will distribute all of these Common Shares to its shareholders on a pro rata basis subsequent to the completion of the Offering, subject to applicable Canadian and United States securities laws. The Corporation will seek exemptive relief from the provisions of NP 46-201 to permit this distribution.

Pursuant to the terms of the Escrow Agreement, unless expressly permitted by the Escrow Agreement, the holders of the Escrowed Securities will not be permitted to sell, transfer, assign, mortgage or trade their Escrowed Securities respectively, in any way while in escrow.

Pursuant to the terms of the Escrow Agreement, the securities of the Corporation held in escrow will be transferable within escrow to an individual who is a director or senior officer of the Corporation or of a material operating subsidiary of the Corporation, subject to the approval of the Corporation’s Board of Directors, or to a person or corporation that before the proposed transfer holds more than 20% of the voting rights attached to the Corporation’s outstanding securities, or to a person or corporation that after the proposed transfer will hold more than 10% of the voting rights attached to the Corporation’s outstanding securities and that has the right to elect or appoint one or more directors or senior officers of the Corporation or of any of its material operating subsidiaries.

Pursuant to the terms of the Escrow Agreement, upon the bankruptcy of a holder of Escrowed Securities, the Escrowed Securities will be transferable within escrow to the trustee in bankruptcy or other person legally entitled to such securities. Upon the death of a holder of Escrowed Securities, all securities of the deceased holder will be released from escrow to the deceased holder’s legal representative.

PRINCIPAL SHAREHOLDERS

To the knowledge of the directors and officers of the Corporation, as of the date hereof, no person beneficially owns, directly or indirectly, or exercises control or direction over Common Shares carrying more than 10% of the votes attached to Common Shares, or will beneficially own, directly or indirectly, or exercise control or direction over Common Shares carrying more than 10% of the votes attached to Common Shares after giving effect to the Offering, except for the following:

Name	Type of Ownership	Number of Common Shares owned before giving effect to the Offering	Percentage of Common Shares owned before giving effect to the Offering	Number of Common Shares owned after giving effect to the Minimum Offering (1)	Percentage of Common Shares owned after giving effect to the Minimum Offering (2)	Number of Common Shares owned after giving effect to the Maximum Offering (1)	Percentage of Common Shares owned after giving effect to the Maximum Offering (2)
Industrial Minerals, Inc.	Registered and Beneficial	11,750,000	51.2%	11,750,000	47.1%	11,750,000	40.6%

Note:
(1)
Assuming no Common Shares are purchased by Industrial Minerals pursuant to the Offering. It is anticipated that Industrial Minerals will distribute all of these Common Shares to its shareholders on a pro rata basis subsequent to the completion of the Offering, subject to applicable Canadian and United States securities laws. The Corporation will seek exemptive relief from the provisions of NP 46-201 to permit this distribution.

(2)	Without giving effect to the exercise of Common Share purchase warrants, stock options or the Compensation Options.

DIRECTORS AND OFFICERS

The names, municipalities of residence and positions held in the Corporation of each of the directors and officers of the Corporation, their current principal occupation other than with the Corporation, the dates of their appointment or election as directors and their holdings of Common Shares (including those over which they exercise control) are set forth below:

Name, Municipality of Residence and Position with the Corporation	Principal Occupation	Director/Officer Since	Common Shares Beneficially Owned Directly or Indirectly or Controlled
Gregory B. Bowes Carleton Place, Ontario President, CEO and director	President, CEO and a director of the Corporation.	July 9, 2008	485,714	(4)

Ronald N. Little (1) (3) Ottawa, Ontario Director	President, CEO and a director of Orezone Gold Corporation.	June 24, 2010	442,857

Jay Chmelauskas (1)(2) Vancouver, British Columbia Director	President, Western Lithium Corp.	September 7, 2010	Nil

K. Sethu Raman, Ph.D (2) (3) Toronto, Ontario Director	Independent mining consultant.	September 7, 2010	142,857

Iain Scarr (3) Highlands Ranch, Colorado Director	Vice-President – Development, Lithium One Inc.	September 7, 2010	Nil

Donald H. Christie, CA(1) (2) Toronto, Ontario Director	Partner and Chief Financial Officer, Alexander Capital Group.	August 17, 2010	Nil

Miles Nagamatsu, CA Toronto, Ontario Chief Financial Officer	Principal of Marlborough Management Limited (private consulting company).	May 1, 2010	Nil

Notes:
(1)	Member of Audit Committee.
(2)	Member of Compensation and Nomination Committee.
(3)	Member of Corporate Governance Committee.
(4)	285,714 Common Shares are held by Bowes & Company, Management Ltd., which is owned and controlled by Gregory Bowes and his family, and 200,000 Common Shares are owned by his spouse.

Each director will hold office until the Corporation’s next annual meeting or until a successor is elected or appointed.  As a group, the directors and senior officers beneficially own, directly or indirectly, or exercise control or direction over an aggregate of 1,071,428 Common Shares, representing 4.7% of the issued and outstanding Common Shares.  Such holdings will represent 4.3% of the Common Shares assuming closing of the Minimum Offering and 3.7% of the Common Shares assuming closing of the Maximum Offering, without including any securities which may be purchased by the directors and senior officers pursuant to the Offering.

The following is biographical information relating to the directors and senior officers of the Corporation, including their principal occupations for the past five years:

Gregory B. Bowes, B.Sc. (Geology), MBA - President, CEO and Director. Mr. Bowes has over 25 years of experience in the resource and engineering industries. He holds an MBA from Queens University and an Honours B.Sc., Geology degree from the University of Waterloo. Mr. Bowes was Senior Vice President of Orezone Gold Corporation (ORE:TSX) from February 2009 to June 2010, and was Vice President, Corporate Development of its predecessor, Orezone Resources Inc., from January 2004 until September 2005 and was Chief Financial Officer from October 2005 to March 2007, and from April 2008 to February 2009. From December 2006 until April 2008, Mr. Bowes served as President, CEO and a director of San Anton Resource Corporation (SNN:TSX). Mr. Bowes is a director of Industrial Minerals and Mazorro Resources Inc. It is anticipated that Mr. Bowes will devote substantially all of his time and effort to the affairs of the Corporation.

Iain Scarr, B.Sc. (Geology), MBA - Director. Mr. Scarr is founder and principal of IMEx Consulting which provides business development, mining and marketing services to the industrial minerals industry.  Mr. Scarr is Vice President, Corporate Development of Lithium One Inc. and spent 30 years with Rio Tinto Exploration and was most recently Commercial Director and VP Exploration, Industrial Minerals Division.  He holds a B.Sc. in Earth Sciences from California State Polytechnic University and MBA from Marshall School of Business at the University of Southern California.

Ronald N. Little, P.Eng - Director. Mr. Little is the President, CEO and a director of Orezone Gold Corporation (ORE:TSX). Mr. Little has more than 20 years of experience, at senior levels, in mineral exploration, mine development, mine operations and capital markets. He last spent the last 15 years focused on African projects where he was responsible for over $1.2 billion of transactions with the predecessor company Orezone Resources Inc.  Mr. Little has held directorships with other public and private companies and held senior operating positions in both major and junior gold producing companies.

Jay Chmelauskas, B.A.Sc, MBA - Director. Mr. Chmelauskas is President of Western Lithium Corp. and was previously President and CEO of China Gold International Resources Corp. Ltd. (formerly Jinshan Gold Mines) where he successfully managed and led the company during all phases of the commissioning of one of China's largest open pit gold mines.  Mr. Chmelauskas has considerable experience in the exploration, development and mining industry, including a large Placer Dome gold mine, and a business analyst position with chemical manufacturer Methanex Corporation.  Mr. Chmelauskas has a Bachelor of Applied Science in Geological Engineering from the University of British Columbia and a Master of Business Administration from Queen's University.

Donald H. Christie, CA – Director.  Mr. Christie is a Chartered Accountant and currently a Partner and Chief Financial Officer with Alexander Capital Group.  He is a director and chairman of the audit committee of San Anton Resource Corporation, a TSX listed gold exploration company and a director of Alpha One Corporation, a capital pool company.  Prior to his involvement with Alexander Capital Group, Mr. Christie co-founded Ollerhead Christie & Company Ltd., a privately held Toronto investment banking firm which sourced, structured and syndicated debt private placements and provided financial advisory services to a client base comprised primarily of colleges, universities, schools boards and provincial government agencies.  Prior to founding Ollerhead Christie & Company Ltd., Mr. Christie served as Vice President and a director of Newcourt Capital Inc., formerly the corporate finance subsidiary of then publicly traded Newcourt Credit Group (TSX, NYSE), which subsequently combined with the CIT Group, Inc.  While at Newcourt, Mr. Christie was involved in the structuring and syndication of over $1.5 billion of transactions.  Mr. Christie holds a B.Comm degree from Queen’s University.

K. Sethu Raman, Ph.D - Director. Dr. Raman is a professional geologist with over 40 years of international experience in all phases of exploration and development and has held senior executive positions in several public mining companies. He spent 13 years with Campbell Chibougamau Mines, Campbell Resources and Royex Gold Group of companies (now Barrick Gold) in various management positions including Vice President (1980-86) where he played a key role in gold discovery and development of six operating gold mines and major acquisitions including Hemlo Gold Mine and the Nickel Plate Gold Mine. From 1986 to 2004, Dr. Raman was President and CEO of Holmer Gold Mines Limited which over the years discovered and developed the Timmins Gold deposit. On December 31, 2004, Lake Shore Gold Corp., a TSX listed company, acquired all of the issued and outstanding shares of Holmer. Dr. Raman is currently a director of Moneta Porcupine Mines (TSX:ME), Nico Mining Limited (TSXV:NCL) and Altai Resources Inc. (TSXV:ATI). Dr. Raman holds a Ph.D (1970) in geology from Carleton University, Ottawa and a UNESCO Post-Graduate Diploma (1965) from University of Vienna, Austria.

Miles Nagamatsu, CA - Chief Financial Officer.  Mr. Nagamatsu is a Chartered Accountant with over 30 years of experience in accounting, finance, insolvency, credit, lending, and special loans management.  Since 1993, Mr. Nagamatsu has been President of Marlborough Management Limited, through which he has provided financial and management services as part-time Chief Financial Officer to public and private companies primarily in the mineral exploration and investment management industries. He presently serves as a director and/or Chief Financial Officer for Northfield Metals Inc., an unlisted reporting issuer, Eloro Resources Ltd. (TSXV:ELO), Champion Minerals Inc. (TSXV:CHM), PC Gold Inc. (TSX:PKL) Essex Oil Ltd. (CNSX: ESX), Wavex International Inc. (NASDAQ Pink Sheets:WVXI), Juno Special Situations Corporation and CGS Resource Fund Ltd.  For more than 25 years, Mr. Nagamatsu has served in a volunteer capacity as Treasurer and Director of the Canadian Cystic Fibrosis Foundation. It is anticipated that Mr. Nagamatsu will devote approximately 10% of his time and effort to the affairs of the Corporation.

Corporate Cease Trade Orders or Bankruptcies

Except as provided below, none of the directors or officers of the Corporation or any shareholder holding sufficient securities of the Corporation to materially affect control of the Corporation is, or has been within the 10 years prior to the date of this prospectus, a director or officer of any other issuer that, while such person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied such issuer access to any statutory exemptions under Canadian securities legislation for a period of more than 30 consecutive days, or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that issuer.

Gregory Bowes has been a director of Industrial Minerals since June 23, 2008 and became the Chief Executive Officer and Chief Financial Officer of Industrial Minerals on May 10, 2010. On August 18, 2009, Industrial Minerals, which is a Delaware corporation which is listed on the over-the-counter bulletin board in the United States, was advised by the BCSC that the BCSC had issued a cease trade order against it for failure to file a NI 43-101 compliant technical report in connection with the November 2007 announcement by Industrial Minerals of a mineral resource estimate and the results of a preliminary assessment for the Bissett Creek Project and subsequent similar disclosure. Industrial Minerals had been designated a reporting issuer in British Columbia by the BCSC pursuant to BCI 51-509 on September 15, 2008. The technical report had been completed and Industrial Minerals’ disclosure was consistent with it, but the report was not filed with the BCSC due to the financial difficulties being experienced by Industrial Minerals. The cease trade order remains in effect. Industrial Minerals intends to cease being a reporting issuer in British Columbia under BCI 51-509 or apply to revoke the cease trade order of the BCSC.

Donald Christie was, and continues to be, a director of Alpha One Corporation (“Alpha One”), a Capital Pool Company which is listed on the NEX. On April 3, 2006, trading in Alpha One shares was halted by the TSXV at the request of Alpha One. On April 5, 2006 Alpha One issued a press release describing its intended Qualifying Transaction (as defined in the TSXV Policies). The TSXV subsequently issued a bulletin on September 13, 2006 indicating that Alpha One was required to complete a Qualifying Transaction by October 14, 2006, 24 months from its date of listing. Further to the TSXV bulletin dated September 13, 2006, effective October 20, 2006, trading in Alpha One shares was suspended, as Alpha One failed to complete a Qualifying Transaction within 24 months of its listing. On March 9, 2007, as the result of Alpha One failing to complete the Qualifying Transaction within the time frame prescribed by TSXV Policy 2.4, the Alpha One shares were transferred to NEX where they remain suspended pending the closing of a Qualifying Transaction. The trading symbol for Alpha One shares was changed from AOC.P to AOC.H as a result of the transfer to NEX.

Dr. Sethu Raman was a director of Visa Gold Explorations Inc., a TSX listed company, from October 2000 to June 2003. Trading in Visa Gold Explorations Inc. was halted in June 2003 for failure to file financial statements for the period ending December 31, 2002. On June 20, 2003, Dr. Raman resigned as a director. On January 13, 2004, the BCSC issued a cease trade order against the company.

Penalties or Sanctions

None of the directors or officers of the Corporation or any shareholder holding sufficient securities of the Corporation to materially affect control of the Corporation, has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of the directors or officers of the Corporation or any shareholder of the Corporation holding sufficient securities of the Corporation to materially affect the control of the Corporation, nor any personal holding company of any such persons, has, within the 10 years prior to the date of this prospectus, been bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of such person.

Conflicts of Interest

As at the date hereof, the Corporation is not aware of any existing or potential material conflicts of interest between the Corporation and any director or officer of the Corporation.

Certain of the directors of the Corporation serve as directors or officers of, or provide consulting services to, other resource companies or may have significant shareholdings in other public or private resource companies which may compete with the Corporation.  Situations may arise in connection with potential acquisitions, investments or other transactions where the interests of these directors may actually or potentially conflict with the interests of the Corporation.  The Corporation intends to establish procedures and practices to minimize the frequency and extent of conflicts of interest and to resolve or deal with them in a manner which protects the interests of the Corporation and its shareholders, including disclosure of actual or perceived conflicts and having independent directors review and deal with such conflicts.  The Business Corporations Act (Ontario) requires written disclosure if a director or officer of the Corporation is a party to a material contract or proposed material contract or is a director or officer of, or has a material interest in, any material contract or proposed material contract, with the Corporation and subject to certain exceptions, requires the director to abstain from voting on the matter.

Committees of the Board of Directors

The Board of Directors has established three committees as described below, the Audit Committee, the Compensation and Nomination Committee and the Corporate Governance Committee.

Audit Committee

The Audit Committee is comprised of Messrs. Christie, Chmelauskas and Little. The Audit Committee has been structured to comply with Multilateral Instrument 52-110 - Audit Committees (“MI 52-110”).  Each member of the Audit Committee is financially literate within the meaning of MI 52-110. In addition, each member of the Audit Committee is independent within the meaning of MI 52-110.

The Audit Committee oversees the accounting and financial reporting practices and procedures of the Corporation, and the audits of the Corporation’s financial statements. The principal responsibilities of the Audit Committee include: (i) overseeing the quality and integrity of the internal controls and accounting procedures of the Corporation, including reviewing the Corporation’s procedures for internal control with the Corporation’s auditor and Chief Financial Officer; (ii) reviewing and assessing the quality and integrity of the Corporation’s annual and quarterly financial statements and related management’s discussion and analysis, as well as all other material continuous disclosure documents, such as the Corporation’s annual information form; (iii) monitoring compliance with legal and regulatory requirements related to financial reporting; (iv) reviewing and approving the engagement of the auditor of the Corporation and independent audit fees; (v) reviewing the qualifications, performance and independence of the auditor of the Corporation, considering the auditor’s recommendations and managing the relationship with the auditor, including meeting with the auditor as required in connection with the audit services provided by the Corporation; (vi) reviewing the Corporation’s risk management procedures; (vii) reviewing any significant transactions outside the Corporation’s ordinary course of business and any pending litigation involving the Corporation; and (viii) examining improprieties or suspected improprieties with respect to accounting and other matters that affect financial reporting.

Compensation and Nomination Committee

The Compensation and Nomination Committee is comprised of Messrs. Chmelauskas, Christie and Raman. Each member of the Compensation and Nomination Committee is independent within the meaning of National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

The Compensation and Nomination Committee oversees the remuneration, nomination and appointment policies and practices of the Corporation. The principal responsibilities of the Compensation and Nomination Committee include: (i) considering the Corporation’s overall remuneration strategy and, where information is available, verifying the appropriateness of existing remuneration levels using external sources for comparison; (ii) comparing the nature and amount of the Corporation’s directors’ and executive officers’ compensation to performance against goals set for the year while considering relevant comparative information, independent expert advice and the financial position of the Corporation; (iii) making recommendations to the Board of Directors in respect of director and executive officer remuneration matters with the overall objective of ensuring maximum shareholder benefit from the retention of high quality board and executive team members; (iv) considering nominees for independent directors of the Corporation; and (v) planning for the succession of directors and executive officers of the Corporation, including appointing, training and monitoring senior management to ensure that the Board of Directors and management have appropriate skill and experience.

Corporate Governance Committee

The Corporate Governance Committee is comprised of Messrs. Raman, Little and Scarr. Each member of the Corporate Governance Committee is independent within the meaning of NP 58-201.

The Corporate Governance Committee oversees the Corporation’s approach to corporate governance matters. The principal responsibilities of the Corporate Governance Committee include: (i) monitoring and overseeing the quality and effectiveness of the corporate governance practices and policies of the Corporation; (ii) adopting and implementing corporate communications policies and ensuring the effectiveness and integrity of communication and reporting to the Corporation’s shareholders and the public generally; and (iii) administering the Board of Directors’ relationship with the management of the Corporation.

Directors’ and Officers’ Liability Insurance

The Corporation does not presently carry directors’ and officers’ liability insurance but intends to obtain directors’ and officers’ liability insurance prior to the Closing of the Offering. The Corporation does not maintain any key man insurance.

AUDIT COMMITTEE INFORMATION

Audit Committee Charter

The charter for the Corporation’s Audit Committee is attached as Appendix “A” to this prospectus.

Composition of the Audit Committee

The Audit Committee of the Corporation is comprised of Donald Christie CA, Jay Chmelauskas and Ronald Little. Mr. Christie serves as Chairman of the Audit Committee. The Audit Committee has been structured to comply with MI 52-110.  Each member of the Audit Committee is financially literate within the meaning of MI 52-110. In addition, each member of the Audit Committee is independent within the meaning of MI 52-110.

Relevant Education and Experience

Each member of the Corporation’s Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, education and experience that have provided the member with: (a) an understanding of the accounting principles used by the Corporation to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves; (b) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements or experience actively supervising individuals engaged in such activities; and (c) an understanding of internal controls and procedures for financial reporting.  In particular: (i) Mr. Christie is a Chartered Accounting with many years of experience with financial reporting and public companies, and he is currently Chief Financial Officer of Alexander Capital Group, a Toronto-based investment banking company; (ii) Mr. Chmelauskas holds a Masters Degree in Business Administration, and he is currently President of Western Lithium Corp. and was previously  President and CEO of China Gold International Resources Corp. Ltd., both publicly listed companies, and is familiar and experienced with financial statements and the reporting requirements of public companies; and (iii) Mr. Little has over 15 years experience in managing public companies and is familiar with, and experienced in, the analysis of financial statements and public company reporting requirements.  In these capacities, they have had experience preparing, analyzing or evaluating financial statements for public companies or actively supervising individuals engaged in such activities, and have developed an understanding of the accounting principles used by the Corporation to prepare its financial statements and an understanding of internal controls and procedures for financial reporting.

Reliance on Certain Exemptions

The Corporation is not relying upon any exemptions under MI 52-110.

Pre-approval Policy

The Corporation has not yet adopted any specific policies or procedures for the engagement of non-audit services. Such matters are the subject of review and pre-approval by the Audit Committee.

External Auditor Service Fees

The Corporation has incurred fees in the amount of approximately $16,000 with Meyers Norris Penny LLP, Chartered Accountants for audit services since January 2010. The audit services related to professional services rendered for the audit of the Corporation’s financial statements for the year ended December 31, 2009 included in this prospectus. The Corporation has not engaged Meyers Norris Penny LLP, Chartered Accountants or any other auditing or accounting firm for non-audit services other than the review of the Corporation’s financial statements for the years ended December 31, 2009 and 2008, the three-month period ended March 31, 2010 and the six-month period ended June 30, 2010, for which it has incurred fees in the amount of approximately $15,000.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors of the Corporation is comprised of six members. Five of these directors, Messrs. Chmelauskas, Christie, Little, Raman and Scarr are independent. Gregory Bowes is President and Chief Executive Officer of the Corporation and therefore is not independent. A majority of the Corporation’s current directors are independent and a majority of the Corporation’s directors will continue to be independent following the completion of the Offering.

The following directors of the Corporation currently serve on the boards of other reporting issuers (or the equivalent) as listed below:

Name	Name of Reporting Issuer	Exchange
Gregory B. Bowes	Industrial Minerals, Inc.	OTC-BB
	Mazorro Resources Inc.	TSXV

Ronald N. Little	Orezone Gold Corporation	TSX

Jay Chmelauskas	Tri-River Ventures Inc.	TSXV

Donald H. Christie	San Anton Resource Corporation	TSX
	Alpha One Corporation	NEX

K. Sethu Raman	Moneta Porcupine Mines	TSX
	Nico Mining Limited	TSXV
	Altai Resources Inc.	TSXV

The Board of Directors has not held any formal meetings since incorporation of the Corporation. Resolutions of the Board of Directors have been passed in connection with the incorporation, organization and activities of the Corporation to date through the use of unanimous written consent resolutions. It is contemplated that the Board of Directors will hold a formal meeting in connection with the completion of the Offering and regularly scheduled meetings thereafter.

The independent directors have not held any scheduled meetings without non-independent directors or management present since incorporation of the Corporation. It is anticipated, however, that such meetings will occur following the completion of the Offering.

Board Mandate

The written mandate of the Board of Directors is attached as Appendix “B” to this prospectus.

Position Descriptions

The Board of Directors has not developed written position descriptions for the chair of each committee of the Board of Directors, and the Board of Directors and its Chief Executive Officer have not developed a written position description for the Chief Executive Officer. The Board of Directors and the Chief Executive Officer will consider the development of written position descriptions following the completion of the Offering, taking into consideration the size of the Corporation and its Board of Directors, the stage of the Corporation’s development and enabling the Board of Directors and its committees to operate in an efficient and flexible manner. In the meantime, the Board of Directors expects the Chairman of the Board of Directors to provide leadership and to manage the Board of Directors and ensure that it carries out its duties and responsibilities according to its mandate, and the Chief Executive Officer reports to the Board of Directors. Similarly, the Board of Directors expects the chairman of each committee to provide leadership and to manage the committee and ensure that the committee carries out its duties and responsibilities according to its mandate.

Orientation and Continuing Education

The Corporation does not have a formal orientation and education program for new directors. The Corporation has not held a formal orientation for the members of its Board of Directors, but the members of the Board of Directors have been made aware of the Corporation and its operations, activities and plans throughout the course of the Corporation’s pre-Offering reorganization and the conduct of the Offering. The Corporation will make directors aware of current disclosure, governance and reporting guidelines and regulations in connection with the completion of the Offering, and directors are also encouraged to keep informed of new developments individually. Board members are also encouraged to communicate with management, auditors and technical consultants as required.

Ethical Business Conduct

The Corporation is committed to conducting its business in accordance with applicable laws, rules and regulations, and in accordance with industry standards of business ethics, and to full and accurate disclosure in compliance with applicable securities laws. In furtherance of the foregoing, the Corporation will adopt prior to the completion of the Offering a written Code of Business Conduct and Ethics (the “Code”) which applies to all directors, officers and employees of the Corporation and sets forth specific policies to guide such individuals in the performance of their duties. A copy of the Code can be obtained by contacting the Corporation. The Corporation will also prior to the completion of the Offering institute a “whistle blower policy” whereby infractions can be reported to the Corporation’s Corporate Secretary or Audit Committee.

Under applicable corporate laws, any director or executive officer that has a material interest in a transaction or agreement that is being considered by the Corporation is required to declare a conflict of interest and is excluded from voting and from the decision making process with respect to that issue.

Nomination of Directors and Compensation

The Corporation’s Compensation and Nomination Committee is comprised of Sethu Raman, Don Christie and Ian Scarr. Each member of the Compensation and Nomination Committee is independent within the meaning of NP 58-201.

The Compensation and Nomination Committee oversees the remuneration, nomination and appointment policies and practices of the Corporation. The principal responsibilities of the Compensation and Nomination Committee are described in “Directors and Officers – Committees of the Board of Directors – Compensation and Nomination Committee”.

No compensation consultant or advisor has been retained by the Corporation to date.

Other Board Committees

The Corporation has no current or proposed standing committees other than the Audit Committee, Nomination and Compensation Committee and Corporate Governance Committee.

Assessments

The Board of Directors has not conducted any assessment of the Board of Directors, its committees or individual directors. The Corporation will consider conducting such assessments as and when appropriate following the completion of the Offering. The Corporation has a relatively small Board of Directors which provides the opportunity for all directors to actively interact and to become familiar with one another. It is expected that any issues with respect to effectiveness and contribution would readily become apparent in this environment.

EXECUTIVE COMPENSATION

The compensation for the Corporation’s executive officers is comprised of both a fixed component and an at-risk component. The at-risk component is composed of certain incentives. The compensation program aims to ensure total remuneration is competitive by market standards and links rewards with the short-term and long-term strategic goals and performance of the Corporation. On a going forward basis, the Board of Directors will establish the remuneration of the Chief Executive Officer on the basis of a recommendation from the Compensation and Nomination Committee. The Compensation and Nomination Committee, based on the recommendation of the Chief Executive Officer, will establish the remunerations of executives reporting to the Chief Executive Officer, including their participation in incentive plans offered by the Corporation.

Summary Compensation Table

The following table sets forth information concerning annual and long-term compensation earned for services rendered by the Chief Executive Officer and Chief Financial Officer of the Corporation (collectively, the “Named Executive Officers”) for the years ended December 31, 2009 and 2008. The Corporation has no other officers and none of the officers of the Corporation has received total salary and bonuses exceeding $150,000 during the Corporation’s last two fiscal years.

Summary Compensation Table
		Annual Compensation
Name and Principal Position	Period Ended Dec. 31	Salary	Bonus	Option-Based Awards	All Other Compensation	Total Compensation
Gregory Bowes (2)	2009	$81,165	Nil	Nil	Nil	Nil
President and Chief Executive Officer	2008	Nil	Nil	Nil	Nil	Nil
Miles Nagamatsu CA(3)	2009	Nil	Nil	Nil	Nil	Nil
Chief Financial Officer	2008	Nil	Nil	Nil	Nil	Nil

Notes:
(1)
The Corporation has not to date issued any options to acquire Common Shares The Corporation anticipates issuing an aggregate of 1,150,000 options to acquire Common Shares to Named Executive Officers in connection with the Closing of the Offering. See “Stock Options”.

(2)
Gregory Bowes was appointed President and Chief Executive Officer on May 10, 2009. The Corporation has signed a contract with Bowes & Corporation, Management Ltd. to provide the services of Gregory Bowes as President & Chief Executive Officer at an annual rate of $150,000. See “Employment Agreements and Management Contracts”.

(3)	Miles Nagamatsu CA was appointed Chief Financial Officer on May 1, 2010. See “Employment Agreements and Management Contracts”.

Long-Term Incentive Plan Awards and Stock Appreciation Rights

The Corporation does not maintain any long-term incentive plans and does not grant stock appreciation rights.

Stock Options

The Corporation did not issue any stock options to the Named Executive Officers during the year ended December 31, 2009, and does not currently have any stock options outstanding. The Corporation intends to grant stock options to certain of its directors, senior officers, employees and consultants in connection with the Closing of the Offering having an exercise price equal to the Offering Price. See “Options to Purchase Securities”. The following table provides details of stock options proposed to be granted to the Named Executive Officers on Closing of the Offering:

Proposed Options Grants to Named Executive Officers
Name	Common Shares Under Options (#)		% of Total Options to be Granted to Employees	Exercise Price ($/Share)	Market Value of Securities Underlying Options on the Date of Grant ($)(1)	Expiry Date
Gregory Bowes, President and Chief Executive Officer	1,000,000		86.9%	$0.50	NA	Five Years from Issuance
Miles Nagamatsu Chief Financial Officer	150,000	(2)	13.1%	$0.50	NA	Five Years from Issuance
Notes:
(1)	There is no market for the Common Shares. Determined based on the Offering Price.
(2)
Pursuant the Corporation’s contract with Marlborough Management Ltd., (see Employment Agreements and Management Contracts), the Corporation has agreed to issue an additional 50,000 options to Mr. Nagamatsu when the total number of the Corporation’s Common Shares outstanding reaches 30 million and an additional 50,000 options when the total number of Common Shares outstanding reaches 40 million.

Employment Agreements and Management Contracts

The Corporation and Industrial Minerals entered into a management contract effective May 1, 2009 with Bowes & Company, Management Ltd. (“BCO”) to provide the services of Gregory Bowes as Chief Executive Officer to the Corporation at an annual rate of $150,000.  Pursuant to the terms of the agreement, BCO was granted 2,000,000 common shares of Industrial Minerals and was paid a monthly retainer of $6,000 from May 1, 2009 until September 30, 2009, at which time the monthly retainer was increased to $15,000 and BCO was granted an additional 2,000,000 common shares of Industrial Minerals.  No cash payments were due under the contract until the Corporation was successful in raising at least $300,000 in financing.  In addition, BCO was entitled to a success fee equal to 2% of the aggregate principal amount of any financings.  The agreement with BCO was subsequently amended effective October 1, 2009 to reduce the monthly retainer to $12,500 retroactive back to October 1, 2009, eliminate the success fee on financings on all but the Note financings, and grant BCO an additional 2,500,000 shares of Industrial Minerals.  The contract may be cancelled by the Corporation for cause at any time, and without cause upon payment of three times the monthly retainer.  It is anticipated that the Corporation will enter into an employment agreement with Gregory Bowes, the Corporation’s President and Chief Executive Officer, following the completion of the Offering. The terms of the employment agreement will be determined through negotiation between Mr. Bowes and the Compensation Committee.  It is anticipated that Mr. Bowes will be paid an annual salary in the amount of $150,000.

The Corporation entered into a contract dated April 1, 2010 with Marlborough Management Limited to provide the services of Mr. Nagamatsu as Chief Financial Officer.  Marlborough is paid $4,000 per month and the contract can be terminated upon 30 days notice by either party.

Compensation of Directors

Directors do not currently receive any remuneration for the provision of their services in that capacity. Following the completion of the Offering, it is proposed that each of the non-executive directors of the Corporation will receive an annual retainer fee of $12,500. Directors will not receive any additional remuneration for serving on the Audit Committee, the Compensation and Nomination Committee or the Corporate Governance Committee.  The Corporation will reimburse directors for out-of-pocket expenses related to their attendance to meetings.

Non-executive directors will also be entitled to participate in the Option Plan. In connection with the completion of the Offering, it is proposed that options to purchase an aggregate of 900,000 Common Shares will be granted to the Corporation’s non-executive directors, exercisable at the Offering Price. See “Options to Purchase Securities”.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the current directors or executive officers of the Corporation, nor any associate of such director or officer is, or has been at any time since the incorporation of the Corporation, indebted to the Corporation, nor has any such individual been indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding, provided by the Corporation.

PLAN OF DISTRIBUTION

Pursuant to the Agency Agreement between the Corporation and the Agent, the Corporation has retained the Agent to act as its agent to offer for sale to the public in the provinces of British Columbia, Alberta and Ontario, on a commercially reasonable efforts basis, without underwriter liability, in accordance with the terms and subject to the conditions of the Agency Agreement, subject to prior sale, if, as and when issued by the Corporation, of a minimum of 2,000,000 and maximum of 6,000,000 Common Shares at the Offering Price of $0.50 per Common Share for aggregate gross proceeds of $1,000,000 assuming the Minimum Offering and $3,000,000 assuming the Maximum Offering.  The price of the Common Shares was established by negotiation between the Corporation and the Agent based on several factors and may bear no relationship to the price that will prevail in the market.

The Agent has agreed to use its commercially reasonable efforts to secure subscriptions for the Common Shares offered hereunder on behalf of the Corporation, but is not obligated to buy any Common Shares that are not sold.  The obligations of the Agent under the Agency Agreement may be terminated at the discretion of the Agent and the Agent may withdraw subscriptions for Common Shares on behalf of subscribers on the basis of its assessment of the state of the financial markets or upon the occurrence of certain stated events, including any material adverse change in the business or financial condition of the Corporation.  The Agent may offer selling group participation to other registered dealers, with compensation to be negotiated between the Agent and such selling group participants, but at no additional cost to the Corporation.

Pursuant to the Agency Agreement, the Corporation has agreed to pay the Agent the Commission equal to 7% of the gross proceeds of the Offering ($70,000 if the Minimum Offering is achieved or $210,000 if the Maximum Offering is achieved). The Agent will also receive the Compensation Options to acquire that number of Common Shares equal to 7% of the aggregate number of Common Shares sold under the Offering (140,000 Common Shares if the Minimum Offering is achieved or 420,000 Common Shares if the Maximum Offering is achieved). Each Compensation Option will be exercisable at any time, in whole or in part, to purchase one Common Share at a price of $0.50 per Common Share for a period of 12 months from the Closing Date. This prospectus qualifies the distribution of the Compensation Options.

Pursuant to the Agency Agreement, the Corporation has agreed to indemnify the Agent, its affiliates, directors, officers, employees and agents against certain liabilities.

Subscriptions for Common Shares will be received subject to rejection or allotment, in whole or in part, and the right is reserved to close the subscription books at any time without notice.  Closing is conditional upon all conditions of closing specified in the Agency Agreement having been satisfied or waived.  The completion of the sale of securities pursuant to the Offering will take place on the Closing Date or such day or days as the Agent and the Corporation may mutually agree upon. Provided that the Minimum Offering is subscribed for, it is expected that an initial Closing will occur on or about ●, 2010 or such date as may be agreed to by the Corporation and the Agent, but in any event no later than ●, 2010. The Offering will not continue for a period of more than 90 days after the date of the receipt for the (final) prospectus in respect of the Offering if subscriptions representing the Minimum Offering are not obtained within the 90 day period, unless the Agent and each of the subscribers within such period consent to its continuation. The Agent, pending completion of the Minimum Offering, will hold in trust all subscription funds received pursuant to the provisions of the Agency Agreement.  If the Minimum Offering is not completed, the subscription proceeds received by the Agent in connection with the Offering will be returned to subscribers without interest or deduction unless such subscribers have otherwise instructed the Agent. Certificates representing the Common Shares will be issued in registered form to CDS or its nominee and will be deposited with CDS on the Closing Date. Purchasers will receive only a customer confirmation from the registered dealer through which Common Shares are purchased.

Pursuant to the Agency Agreement, the Corporation has agreed not to, directly or indirectly, issue, sell or grant or agree to announce any intention to issue, sell or grant, any securities of the Corporation for a period of 120 days following the Closing Date without the prior written consent of the Agent, except in conjunction with: (i) an issuance of securities pursuant to the Option Plan; (ii) an issuance of securities pursuant to outstanding warrants; (iii) obligations in respect of existing mineral property agreements; and (iv) the issuance of securities in connection with property or share acquisitions in the normal course of business.

Pursuant to policy statements of certain Canadian provincial securities commissions and the Universal Market Integrity Rules, the Agent may not, throughout the period of distribution, bid for or purchase Common Shares for its own account or for accounts over which it exercises control or direction. The foregoing restriction is subject to exceptions, on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, the Common Shares. These exceptions include bids or purchases permitted under the Universal Market Integrity Rules for Canadian Marketplaces administered by Market Regulation Services Inc. relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing, the Agent may engage in stabilizing transactions, which involve making bids for, purchasing and selling Common Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Common Shares while the Offering is in progress. These stabilizing transactions may include making short sales of the Common Shares, which involve the sale by the Agent of a greater number of Common Shares than are being sold in the Offering. Short sales may be “covered” shorts, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked” shorts, which are short positions in excess of that amount. The Agent may close out any covered short position either by exercising their Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Agent will consider, among other things, the price of Common Shares available for purchase in the open market compared to the price at which the Agent may purchase Common Shares through the Over-Allotment Option. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in the Offering. To the extent that the Agent creates a naked short position, it will purchase Common Shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the Common Shares or preventing or retarding a decline in the market price of the Common Shares, and, as a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. Such transactions, if commenced, may be discontinued at any time. The Agent may carry out these transactions on the TSX, in the over the counter market or otherwise.

The securities offered under this prospectus have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state. Such securities may not be offered or sold or otherwise transferred or disposed of within the United States or to, or for the account or benefit of a U.S. person without registration unless an exemption from registration is available. Accordingly, such securities may only be offered and sold within the United States to “accredited investors” pursuant to Rule 506 of Regulation D under the U.S. Securities Act, and outside the United States in compliance with Regulation S under the U.S. Securities Act (“Regulation S”), and thereafter may only be reoffered, resold or otherwise transferred or disposed of in the United States or to or for the account or benefit of a U.S. person pursuant to the registration requirements of the U.S. Securities Act and applicable state securities laws or an exemption therefrom. The Agent has agreed not to offer or sell the securities offered under this prospectus without registration under the U.S. Securities Act and applicable state securities laws except as set forth above. In addition, until 40 days after the commencement of the Offering, an offer or sale of such securities in the United States by any dealer, whether or not participating in the Offering, may violate the registration requirements of the U.S. Securities Act if such an offer or sale is made otherwise than in accordance with an exemption under the U.S. Securities Act. The securities offered under this prospectus will be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

There is currently no public market for the Common Shares. The Corporation has applied to list the Common Shares on the TSXV.  Listing on the TSXV is subject to the Corporation fulfilling all of the listing requirements of the TSXV, including minimum distribution and financial requirements.

As at the date of this prospectus, the Corporation does not have any of its securities listed or quoted, has not applied to list or quote any of its securities, and does not intend to apply to list or quote any of its securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside Canada and the United States of America other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.

Except as disclosed in this prospectus, the Corporation has not made nor will it make any payments in cash, securities, or other consideration to a promoter, finder or any other person or company in connection with this Offering. The directors, officers and other insiders of the Corporation may participate in this Offering.

RISK FACTORS

An investment in the Common Shares offered hereunder is speculative and subject to risks and uncertainties.  The occurrence of any one or more of these risks or uncertainties could have a material adverse effect on the value of any investment in the Corporation and the business, prospects, financial position, financial condition or operating results of the Corporation. Prospective investors should carefully consider the information presented in this prospectus, including the following risk factors, before a decision to purchase the Common Shares offered under this prospectus is made. The risk factors noted below are not an exhaustive list of all risk factors associated with an investment in the Common Shares or in connection with the operations of the Corporation.

Exploration Stage Corporation and Single Asset

The Corporation has a limited history of operations and is in the early stage of development.  The Corporation is engaged in the business of exploring and developing a single asset, the Bissett Creek Project, in the hope of ultimately, at some future point, placing the Bissett Creek Project into production.  The Bissett Creek Project will be for the foreseeable future the Corporation’s sole asset.  Although management believes the Bissett Creek Project has sufficient merit to justify focusing all the Corporation’s limited resources upon it, the Corporation will in consequence be exposed to some heightened degree of risk due to the lack of property diversification. The Bissett Creek Project is known to host NI 43-101 compliant Indicated and Inferred Resources. However, there are no guarantees that these Indicated and Inferred Resources will ever be demonstrated, in whole or in part, to be profitable to mine.  Development of the Bissett Creek Project will only follow upon obtaining satisfactory results from the recommended multi-phase exploration and development program and any subsequent work and studies that may be required.  There can be no assurance that any of the Corporation’s planned exploration and development activities on the Bissett Creek Project will ever lead to graphite production from the Bissett Creek Project.

Mineral Exploration and Development

The exploration and development of mineral projects is highly speculative in nature and involves a high degree of financial and other risks over a significant period of time which even a combination of careful evaluation, experience and knowledge may not reduce or eliminate. The Bissett Creek Project, which will constitute the Corporation’s sole asset, is known to host NI 43-101 compliant Indicated and Inferred Resources.  However, there are no guarantees that there will ever be reserves sufficient to support a profitable mining operation on the Bissett Creek Project.  The proposed multi-phase exploration and development program on the Bissett Creek Project is subject to a significant degree of risk.  Whether a mineral deposit will be commercially viable depends on a number of factors, including the particular attributes of the deposit (i.e. size, grade, access and proximity to infrastructure), financing costs, the cyclical nature of commodity prices and government regulations (including those relating to prices, taxes, currency controls, royalties, land tenure, land use, importing and exporting of mineral products, and environmental protection).  The effect of these factors or a combination thereof cannot be accurately predicted but could have an adverse impact on the Corporation.

No History of Mineral Production

The Corporation has never had an interest in a mineral producing property.  There is no assurance that commercial quantities of minerals will be discovered at the Bissett Creek Project or any future properties, nor is there any assurance that the exploration programs of the Corporation thereon will yield any positive results.  Even if commercial properties of minerals are discovered, there can be no assurance that any property of the Corporation will ever be brought to a stage where Mineral Resources can be profitably produced thereon.  Factors which may limit the ability of the Corporation to produce mineral resources from its properties include, but are not limited to, the price of mineral resources are explored, availability of additional capital and financing and the nature of any mineral deposits.

Mining Operations and Insurance

Mining operations generally involve a high degree of risk.  The Corporation’s operations will be subject to all of the hazards and risks normally encountered in mineral exploration and development.  Such risks include unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, water inflows, fires and other conditions involved in the drilling and removal of material, environmental hazards, industrial accidents, periodic interruptions due to adverse weather conditions, labour disputes, political unrest and theft.  The occurrence of any of the foregoing could result in damage to, or destruction of, mineral properties or interests, production facilities, personal injury, damage to life or property, environmental damage, delays or interruption of operations, increases in costs, monetary losses, legal liability and adverse government action.  The Corporation does not currently carry insurance against these risks and there is no assurance that such insurance will be available in the future, or if available, at economically feasible premiums or acceptable terms.  The potential costs associated with losses or liabilities not covered by insurance coverage may have a material adverse effect upon the Corporation’s financial condition.

Limited Operating History and Financial Resources

The Corporation has a limited operating history, has no operating revenues and is unlikely to generate any revenues from operations in the immediate future.  It anticipates that its existing cash resources, together with the net proceeds of the Offering, will be sufficient to cover its projected funding requirements for the ensuing year.  If its phased exploration and development program is successful, additional funds will be required to bring the Bissett Creek Project to production.  The Corporation has limited financial resources and there is no assurance that sufficient additional funding will be available to enable it to fulfill its obligations or for further exploration and development on acceptable terms or at all.  Failure to obtain additional funding on a timely basis could result in delay or indefinite postponement of further exploration and development and could cause the Corporation to reduce or terminate its operations.  Additional funds raised by the Corporation from treasury share issuances may result in further dilution to the shareholders of the Corporation or a change of control.

Government Regulation

The future operations of the Corporation, including exploration and development activities and the commencement and continuation of commercial production, require licenses, permits or other approvals from various federal, provincial and local governmental authorities and such operations are or will be governed by laws and regulations relating to prospecting, development, mining, production, exports, taxes, labour standards, occupational health and safety, waste disposal, toxic substances, land use, water use, environmental protection, land claims of indigenous people and other matters. The Corporation believes that the Bissett Creek Project is in substantial compliance with all material laws and regulations which currently apply to its activities.  There can be no assurance, however, that the Corporation will obtain on reasonable terms or at all the permits and approvals, and the renewals thereof, which it may require for the conduct of its future operations or that compliance with applicable laws, regulations, permits and approvals will not have an adverse effect on plans to explore and develop the Bissett Creek Project.  Possible future environmental and mineral tax legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delay on the Corporation’s planned exploration and operations, the extent of which cannot be predicted.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Results of Prior Exploration Work

In preparing the Technical Report, the authors of such report relied upon data generated by exploration work carried out by geologists employed by others.  There is no guarantee that data generated by prior exploration work is 100% reliable and discrepancies in such data not discovered by the Corporation may exist.  Such errors and/or discrepancies, if they exist, could impact on the accuracy of the Technical Report.

Reliance on Management and Experts

The success of the Corporation will be largely dependent upon the performance of its senior management and directors.  Due to the relative small size of the Corporation, the loss of these persons or the inability of the Corporation to attract and retain additional highly-skilled employees may adversely affect its business and future operations.  The Corporation has not purchased any “key-man” insurance nor has it entered into any non-competition or non-disclosure agreements with any of its directors, officers or key employees and has no current plans to do so.

The Corporation has hired and may continue to rely upon consultants and others for geological and technical expertise.  The Corporation’s current personnel may not include persons with sufficient technical expertise to carry out the future development of the Corporation’s properties.  There is no assurance that suitably qualified personnel can be retained or will be hired for such development.

Competition

The mineral exploration and mining business is competitive in all of its phases.  The Corporation competes with numerous other companies and individuals, including competitors with greater financial, technical and other resources, in the search for and the acquisition of attractive mineral properties.  The mining industry is facing a shortage of equipment and skilled personnel and there is intense competition for experienced geologists, field personnel, contractors and management.  There is no assurance that the Corporation will be able to compete successfully with others in acquiring such equipment or personnel.

Conflicts of Interest

Certain of the directors and officers of the Corporation also serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently, there exists the possibility for such directors and officers to be in a position of conflict.  Any decision made by any of such directors and officers involving the Corporation should be made in accordance with their fiduciary duties and obligations to deal fairly and in good faith with a view to the best interests of the Corporation and its shareholders.

In addition, each of the directors is required to declare and refrain from voting on any matter in which such directors may have a conflict of interest in accordance with the procedures set forth in the Business Corporations Act (Ontario) and other applicable laws.

Competitive Conditions

The mineral exploration and mining business is competitive in all phases of exploration, development and production.  The Corporation competes with a number of other entities in the search for and acquisition of productive mineral properties.  As a result of this competition, the majority of which is with companies with greater financial resources than the Corporation, the Corporation may be unable to acquire attractive properties in the future on terms it considers acceptable.  The Corporation also competes for financing with other resources companies, many of whom have greater financial resources and/or more advanced properties.  There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Corporation.

The mining industry is facing a shortage of equipment and skilled personnel and there is intense competition for experienced geologists, field personnel, contractors and management.  There is no assurance that the Corporation will be able to compete successfully with other in acquiring such equipment and personnel.

Title to Property

The Corporation has carefully examined the historical record of ownership of the registered surface and mineral rights for the claims comprising the Bissett Creek Project, and the leasehold interests comprising the Bissett Creek Project, and has established and confirmed that ownership thereof is valid and secure and that title is properly registered.  However, there can be no assurance or guarantee that the Corporation’s interests in the Bissett Creek Project may not be challenged.  There can be no assurance that the Corporation will be able to secure the grant or the renewal of exploration permits or other tenures on terms satisfactory to it, or that governments having jurisdiction over the Bissett Creek Project will not revoke or significantly alter such permits or other tenures or that such permits and tenures will not be challenged or impugned.  It is always possible, though unlikely, that third parties may have valid claims not appearing in the historical record underlying portions of the interests of the Corporation and the permits or tenures may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.  If a title defect exists, it is possible that the Corporation may lose all or part of its interest in the properties to which such defects relate.

Aboriginal Land Claims

At the present time, none of the lands comprising the Bissett Creek Project are the subject of an aboriginal land claim. However, no assurance can be provided that such will not be the case in the future.  If any aboriginal peoples file a claim with respect to aboriginal title or rights to the lands comprising the Bissett Creek Project, and if any such claim is successful, it could have an adverse effect on the Corporation’s assets, results of operations and its ability to execute its business plan.

Environmental Risks and Hazards

All phases of the Corporation’s operations will be subject to environmental regulation in the jurisdictions in which it operates.  These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation and provide for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry activities and operations.  They also set forth limitations on the generation, transportation, storage and disposal of hazardous waste.  A breach of such regulation may result in the imposition of fines and penalties.  In addition, certain types of mining operations require the submission and approval of environmental impact assessments.  Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  The cost of compliance with changes in governmental regulations has the potential to reduce the viability or profitability of operations of the Corporation.  The Bissett Creek Project has, over the course of the past two decades, been subject to several environmental studies.  Additional environmental studies will, however, be required as the Corporation’s anticipated exploration and development programs unfold.  It is always possible that, as work proceeds, environmental hazards may be identified on the Bissett Creek Project which are at present unknown to the Corporation and which may have the potential to negatively impact on the Corporation’s exploration and development plans for the Bissett Creek Project.

Cost of Land Reclamation

It is difficult to determine the exact amounts which will be required to complete all land reclamation activities on the Bissett Creek Project.  Reclamation bonds and other forms of financial assurance represents only a portion of the total amount of money that will be spent on reclamation activities over the life of a mine.  Accordingly, it may be necessary to revise planned expenditures and operating plans in order to fund reclamation activities.  Such costs may have a material adverse impact upon the financial condition and results of operations of the Corporation.

Commodity Prices

The price of the Corporation’s securities, its financial results and its exploration, development and mining activities have previously been, or may in the future be, significantly adversely affected by declines in the price of graphite.  Industrial mineral prices fluctuate widely and are affected by numerous factors beyond the Corporation’s control such as the sale or purchase of industrial minerals by various dealers, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, environmental protection, the degree to which a dominant producer uses its market strength to bring supply into equilibrium with demand, and international political and economic trends, conditions and events.  The prices of industrial minerals have fluctuated widely in recent years, and future price declines could cause continued exploration and development of the Bissett Creek Project to be impracticable.

Further, reserve calculations and life-of-mine plans using significantly lower industrial mineral prices could result in material write-downs of the Corporation’s investment in the Bissett Creek Project and increased amortization, reclamation and closure charges.

In addition to adversely affecting reserve estimates and the Corporation’s financial condition, declining commodity prices can impact operations by requiring a reassessment of the feasibility of a particular project.  Such a reassessment may be the result of a management decision or may be required under financing arrangements related to a particular project.  Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Price Volatility and Lack of Active Market

In recent years, securities markets in Canada and elsewhere have from time to time experienced high levels of price and volume volatility.  Consequently, the market prices of the securities of many public companies have experienced significant fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  It may be anticipated that any quoted market for the Corporation’s securities will be subject to such market trends and that the value of such securities may be affected accordingly.  There is currently no market through which the Common Shares can be sold and there can be no assurance that one will develop or be sustained after the Offering.  If an active market does not develop, the liquidity of the investment may be limited and the market price of such securities may decline below the Offering Price.

Litigation

From time to time, the Corporation may be involved in lawsuits.  The outcomes of any such legal actions may have a material adverse affect on the financial results of the Corporation on an individual or aggregate basis.

Dividends

The Corporation has no earnings or dividend record and does not anticipate paying any dividends on its Common Shares in the foreseeable future.

Arbitrary Offering Price

The Offering Price was determined by the Corporation in consultation with the Agent.  It is not an indication of the value of the Common Shares.  There is no assurance that any of the Common Shares can be sold for an amount equal to the Offering Price, or for any amount.

PROMOTERS

Gregory Bowes took the initiative to finance and reorganize the affairs of the Corporation and accordingly may be considered to be a promoter of the Corporation within the meaning of applicable securities legislation. Gregory Bowes beneficially owns or controls 485,714 Common Shares representing 2.1% of the issued and outstanding Common Shares.  Such holdings will represent 2.0% of the Common Shares assuming closing of the Minimum Offering and 1.7% of the Maximum Offering. See “Directors and Officers”.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

At the date hereof, the Corporation is not a party to, and its property is not the subject of, any legal proceedings, the Corporation has not been a party to, and its property has not been the subject of, any such proceedings since its incorporation, and the Corporation is not aware of any such proceedings contemplated by or against the Corporation or its property.

The Corporation is not at the date hereof, and since its incorporation has not been, subject to: (i) any penalties or sanctions imposed by a court relating to provincial and territorial securities legislation or by a securities regulatory authority; (ii) any other penalties or sanctions imposed by a court or regulatory body necessary for this prospectus to contain full, true and plain disclosure of all material facts relating to the securities being distributed; or (iii) settlement agreements entered into before a court relating to provincial and territorial securities legislation or with a securities regulatory authority.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than salaries or fees paid in the ordinary course and securities issued or to be issued to directors and officers of the Corporation as disclosed herein, no director, executive officer or principal shareholder of the Corporation or any of their associates or affiliates, has any material interest, direct or indirect, in any transaction within the three years prior to the date of this prospectus, or in any proposed transaction, that has materially affected or will materially affect the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation are Meyers Norris Penny LLP, Chartered Accountants, 2300, 1055 Dunsmuir Street, PO Box 49148, Vancouver, BC, V7X 1J1.  The transfer agent and registrar of the Corporation is Equity Transfer & Trust Company at its principal office in Toronto, Ontario.

MATERIAL CONTRACTS

Except for contracts made in the ordinary course of business, the Corporation has not entered into any contracts material to the Corporation since incorporation.  The following material contracts will be entered into by the Corporation on or before the Closing Date:

1.	the Escrow Agreement referred to under the heading “Escrowed Securities”; and

2.	the Agency Agreement referred to under the heading “Plan of Distribution”.

A copy of the Technical Report has been filed on SEDAR and copies of the Escrow Agreement and Agency Agreement will be filed on SEDAR at the time of filing of the prospectus.  The Technical Report and the above noted material contracts may be inspected at www.sedar.com or at the offices of Wildeboer Dellelce LLP, counsel to the Corporation, at Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario, M5H 2V1, during normal business hours while the securities offered by this prospectus are in the course of distribution.

EXPERTS

Certain legal matters relating to the Offering will be passed upon on behalf of the Corporation by Wildeboer Dellelce LLP of Toronto, Ontario and on behalf of the Agent by Fogler, Rubinoff LLP of Toronto, Ontario.  None of the partners and associates of Wildeboer Dellelce LLP nor the partners and associates of Fogler, Rubinoff LLP, own beneficially, directly or indirectly, or exercise control or direction over, any of the securities or other property of the Corporation. The partners and associates of Wildeboer Dellece LLP and Fogler, Rubinoff LLP may purchase Common Shares pursuant to the Offering.

The information in this prospectus on the Bissett Creek Project is summarized from the Technical Report prepared by Gilbert Rousseau P. Eng and Claude Duplessis P. Eng, both of SGS, and both of whom are independent qualified persons under NI 43-101. As of the date hereof, to the Corporation’s knowledge, none of Messrs. Rousseau or Duplessis or any of the directors, officers, principals and associates of SGS own beneficially, directly or indirectly, or exercise control or direction over, any of the securities or other property of the Corporation.

Meyers Norris Penny LLP, Chartered Accountants, of Vancouver, British Columbia, are the Corporation’s auditors and such firm has prepared an opinion with respect to the Corporation’s financial statements as at and for the year ended December 31, 2009.  Meyers Norris Penny LLP, Chartered Accountants, are independent of the Corporation in accordance with the Rules of Professional Conduct as outlined by the British Columbia Institute of Chartered Accountants.

PURCHASERS’ STATUTORY RIGHT OF WITHDRAWAL AND RESCISSION

Securities legislation in the provinces of British Columbia, Alberta and Ontario provides purchasers with the right to withdraw from an agreement to purchase securities.  This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment.  In the provinces of British Columbia, Alberta and Ontario, the securities legislation further provides a purchaser with remedies for rescission or damages if the prospectus and any amendment contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province.  The purchaser should refer to any applicable provision of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

AUDITORS’ CONSENT

We have read the prospectus (the “Prospectus”) of Northern Graphite Corporation (the “Corporation”) dated ●, 2010 relating to the issue and sale of a minimum of 2,000,000 and maximum of 6,000,000 common shares of the Corporation.  We have complied with Canadian generally accepted standards for an auditor’s involvement with an offering document.  We consent to the use in the Prospectus of our report to the directors of the Corporation on the balance sheet dated as at December 31, 2009 and the statements of loss and comprehensive loss, deficit and cash flows for the year ended December 31, 2009.  Our report is dated July 13, 2010.

Meyers Norris Penny LLP
Chartered Accountants
Vancouver, British Columbia
●, 2010

Northern Graphite Corporation
(an exploration stage company)

Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007- unaudited)
(Expressed in Canadian dollars)

AUDITORS' REPORT

To the Directors of Northern Graphite Corporation:

We have audited the balance sheet of Northern Graphite Corporation as at December 31, 2009 and the statements of operations, deficit, comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2009 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The balance sheets as at December 31, 2008 and December 31, 2007, and the statements of operations, deficit, comprehensive loss and cash flows for the years then ended have not been audited.

Vancouver, BC
July 13, 2010

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS 2300 – 1055 DUNSMUIR STREET VANCOUVER, BC V7X 1J1 PH. (604) 685-8408 FAX (604) 685-8594 www.mnp.ca

Northern Graphite Corporation
(an exploration stage company)
Balance Sheets
(expressed in Canadian dollars)

	As at December 31,
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)
Assets
Current
Cash and cash equivalents	283,886	376	103,000
Receivables	8,379	7,116	18,300
Subscription funds receivable	25,000	-	-
Prepaid expenses and deposits	-	14,725	12,362
	317,265	22,217	133,662

Reclamation deposit	310,649	306,058	301,535
Property and equipment (note 3)	627,516	1,688,655	1,967,242
Total assets	1,255,430	2,016,930	2,402,439

Liabilities
Current
Accounts payable and accrued liabilities (note 11)	685,927	568,311	330,351
Subscriptions received in advance	150,000	-	-
Convertible notes (note 5 and note 11)	235,394	-	-
Loans payable (note 4)	397,606	442,347	411,988
	1,468,927	1,010,658	742,339
Due to Industrial Minerals Inc. (note 6)	9,836,794	9,915,475	9,363,571
Asset retirement obligations	310,649	306,058	301,535
Total liabilities	11,616,370	11,232,191	10,407,445

Shareholders' deficiency
Common shares (note 7)	100	100	100
Contributed surplus (note 6)	69,585	-	-
Deficit	(10,430,625)	(9,215,361)	(8,005,106)
Total shareholders' deficiency	(10,360,940)	(9,215,261)	(8,005,006)
Total liabilities and equity	1,255,430	2,016,930	2,402,439
Going concern (note 1), Commitments (note 12) and Subsequent events (note 13)
On behalf of the board of directors:

(signed) Gregory Bowes Director	(signed) Ronald N. Little Director
see accompanying notes to financial statements

Northern Graphite Corporation
(an exploration stage company)
Statements of Operations and Deficit
(expressed in Canadian dollars)

	Years ended December 31,
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)
Operating expenses
Management and consulting fees (note 11)	152,352	444,242	608,464
Legal and audit	40,913	-	-
Royalty fees (note 12)	27,000	27,000	27,000
Premises	21,159	29,126	20,817
Office, general and administration	75,960	247,198	1,054,469
Investor relations and marketing	12,736	12,919	35,631
Travel	16,672	42,254	61,374
Property taxes	28,877	33,438	35,089
Interest expense	42,541	27,514	7,906
Amortization	210,131	278,658	296,625
Foreign exchange (gain) loss	(56,068)	67,906	(37,001)
	572,273	1,210,255	2,110,374
Net loss and comprehensive loss before the following items	(572,273)	(1,210,255)	(2,110,374)

Impairment of long lived assets (note 3)	(780,321)	-	(12,812)
Gain on sale of assets (note 3)	113,441	-	-
Gain on debt settlement (note 4)	23,889	-	-
Net loss and comprehensive loss for the period	(1,215,264)	(1,210,255)	(2,123,186)
Deficit, opening	(9,215,361)	(8,005,106)	(5,881,920)
Deficit, closing	(10,430,625)	(9,215,361)	(8,005,106)

Loss per share - basic and fully diluted	$(0.10)	$(0.10)	$(0.18)

Weighted average number of common shares outstanding	11,750,000	11,750,000	11,750,000

see accompanying notes to financial statements

Northern Graphite Corporation
(an exploration stage company)
Statements of Cash Flows
(expressed in Canadian dollars)

	Years ended December 31,
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)
Cash provided by (used in)
Operating activities
Loss for the period	(1,215,264)	(1,210,255)	(2,123,186)
Items not affecting cash
Impairment of long lived assets	780,321	-	-
Gain on sale of assets	(113,441)	-	-
Gain on debt settlement	(23,889)	-	-
Amortization	210,131	278,658	296,625
Accretion of asset retirement obligations	4,591	4,523	4,456
Foreign exchange (gain) or loss	40,653	50,421	(86,692)
Changes in non-cash operating working capital:
Receivables	(1,263)	11,184	(18,300)
Prepaid expenses and deposits	14,725	(2,364)	(709)
Accounts payable and accrued liabilities	117,616	237,960	82,009
	(185,820)	(629,873)	(1,845,797)

Financing activities
Increase (decrease) in loans payable	-	(29,178)	(153,472)
Proceeds on sale of fixed assets	113,441	-	-
Issuance of convertible notes, net of issuance costs of $10,020	304,980	-	-
Subscriptions received in advance	150,000
Advances from (repayment to) Industrial Minerals, Inc.	(78,681)	551,904	2,089,763
Subscription funds receivable	(25,000)	-	-
	464,740	522,726	1,936,291

Investing activities
Interest earned on reclamation deposit	4,591	4,523	4,456
	4,591	4,523	4,456

Net increase in cash	283,511	(102,624)	94,950
Cash and cash equivalents, beginning of period	376	103,000	8,050
Cash and cash equivalents, end of period	283,887	376	103,000

Interest paid	-	-	-

see accompanying notes to financial statements

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

1.	Nature of operations and continuance of operations

Northern Graphite Corporation (“Northern” or "the Company"), was incorporated under the laws of the Province of Ontario on February 25, 2002, under the name Industrial Minerals Canada Inc.  The Company’s name was changed to Northern on March 1, 2010.  Northern was incorporated by its parent company, Industrial Minerals, Inc. (“Industrial”), to develop and hold title to a 100% interest in the Bissett Creek Graphite Property (“the Bissett Creek Property”).  Industrial is a Delaware corporation which trades on the OTC Bulletin Board (“IDSM”) in the United States.  The Company was a wholly owned subsidiary of Industrial until early in 2010 at which time Industrial’s interest in Northern was reduced to 51.3 per cent as a result of a number of financing transactions.

The Company is an exploration stage company that incurred a net loss of $1,215,265 for the year ended December 31, 2009 (2008 - $1,210,255) and has an accumulated deficit of $10,430,625 since the inception of the Company.  Current liabilities exceed current assets by $1,151,662 and the Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital to continue the development of the Bissett Creek Property. While the Company raised additional capital subsequent to the year end to settle loans and payables and to advance the Bissett Creek Property, substantial addition capital is required to ultimately build a mine and processing plant on the Bissett Creek Property and to enable the Company to continue its operations.  However, there is a high degree of risk and many inherent uncertainties in the mining industry and there is no assurance management will be successful in its endeavors.

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company’s management believes that it will continue to be able to generate sufficient funds from public or private debt or equity financings for the Company to continue to operate.  The accompanying financial statements do not include any adjustments that might result from negative outcomes with respect to these uncertainties.

2.	Summary of significant accounting policies

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and include the following significant accounting policies:

Cash and cash equivalents
Cash and cash equivalents include bank balances, funds held in trust with lawyers, and short term investments that are readily convertible into cash with original maturities of three months or less.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses for the period.  By their nature, these estimates and judgments are subject to uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Significant estimates and judgments include those relating to the assessment of the Company’s ability to continue as a going concern, estimates to determine whether impairment of long lived assets is required, asset retirement obligations, depreciation rates and estimated useful lives of buildings and equipment, debt and equity portions of convertible debentures, the calculation of gains and losses relating to foreign currencies, and the recognition of income tax assets and liabilities.  Actual results may differ from those estimates and judgments.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

Property and equipment
Property and equipment are recorded at cost.  Amortization is provided using the straight-line method over the following estimated useful lives of the assets:

Electrical building	7 years
Office furniture	7 years
Office building	10 years
Equipment	3 – 20 years
Process buildings	20 years
Laboratory equipment	3 years

Significant improvements are capitalized, while expenditures for maintenance, repairs and replacements are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation and gains and losses are reflected in the consolidated statements of operations.

Impairment of long-lived assets
The Company monitors the recoverability of long-lived assets based on factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the assets.  The Company records an impairment charge in the period during which it is determined that the carrying amount of the asset may not be recoverable.  The impairment charge is calculated as the amount by which the carrying value of the asset exceeds its fair value.

Mineral properties
Costs relating the acquisition, exploration and development of mineral properties are capitalized. If economically recoverable ore reserves are developed, capitalized costs of the related property are reclassified as mining assets and amortized using the unit of production method. When a property is abandoned, all related costs are written off to operations. If, after management review, it is determined that the carrying amount of a mineral property is impaired, that property is written down to its estimated net realizable value. A mineral property is reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

Income taxes
The Company uses the asset and liability method of accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences), and losses carried forward.  Future income tax assets and liabilities are measured using the enacted tax, or substantially enacted tax rates which will be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is enacted. The amount of future income tax assets recognized is limited to the amount of the benefit that is more likely than not to be realized.

Convertible notes
Convertible notes are considered to be a compound financial instrument that contains both a debt and equity component. On issuance, the fair value of the debt component is determined by discounting the expected future cash flows over the expected life using a market rate of interest for a nonconvertible debt instrument with similar terms. The value is carried as debt on an amortized cost basis until extinguished on conversion or redemption. The remainder of the proceeds is allocated as a separate component of shareholders’ equity. Transaction costs are apportioned between the debt and equity components based on their respective carrying amount when the instrument was issued.

Translation of foreign currencies
Monetary items denominated in foreign currencies are translated to Canadian dollars at the exchange rate in effect at the balance sheet date, and non-monetary items are translated at exchange rates in effect when the assets were acquired or liabilities incurred.  Revenue and expense items are translated at the rate of exchange in effect on the transaction date.  Foreign currency transaction gains or losses are reflected in the results of operations.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

Asset retirement obligations
The fair value of an asset retirement obligation is recorded in the period in which it is incurred.  When the liability is initially recorded, the cost is capitalized by increasing the carrying amount of the related long-lived asset.  Over time, the liability is adjusted to reflect the passage of time (accretion expense) and for changes in estimated future cash flows.  Accretion expense is charged to the statement of operations, while adjustments related to changes in estimated cash flows are recorded as increases or decreases in the carrying value of the asset.  The capitalized cost is amortized over the useful life of the related asset.  Upon settlement of the liability, a gain or loss is recorded if the actual costs incurred are different from the liability recorded.

Comprehensive Income
Other comprehensive income represents the change in net equity for the period resulting from unrealized gains and losses on available-for-sale financial instruments, and changes in the fair market value of derivative instruments designated as cash flow hedges. These amounts are shown net of tax. Cumulative changes in other comprehensive income are included in accumulated other comprehensive income which is presented, if any, as a new category in shareholders’ equity. The Company did not have any transactions during the years ended December 31, 2009 and 2008 that give rise to other comprehensive income, and therefore no balance has accumulated.

Loss per share
Basic loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the year.  Fully diluted loss per share is calculated using the treasury stock method and reflects the potential dilution by including stock options and contingently issuable shares, in the weighted average number of common shares outstanding for the year.

Subsequent to year end, the Company subdivided its common shares on the basis of 11,750,000 common shares for each share outstanding.  As this amendment came after the Company’s year end but before the issuance of the financial statements, all earnings per share calculations for prior periods have been retroactively restated to reflect the change.

Financial instruments
The Company has designated each of its significant categories of financial instruments as follows:

Cash and cash equivalents	Held-for-trading
Receivables	Loans and receivables
Subscription funds receivable	Loans and receivables
Reclamation deposit	Loans and receivables
Accounts payable and accrued liabilities	Other financial liabilities
Subscriptions received in advance	Other financial liabilities
Convertible notes	Other financial liabilities
Loans payable	Other financial liabilities
Due to Industrial Minerals Inc.	Other financial liabilities

All financial instruments are initially recognized at fair value and are subsequently accounted for based on their classification.  The fair value of a financial instrument on initial recognition is the transaction price, which is the fair value of the consideration given or received.  Subsequent to initial recognition, financial assets and liabilities classified as held-for-trading are measured at fair value with changes in fair value recorded in the statement of operations.  Financial assets classified as loans and receivable and other financial liabilities are carried at amortized cost using the effective interest method.  The fair values are based on quoted market bid process if available, otherwise fair value is obtained using discounted cash flow analysis.  Transaction costs that are directly attributable to the issuance of financial assets or liabilities are accounted for as part of the carrying value at inception, and are recognized over the term of the assets and liabilities using the effective interest method.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

Comparative figures
Certain of the comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

Recently adopted accounting pronouncements
On January 1, 2009, the Company adopted amendments to CICA Handbook Section 1000, “Financial Statement Concepts” which clarify the criteria for the recognition of an asset specifically as it relates to the use of the matching principle.  Accordingly, certain items that may have been previously recognized as assets may not be able to be reflected as such under the new recommendations.  The adoption of this amended accounting standard did not have a material impact on the Company’s financial position or results of operations.

In March 2009, the CICA issued EIC-174, Mining Exploration Costs, which provides guidance to mining enterprises related to the measurement of exploration costs and conditions that a mining enterprise should consider when determining the need to perform an impairment review of such costs. The accounting treatments provided in EIC-174 have been applied in the preparation of these financial statements and did not have a material impact on the Company’s financial position or results of operations.

In January 2009, the CICA issued EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities.  The guidance requires that an entity’s own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments.  This guidance is applicable to fiscal period ending on or after January 20, 2009.  The adoption of this section did not have a material impact on the Company’s financial position or results of operations.

On June 1, 2009, the Company adopted amendments to CICA Handbook Section 3862, “Financial Instruments - Disclosures” which included amendments for additional disclosures about fair value measurements of financial instruments and enhanced liquidity risk disclosure. The additional fair value measurement disclosures include the classification of financial instrument fair values in a hierarchy comprising three levels reflecting the significance of the inputs used in making the measurements, described as follows:

Level 1:	Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2:	Valuations based on directly or indirectly observable inputs in active markets for similar assets or liabilities, other than Level 1 prices, such as quoted interest or currency exchange rates; and
Level 3:	Valuations based on significant inputs that are not derived from observable market data, such as discounted cash flow methodologies based on internal cash flow forecasts.

The adoption of this amended accounting standard did not have a material impact on the Company’s financial position or results of operations.

Future accounting changes

The CICA’s Accounting Standards Board has announced that Canadian publicly accountable enterprises will adopt International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board effective January 1, 2011.  The Company is in the process of developing a plan for the implementation of IFRS and will assess the impact of the differences in accounting standards of the Company’s financial statements.  The Company expects to make changes to processes and systems before the 2011 fiscal year, in time to enable the Company to record transactions under IFRS for comparative purposes in the 2011 financial reporting.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

3.	Property and equipment
	As at December 31
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)

Buildings and improvements	800,097	800,097	800,097
Equipment	1,617,816	2,468,823	2,468,823
Total property and equipment	2,417,913	3,268,920	3,268,920
Less accumulated depreciation	1,790,397	1,580,265	1,301,678
Net property and equipment	627,516	1,688,655	1,967,242

During the year ended December 31, 2009, the Company recorded an impairment charge of $780,321 (2008 - $nil; 2007 - $12,812) on buildings, improvements and equipment.

4.	Loans payable

	As at December 31
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)

Unsecured, bearing interest at 7%, due July 2009	95,054	111,187	89,719
Unsecured, bearing interest at 10%, no fixed terms of repayment	302,552	331,160	322,269
	397,606	442,347	411,988

During the year the Company recorded a gain on the settlement of debt of $23,889 (2008 – nil, 2007 – nil).  Subsequent to December 31, 2009 the Company signed settlement agreements for these loans plus accrued interest of $106,975 (note 13).

5.	Convertible notes

On November 23, 2009, the Company issued senior secured convertible promissory notes (the “NotesR 21;) of $315,000.  The Notes are non-interest bearing and are payable on the earlier of November 23, 2011 or the occurrence of any material adverse change in the business of the Company.  The Notes are automatically convertible into units of the Company, in the event that the Company raises additional financing of $1,000,000, at a price per unit equal to 70% of the price per unit in the financing, with each unit consisting of one common share and one common share purchase warrant exercisable at a price that is 70% of the exercise price of the warrants in the financing, and each unit shall include one full warrant .to purchase one common share.  After May 23, 2010, the Notes are also convertible at the option of the holder into units of Industrial at a conversion price of 500 units per $100 principal amount of the Notes.  Each unit will consist of one common share and one warrant entitling the holder to purchase one common share for $0.03 for a period of 24 months from the conversion date.

The Company used the residual value method to allocate the principal amount of the Notes between the liability and equity components.  Under this method, the value of the equity component of $69,585 was determined by deducting the fair value of the liability component of $235,394 from the face value of the Notes net of transaction costs.  The equity value has been recorded as contributed surplus.  The fair value of the liability component was computed as the present value of the future principal payment discounted at a market rate of 12% per annum.

As at December 31, 2009, the Company had received additional advances of $150,000 towards a second convertible note issuance which occurred after year end.  Subsequent to December 31, 2009, all of the Notes have been converted into units of the Company. (note 13).

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

A first mortgage and security interest over all of the assets of the Corporation, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., to hold the security on behalf of the Note holders (see Note 11).

6.	Due to Industrial Minerals Inc.

The amount due to Industrial is unsecured, non-interest bearing and has no specific terms of repayment.  Subsequent to December 31, 2009, amounts due to Industrial were converted to equity (see note 13).

7.	Capital stock

Authorized
The Company is authorized to issue an unlimited number of common shares, Class A preference shares and Class B preference shares.  No preference shares have been issued.

Issued

	Number of common shares	$

Balance, December 31, 2009, 2008 and 2007	1	100

Effective March 1, 2010 all issued and unissued preference shares were deleted from the articles of the Company, and the one issued and outstanding common share was subdivided on the basis of 11,750,000 common shares for each issued and outstanding common share (see note 13).

8.	Capital disclosures

Capital of the Company consists of the equity attributable to the common shareholders, comprised of share capital and deficit.  The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern so that it can continue to explore and develop its mineral property for the benefit of its shareholders.  The Company manages its capital structure and makes adjustments based on the funds available to the Company in light of changes in economic conditions.  The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the Company.  In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that consider various factors, including successful capital deployment and general industry conditions.  Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

As the Company is an exploration stage company, it has no revenues and its principal source of capital is from the issue of common shares and convertible debt.  In order to achieve its objectives, the Company will spend its existing working capital and raise additional funds as required.

The Company is not subject to externally imposed capital requirements and there were no changes to the Company’s approach to capital management during the year.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

9.	Income taxes

The Company’s effective income tax rate differs from the amount that would be computed by applying the federal and provincial statutory rate of 31% (2008 - 31.5%, 2007 - 34.1%) to the pre-tax net loss for the year.  The reasons for the difference are as follows:

	As at December 31
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)
Loss before income taxes	1,215,266	1,210,256	2,123,186
Expected income tax recovery based on statutory rate	(376,732)	(381,231)	(724,006)
Effect of reduction in tax rates	(27,434)	(60,644)	107,003
Non capital losses expiring in the year	132,452	-	-
Non deductible items for tax purposes	-	-	-
Increase in valuation allowance	271,714	441,875	617,003
Future income tax recovery	-	-	-

Future income tax assets
The Company’s future income tax assets are as follows:

	As at December 31
	2009	2008	2007
	$	$	$
		(unaudited)	(unaudited)
Future income tax asset
Non-capital loss carried forward	2,931,992	2,897,203	2,524,975
Tax value of capital assets in excess of book value	(11,563)	(248,488)	(318,135)
	2,920,429	2,648,715	2,206,840
Valuation allowance	(2,920,429)	(2,648,715)	(2,206,840)
Future Income tax assets	-	-	-

Due to losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the future income tax assets will not be realized, and accordingly, a valuation allowance has been recorded for the future income tax assets.

Losses carried forward
At December 31, 2009, the Company had non-capital losses of approximately $11,727,969 which may be carried forward to apply against future income tax for Canadian tax purposes, subject to final determination by taxation authorities and expiring as follows

$
2010	1,822,238
2014	1,469,742
2015	2,259,969
2026	1,345,807
2027	2,672,335
2028	1,488,914
2029	668,964
11,727,969

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

10.	Financial instruments and risk management

Fair value
Fair value represents the amount at which a financial instrument could be exchanged between willing parties, based on current markets for instruments with the same risk, principal and remaining maturity.  Fair values estimates are based on quoted market values and other valuation methods.

The carrying value of cash and cash equivalents, receivables, subscription funds receivable, accounts payable and accrued liabilities, subscriptions received in advance, and due to Industrial Minerals Inc. approximates fair value due to the short-term nature of these financial instruments.  The carrying value of reclamation deposit and asset retirement obligations approximates fair value as they bear a market rate of interest.  The carrying value of the liability portion of convertible notes approximate fair value as they have been recorded using a market rate of interest.

Currency risk
As the majority of the Company’s expenditures are in Canadian dollars, the Company limits it exposure to currency risk by maintaining its cash and cash equivalents in Canadian dollars.  The Company carries a portion of its accounts payable and accrued liabilities and notes payable in US dollars, and is subject to currency risk on these balances.  However, given the Company considers this risk to be minimal.

Credit risk
Credit risk is the risk of a loss if a counterparty to a financial instrument fails to meet its contractual obligations.  The Company’s limits its exposure to credit risk by holding its cash in deposits with high credit quality Canadian financial institutions, and considers this risk to be minimal.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet is financial obligations as they come due.  The Company manages its liquidity risk through the management of its capital structure as outlined in note 8.  Further discussion on liquidity and management’s plans are outlined in note 1.

Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates.  The Company is not exposed to interest rate risk due to the short-term nature of its financial instruments.

11.	Related party transactions

During the year ended December 31, 2009, Notes of $40,000 were purchased by a director of the Company.  Subsequent to year end, an additional $10,000 in Notes were purchased by the director.

Two directors invested a total of $70,000 in private placements completed by the Company subsequent to year end.

During the year, the Company paid management fees to directors and to companies controlled by directors in the amount of $80,933 (2008 - $32,275; 2007 - $13,500).

As at December 31, 2009, accounts payable and accrued liabilities included $105,165 (2008 - $28,350, 2007 - $25,000) due to a director and to a professional services company wholly owned by a director and officer of the Company.

As at December 31, 2009 loans payable included $287,605 due to a director of Industrial and to a company related to him and accounts payable and accrued liabilities included $30,263 in accrued interest related thereto (2008 - $6,775, 2007 - $6,831). Subsequent to the end of the year these loans and accrued interest were settled through the payment of $130,000, the issuance of 300,000 units of the Company with each unit consisting of one common share and one warrant to acquire one common share at a price of $0.35 for 18 months after the Company becomes a reporting issuer in Canada, and the issuance of a $152,340 unsecured non-interest bearing note due on February 26, 2011.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

In 2009 the Corporation received $465,000 related to the issuance of senior secured convertible non-interest bearing notes (the “Notes”).  A first mortgage and security interest over all of the assets of the Corporation, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., a newly-incorporated company incorporated and controlled by a Director and officer of the Corporation, to hold the security on behalf of the Note holders as well as to hold the proceeds from sale of the Notes in trust, and to distribute such proceeds to the Corporation as required to cover the costs that were to be incurred in connection with proposed going public and financing transactions and to pay existing and future expenses which were critical and necessary to keep the Corporation functional and solvent and protect its assets.  In the first quarter of 2010 the principal amount of the Notes was increased to $600,000 and they were converted into common shares and warrants of the Corporation pursuant to their terms.

These transactions were in the normal course of business and are recorded at an exchange value established and agreed upon by the related parties.

12.	Commitments

Office space
As of July 1, 2007, the Company leased premises for its head office in Oakville, Ontario.  The lease executed was for a three year period.  The Company moved its head office to Ottawa Ontario in September 2008 where it has no lease obligations.  The Oakville Lessor has a judgment against the Company in the amount of $19,781, and Company is in negotiations with respect to a settlement.  The Company also had a lease which it terminated in Mankato, Minnesota.  This lease was originally set to expire on September 30, 2008 but the landlord and tenant agreed to terminate the lease in return for a termination fee of $5,000.

Leased mineral claims
In connection with the Bissett Creek Property, the Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property.  An advance royalty of $27,000 per annum is also payable in semi-annual installments.

Mine development and closure
A Mine Development and Closure Plan has been filed with, and accepted by, the Ministry of Northern Development and Mines.  A reclamation deposit which now totals $310,649, including accrued interest, (2008 - $306,058; 2007 - $301,535) has been paid to the Minister of Finance for the Province of Ontario, and has been accounted for as a long term deposit, with a corresponding asset retirement obligation.   The reclamation deposit and corresponding asset retirement obligation represent the estimated amount that would be required to restore the Bissett Creek Property to its original environmental state.  The money pledged for the reclamation deposit will be returned to the Company once the Ministry of Northern  Development  and Mines is satisfied that the obligations contained in the Mine  Development  and Closure Plan have been performed by the Company. Should the Company not perform its obligations contained in the Mine Development and Closure Plan the Ministry of Northern Development and Mines will restore the Bissett Creek Property site to its original environmental state using the funds from the reclamation deposit.

13.	Subsequent events

On January 20, 2010, the Company issued convertible notes in the amount of $285,000.

On March 1, 2010, the Company subdivided its common shares on the basis of 11,750,000 common shares for the one common share outstanding and all issued and unissued preference shares were deleted from the articles of the Company. Effective March 31, 2010, the amount due to Industrial Minerals Inc. in the amount of $9,808,458 was converted to share capital to facilitate the re-financing of the Company.

On March 8, 2010, the Company completed a private placement of 6,000,000 units at a price of $0.25 each for gross proceeds of $1,500,000.    Each unit consists of one common share and one warrant entitling the holder to purchase one common share for $0.35 for a period of 18 months from the date upon which the Company becomes a reporting issuer.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
December 31, 2009, 2008 and 2007
(December 31, 2008 and 2007 – unaudited)
(Expressed in Canadian dollars)

As a result of completing the private placement, the total outstanding principal amount of the Notes in the amount of $600,000 automatically converted into 3,428,571 units based on a conversion price of $0.175 per conversion unit.  Each conversion unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.245 for a period of 18 months from the date upon which the Company becomes a reporting issuer.

On April 1, 2010, the Company completed private placements of 1,327,000 units at a price of $0.25 each for gross proceeds of $331,750.    Each unit consists of one common share and one warrant entitling the holder to purchase one common share for $0.35 for a period of 18 months from the date upon which the Company becomes a reporting issuer.

Subsequent to December 31, 2009, the Company settled loans payable of $397,605 and accrued interest of $106,975 through a cash payment of $255,000, the issuance of a $152,340 unsecured non-interest bearing note due on February 26, 2011, and the issuance of 400,000 units of the Company with terms identical to the private placements.

As a result of the foregoing private placements, the conversion of the Notes, the settlement of advances due to Industrial Minerals Inc., and the settlement of loans payable, the Company has 22,905,571 common shares and 11,155,571 warrants outstanding.  Industrial Minerals Inc. owns 11,750,000 common shares of the Company which represents a 51.3% interest.

On May 11, 2010, the Company entered into an agency agreement with respect to a proposed initial public offering of a minimum offering of 2,000,000 common shares and a maximum offering of 6,000,000 common shares at an issue price expected to be $0.50 per common share for gross proceeds of $1,000,000 and $3,000,000 respectively.  In respect of the offering, the Company will pay a 7% cash commission; issue warrants equal to 7% of the number of common shares issued, with each warrant entitling the holder to purchase one common share for $0.50 for 12 months from the closing date of the offering; and pay the agent a $25,000 work fee on closing and the agent’s legal costs up to $25,000.  The completion of the offering is subject to a number of conditions including the completion of due diligence by the agent and the listing of the common shares of the Company on the TSX Venture Exchange.

Northern Graphite Corporation
(an exploration stage company)

Financial Statements
For the three and six month periods ended June 30, 2010 and 2009
(unaudited)

Northern Graphite Corporation
 (an exploration stage company)
 Balance Sheets

	As at	As at
	June 30,	December 31,
	2010	2009
	$	$
	(unaudited)
Assets
Current
Cash and cash equivalents	1,410,593	283,886
Receivables	31,545	8,379
Subscription funds receivable	-	25,000
Prepaid expenses and deposits	94,801	-
Due from Industrial Minerals Inc.	43,307	-
	1,580,246	317,265
Reclamation deposit	310,649	310,649
Property and equipment (note 3)	577,383	627,516
Mineral resource property (note 4)	217,033	-

Total Assets	2,685,311	1,255,430

Liabilities
Current
Accounts payable and accrued liabilities	527,215	685,927
Subscriptions received in advance	-	150,000
Convertible notes payable	-	235,394
Loans payable (note 5)	152,340	397,606
Total current liabilities	679,555	1,468,927

Due to Industrial Minerals Inc.	-	9,836,794
Asset retirement obligations	310,649	310,649
	990,204	11,616,370
Shareholders’ equity
Share capital (note 7)	12,338,127	100
Contributed surplus	-	69,585
Retained earnings (deficit)	(10,643,020)	(10,430,625)
Total shareholders' equity (deficiency)	1,695,107	(10,360,940)

Total liabilities and shareholders' equity	2,685,311	1,255,430
 See accompanying notes to financial statements

Approved by the Board:	(signed) Gregory Bowes	(signed) Ronald N. Little
	Director	Director

Northern Graphite Corporation
 (an exploration stage company)
 Statements of Operations and Deficit

	3 months ended June 30,		6 months ended June 30,
	2010	2009	2010	2009
	$	$	$	$
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

General and administrative expenses
Management and consulting fees	32,750	22,473	85,700	36,849
Legal and audit	15,000	-	52,032	-
Royalty fees	-	-	13,500	13,500
Premises	6,000	18,912	6,000	18,912
Office, general and administration	5,540	13,006	7,061	26,770
Investor relations and marketing	5,133	-	14,330	-
Travel	30,656	623	31,405	2,762
Property taxes	2,551	(9,628)	(18,798)	-
Interest expense	-	9,281	3,981	18,887
Amortization	25,205	52,533	50,133	105,066
Foreign exchange (gain) loss	1,301	(40,221)	(4,412)	(45,000)
	124,136	66,979	240,932	177,746

Loss and comprehensive loss before the following item	(124,136)	(66,979)	(240,932)	(177,746)
Gain on debt settlement	-	-	28,537	-
Net loss	(124,136)	(66,979)	(212,395)	(177,746)
Deficit, opening	(10,518,884)	(9,326,128)	(10,430,625)	(9,215,361)
Deficit, closing	(10,643,020)	(9,393,107)	(10,643,020)	(9,393,107)
Loss per share - basic and diluted	(0.01)		(0.01)

Weighted average number of shares outstanding - basic and diluted	22,910,396		14,257,088
  See accompanying notes to financial statements

Northern Graphite Corporation
 (an exploration stage company)
 Statements of Cash Flows

	3 months ended June 30,		6 months ended June 30,
	2010	2009	2010	2009
	$	$	$	$
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash provided by (used in)
Operating activities
Loss for the period	(124,136)	(66,979)	(212,395)	(177,746)
Items not affecting cash
Gain on debt settlement	-	-	(28,537)	-
Amortization	25,205	52,533	50,133	105,066
Foreign exchange (gain) or loss	3	(55,548)	2,964	(17,693)
Changes in non-cash operating working capital:
Receivables	(15,938)	7,116	(23,167)	3,108
Subscriptions receivable	-	-	25,000	-
Prepaid expenses and deposits	(94,801)	(357)	(94,801)	3,095
Due from Industrial Minerals Inc.	(43,307)	-	(43,307)	-
Accounts payable and accrued liabilities	(26,885)	(51,999)	(43,900)	49,910
	(279,859)	(115,234)	(368,010)	(34,260)

Financing activities
Decrease in loans payable	-	72,129	(255,000)	145,704
Advances from (repayment to) Industrial Minerals	-	38,420	-	(111,648)
Subscriptions of convertible notes received	-	-	135,000	-
Issuance of common shares	-	-	1,831,750	-
	-	110,549	1,711,750	34,056

Investing activities
Mineral resource property expenditures	(173,133)	-	(217,033)	-

Net increase (decrease) in cash	(452,992)	(4,685)	1,126,707	(204)
Cash, beginning of period	1,863,585	4,857	283,886	376
Cash, end of period	1,410,593	172	1,410,593	172

Supplementary information
Interest paid	-	-	-	-
Income taxes paid	-	-	-	-
See accompanying notes to financial statements

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

1.	Nature of operations and continuance of operations

Northern Graphite Corporation (“Northern” or "the Company"), was incorporated under the laws of the Province of Ontario on February 25, 2002, under the name Industrial Minerals Canada Inc.  The Company’s name was changed to Northern on March 1, 2010.  Northern was incorporated by its parent company, Industrial Minerals, Inc. (“Industrial”), to develop and hold title to a 100% interest in the Bissett Creek Graphite Property (the “Bissett Creek Property”).  Industrial is a Delaware corporation which trades on the OTC Bulletin Board (“IDSM”) in the United States.  The Company was a wholly owned subsidiary of Industrial until early in 2010 at which time Industrial’s interest in Northern was reduced to 51.2 per cent as a result of a number of financing transactions.

The Company is an exploration stage company that incurred a net loss of $212,395 for the six months ended June 30, 2010 (2009 - $177,746) and has an accumulated deficit of $10,643,020 since the inception of the Company.  As at June 30, 2010 working capital totaled $900,691 and the Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital to continue the development of the Bissett Creek Property.  While the Company raised additional capital in the first quarter of 2010 to settle loans and payables and to advance the Bissett Creek Property, substantial additional capital is required to ultimately build a mine and processing plant on the Bissett Creek Property and to enable the Company to continue its operations.  However, there is a high degree of risk and many inherent uncertainties in the mining industry and there is no assurance management will be successful in its endeavors.

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company’s management believes that it will continue to be able to generate sufficient funds from public or private debt or equity financings for the Company to continue to operate.  The accompanying financial statements do not include any adjustments that might result from negative outcomes with respect to these uncertainties.

2.	Summary of significant accounting policies

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and include the following significant accounting policies:

Cash and cash equivalents
Cash and cash equivalents include bank balances, funds held in trust with lawyers, and short term investments that are readily convertible into cash with original maturities of three months or less.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses for the period.  By their nature, these estimates and judgments are subject to uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Significant estimates and judgments include those relating to the assessment of the Company’s ability to continue as a going concern, estimates to determine whether impairment of long lived assets is required, asset retirement obligations, depreciation rates and estimated useful lives of buildings and equipment, debt and equity portions of convertible debentures, the calculation of gains and losses relating to foreign currencies, and the recognition of income tax assets and liabilities.  Actual results may differ from those estimates and judgments.

Property and equipment
Property and equipment are recorded at cost.  Amortization is provided using the straight-line method over the following estimated useful lives of the assets:

Electrical building	7 years
Office furniture	7 years
Office building	10 years
Equipment	3 – 20 years
Process buildings	20 years
Laboratory equipment	3 years

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

Significant improvements are capitalized, while expenditures for maintenance, repairs and replacements are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation and gains and losses are reflected in the consolidated statements of operations.

Impairment of long-lived assets
The Company monitors the recoverability of long-lived assets based on factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the assets.  The Company records an impairment charge in the period during which it is determined that the carrying amount of the asset may not be recoverable.  The impairment charge is calculated as the amount by which the carrying value of the asset exceeds its fair value.

Mineral resource properties
Costs relating the acquisition, exploration and development of mineral properties are capitalized.  If economically recoverable ore reserves are developed, capitalized costs of the related property are reclassified as mining assets and amortized using the unit of production method. When a property is abandoned, all related costs are written off to operations. If, after management review, it is determined that the carrying amount of a mineral property is impaired, that property is written down to its estimated net realizable value. A mineral property is reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

Income taxes
The Company uses the asset and liability method of accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences), and losses carried forward.  Future income tax assets and liabilities are measured using the enacted tax, or substantially enacted tax rates which will be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is enacted. The amount of future income tax assets recognized is limited to the amount of the benefit that is more likely than not to be realized.

Convertible notes
Convertible notes are considered to be a compound financial instrument that contains both a debt and equity component. On issuance, the fair value of the debt component is determined by discounting the expected future cash flows over the expected life using a market rate of interest for a nonconvertible debt instrument with similar terms. The value is carried as debt on an amortized cost basis until extinguished on conversion or redemption. The remainder of the proceeds is allocated as a separate component of shareholders’ equity. Transaction costs are apportioned between the debt and equity components based on their respective carrying amount when the instrument was issued.

Translation of foreign currencies
Monetary items denominated in foreign currencies are translated to Canadian dollars at the exchange rate in effect at the balance sheet date, and non-monetary items are translated at exchange rates in effect when the assets were acquired or liabilities incurred.  Revenue and expense items are translated at the rate of exchange in effect on the transaction date.  Foreign currency transaction gains or losses are reflected in the results of operations.

Asset retirement obligations
The fair value of an asset retirement obligation is recorded in the period in which it is incurred.  When the liability is initially recorded, the cost is capitalized by increasing the carrying amount of the related long-lived asset.  Over time, the liability is adjusted to reflect the passage of time (accretion expense) and for changes in estimated future cash flows.  Accretion expense is charged to the statement of operations, while adjustments related to changes in estimated cash flows are recorded as increases or decreases in the carrying value of the asset.  The capitalized cost is amortized over the useful life of the related asset.  Upon settlement of the liability, a gain or loss is recorded if the actual costs incurred are different from the liability recorded.

Comprehensive income
Other comprehensive income represents the change in net equity for the period resulting from unrealized gains and losses on available-for-sale financial instruments, and changes in the fair market value of derivative instruments designated as cash flow hedges. These amounts are shown net of tax. Cumulative changes in other comprehensive income are included in accumulated other comprehensive income which is presented, if any, as a new category in shareholders’ equity. The Company has not entered into any transactions that give rise to other comprehensive income, and therefore no balance has accumulated.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

Loss per share
Basic loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the year.  Fully diluted loss per share is calculated using the treasury stock method and reflects the potential dilution by including stock options and contingently issuable shares, in the weighted average number of common shares outstanding for the year.

During the six months ended June 30, 2010, the Company subdivided its common shares on the basis of 11,750,000 common shares for each share outstanding.

Financial instruments
The Company has designated each of its significant categories of financial instruments as follows:

Cash and cash equivalents	Held-for-trading
Receivables	Loans and receivables
Subscription funds receivable	Loans and receivables
Reclamation deposit	Loans and receivables
Accounts payable and accrued liabilities	Other financial liabilities
Subscriptions received in advance	Other financial liabilities
Convertible notes	Other financial liabilities
Loans payable	Other financial liabilities
Due to Industrial Minerals Inc.	Other financial liabilities

All financial instruments are initially recognized at fair value and are subsequently accounted for based on their classification.  The fair value of a financial instrument on initial recognition is the transaction price, which is the fair value of the consideration given or received.  Subsequent to initial recognition, financial assets and liabilities classified as held-for-trading are measured at fair value with changes in fair value recorded in the statement of operations.  Financial assets classified as loans and receivable and other financial liabilities are carried at amortized cost using the effective interest method.  The fair values are based on quoted market bid process if available, otherwise fair value is obtained using discounted cash flow analysis.  Transaction costs that are directly attributable to the issuance of financial assets or liabilities are accounted for as part of the carrying value at inception, and are recognized over the term of the assets and liabilities using the effective interest method.

Comparative figures
Certain of the comparative figures have been reclassified to conform to the financial statement presentation adopted in the current period.

Future accounting changes
On January 1, 2011, the Company will adopt CICA Handbook Section 1582, “Business Combinations”, which will replace Section 1581, “Business Combinations”.  The new standard establishes standards for the recognition and measurement of identifiable assets acquired, liabilities assumed, non-controlling interest in the acquiree and goodwill acquired in a business combination.

On January 1, 2011, the Company will adopt CICA Handbook Sections 1601, “Consolidated Financial Statements” and Section 1602, “Non-controlling Interests”, which together, will replace section 1600, “Consolidated Financial Statements”. Section 1601establishes standards for the preparation of consolidated financial statements and Section 1602, establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination.

The Company does not expect the adoption of these new standards to have an effect on the Company’s financial statements.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

International Financial Reporting Standards (“IFRS”):
In February 2008, the CICA Accounting Standards Board confirmed that the changeover to IFRS from Canadian generally accepted accounting principles will be required for publicly accountable enterprises, effective for the interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011.  Accordingly, the Company will report interim and annual financial statements in accordance with IFRS commencing with the interim financial statements for the 3 months ended March 31, 2011.  The transition date of January 1, 2011, will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010.  While the Company has begun assessing the adoption of IFRS for 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

3.	Property and equipment

	As at	As at
	June 30,	December 31,
	2010	2009
	$	$

Building and improvements	800,097	800,097
Equipment	1,153,286	1,617,816
Total building and equipment	1,953,383	2,417,913
Less accumulated depreciation	1,376,000	1,790,397
Net building and equipment	577,383	627,516

4.	Mineral resource property

The Company has a 100% interest in the Bissett Creek Property which consists of 1,189 hectares located in the United Townships of Head, Clara and Maria, in the County of Renfrew, Ontario.  The Bissett Creek Property consists of a 565 hectare mining lease expiring September 22, 2014 and six unpatented claims totaling approximately 624 hectares.

As of June 30, 2010, accumulated costs with respect to the Company’s interest in the Bissett Creek Property consisted of the following:

$

Balance, December 31, 2009	-
Exploration expenditures	217,033
Balance, June 30, 2010	217,033

The Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and is subject to a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property.  An advance royalty of $27,000 per annum is also payable in semi-annual installments.

5.	Loans payable
	As at	As at
	June 30,	December 31,
	2010	2009
	$	$
		(audited)

Unsecured, bearing interest at 7%, due July 2009 (1)	-	95,055
Unsecured, bearing interest at 10%, no fixed terms of repayment (1)	-	302,551
Non interest bearing note payable, due February 26, 2011	152,340	-
	152,340	397,606

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

 (1) During the first quarter, the Company settled these loans through a cash payment of $255,000 (US$236,856), the issuance of a $152,340 (US$150,000) unsecured non-interest bearing note due on February 26, 2011 and the issuance of 400,000 units of the Company consisting of 400,000 common shares and warrants to purchase 400,000 common shares at a price of $0.35 per share.  The Company recorded a gain of $28,537 on the settlement of the loans (2009 – nil).

6.	Convertible notes

On November 23, 2009, the Company issued senior secured convertible promissory notes of $315,000 (the “Notes”).  The Notes were non-interest bearing and were payable on the earlier of November 23, 2011 or the occurrence of any material adverse change in the business of the Company.  In the first quarter of 2010, the principal amount of the Notes was increased to $600,000 and in accordance with their terms, they automatically converted into 3,428,571 units of the Company at a price of $0.175 per unit, with each unit consisting of one common share and one common share purchase warrant exercisable at a price of $0.245 at any time for 18 months after the Company becomes a reporting issuer in any jurisdiction in Canada.

The Company used the residual value method to allocate the principal amount of the $315,000 in Notes issued in 2009 between the liability and equity components.  Under this method, the value of the equity component of $69,585 was determined by deducting the fair value of the liability component of $235,394 from the face value of the Notes net of transaction costs.  The equity value has been recorded as contributed surplus.  The fair value of the liability component was computed as the present value of the future principal payment discounted at a market rate of 12% per annum.

A first mortgage and security interest over all of the assets of the Company, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., to hold the security on behalf of the Note holders (see Note 10).

7.	Share capital

Authorized
The Company is authorized to issue an unlimited number of common shares, Class A preference shares and Class B preference shares.  No preference shares have been issued.

Issued

	Number of common
	shares	$
Balance, December 31, 2009	1	100
Issued pursuant to private placements	7,327,000	1,831,750
Issued on subdivision of shares	11,749,999	9,808,458
Issued pursuant to conversion of notes	3,428,571	589,980
Issued in debt settlement	400,000	100,000
Issued to settle claims against Industrial	31,354	7,839
Total outstanding June 30, 2010	22,936,925	12,338,127

On March 1, 2010, the Company subdivided its common shares on the basis of 11,750,000 common shares for the one common share outstanding and all issued and unissued preference shares were deleted from the articles of the Company. Effective March 31, 2010, the amount due to Industrial Minerals Inc. of $9,808,458 was converted to share capital to facilitate the re-financing of the Company.

Private placements
In March 2010, the Company completed private placements of 7,327,000 units at a price of $0.25 each for gross proceeds of $1,831,750. Each unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.35 for a period of 18 months from the date upon which the Company becomes a reporting issuer in Canada.

As a result of completing the private placements, the total outstanding principal amount of the Notes of $600,000 automatically converted into 3,428,571 units based on a conversion price of $0.175 per conversion unit.  Each conversion unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.245 for a period of 18 months from the date upon which the Company becomes a reporting issuer in Canada.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

Warrants
A summary of the Company’s warrants is presented below:

Number of
warrants
Balance, December 31, 2009	-
Issued pursuant to private placements	7,327,000
Issued pursuant to conversion of notes	3,428,571
Issued in debt settlement	400,000
Total outstanding June 30, 2010	11,155,571

		Weighted
	Number of	average exercise price
	Warrants	$
Balance, December 31, 2009	-	-
Issued	11,155,571	0.32
Balance, June 30, 2010	11,155,571	0.32

	Number of warrants
Exercise price	outstanding	Expiry date
$0.25	3,428,571	18 months after becoming reporting issuer in Canada
$0.35	7,727,000	18 months after becoming reporting issuer in Canada
	11,155,571

8.	Capital disclosures

Capital of the Company consists of the equity attributable to the common shareholders, comprised of share capital and deficit. The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern so that it can continue to explore and develop its mineral resource property for the benefit of its shareholders. The Company manages its capital structure and makes adjustments based on the funds available to the Company in light of changes in economic conditions. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the Company. In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that consider various factors, including successful capital deployment and general industry conditions.  Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

As the Company is an exploration stage company, it has no revenues and its principal source of capital is from the issue of common shares. In order to achieve its objectives, the Company will spend its existing working capital and raise additional funds as required.

The Company is not subject to externally imposed capital requirements and there were no changes to the Company’s approach to capital management during the period.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

9.	Financial instruments and risk management

Fair value
Fair value represents the amount at which a financial instrument could be exchanged between willing parties, based on current markets for instruments with the same risk, principal and remaining maturity.  Fair values estimates are based on quoted market values and other valuation methods.

The carrying value of cash and cash equivalents, receivables, subscription funds receivable, accounts payable and accrued liabilities, subscriptions received in advance, and due to Industrial Minerals Inc. approximates fair value due to the short-term nature of these financial instruments.  The carrying value of reclamation deposit and asset retirement obligations approximates fair value as they bear a market rate of interest.  The carrying value of the liability portion of convertible notes approximate fair value as they have been recorded using a market rate of interest.

Currency risk
As the majority of the Company’s expenditures are in Canadian dollars, the Company limits it exposure to currency risk by maintaining its cash and cash equivalents in Canadian dollars.  The Company carries a portion of its accounts payable and accrued liabilities and notes payable in US dollars, and is subject to currency risk on these balances.  However, given the Company considers this risk to be minimal.

Credit risk
Credit risk is the risk of a loss if a counterparty to a financial instrument fails to meet its contractual obligations.  The Company’s limits its exposure to credit risk by holding its cash in deposits with high credit quality Canadian financial institutions, and considers this risk to be minimal.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet is financial obligations as they come due.  The Company manages its liquidity risk through the management of its capital structure as outlined in note 8.  Further discussion on liquidity and management’s plans are outlined in note 1.

Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates.  The Company is not exposed to interest rate risk due to the short-term nature of its financial instruments.

10.	Related party transactions

During the six months ended June 30, 2010:

a)	A director purchased Notes of $10,000 (2009 - $40,000);

b)	Two directors invested $70,000 (2009 - $nil) in private placements completed by the Company;

c)	The Company expensed management fees to directors and to companies controlled by directors of $45,500 (2009 – $36,000).

As at June 30, 2010, accounts payable and accrued liabilities included $108,282 (December 31, 2009 - $105,165) due to directors and to companies controlled by directors for professional fees related to the services of the directors and officers.

In 2009, the Company received $465,000 related to the issuance of senior secured convertible non-interest bearing notes (the “Notes”).  A first mortgage and security interest over all of the assets of the Company, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., a newly-incorporated company controlled by a director and officer of the Company.   In the first quarter of 2010 the principal amount of the Notes was increased to $600,000 and they were converted into common shares and warrants of the Company pursuant to their terms.

These transactions were in the normal course of business and are recorded at an exchange value established and agreed upon by the related parties.

Northern Graphite Corporation
(an exploration stage company)
Notes to Financial Statements
 (unaudited)

11.	Commitments

Office space
As of July 1, 2007, the Company leased premises for its head office in Oakville, Ontario. The lease executed was for a three year period. The Company moved its head office to Ottawa Ontario in September 2008 where it has no lease obligations. The Oakville Lessor has a judgment against the Industrial in the amount of $19,781 and Company is in negotiations with respect to a settlement. The Company also had a lease which it terminated in Mankato, Minnesota. This lease was originally set to expire on September 30, 2008 but the landlord and tenant agreed to terminate the lease in return for a termination fee of $5,000.

Leased mineral claims
In connection with the Bissett Creek Property, the Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property. An advance royalty of $27,000 per annum is also payable in semi-annual installments.

Mine development and closure
A Mine Development and Closure Plan has been filed with, and accepted by, the Ministry of Northern Development and Mines (“MNDM”).  A reclamation deposit which now totals $310,649, including accrued interest, (2008 - $306,058; 2007 - $301,535) has been paid to the Minister of Finance for the Province of Ontario, and has been accounted for as a long term deposit, with a corresponding asset retirement obligation. The reclamation deposit and corresponding asset retirement obligation represent the estimated amount that would be required to restore the Bissett Creek Property to its original environmental state.  The money pledged for the reclamation deposit will be returned to the Company once the MNDM is satisfied that the obligations contained in the Mine  Development  and Closure Plan have been performed by the Company. Should the Company not perform its obligations contained in the Mine Development and Closure Plan the MNDM will restore the Bissett Creek Property site to its original environmental state using the funds from the reclamation deposit.

APPENDIX “A”

CHARTER OF THE AUDIT COMMITTEE

NORTHERN GRAPHITE CORPORATION
(the “Corporation”)

I.	Purpose

The Audit Committee is a committee of the Board of Directors which assists the Board in overseeing the Corporation’s financial controls and reporting and in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation.  The Audit Committee’s primary duties and responsibilities are to:

•
Oversee: (i) the integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements with respect to financial controls and reporting; and (iii) the auditors’ qualifications and independence.

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting processes and internal control systems.

•	Review and appraise the audit activities of the Corporation’s independent auditors.

•	Provide open lines of communication among the independent auditors, financial and senior management and the Board of Directors for financial reporting and control matters.

II.	Composition

Members of the Audit Committee are appointed and removed by the Board of Directors. The Board shall designate annually the members of the Committee and a Chairman of the Committee.  The Committee will be comprised of at least three directors, each of whom qualifies as an independent director, as determined by the Board1.  All members should have skills and/or experience which are relevant to the mandate of the Committee, as determined by the Board.  All members of the Committee shall be financially literate at the time of their election to the Committee.  “Financial literacy” shall be determined by the Board of Directors in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand financial statements that present a breadth and level of complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements. Committee members, if they or the Board of Directors deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

III.	Responsibilities

The responsibilities of the Audit Committee shall generally include, but not be restricted to, undertaking the following:

Selection and Evaluation of Auditors

(a)
Recommending to the Board of Directors the external auditors (subject to shareholder approval) to be engaged to prepare or issue an auditor’s report or performing other audit, review or attest services for the Corporation and the compensation of such external auditors.

1 Determined in accordance with Multilateral Instrument 52-110 – Audit Committees.

(b)
Overseeing the independence of the Corporation’s auditors and taking such actions as it may deem necessary to satisfy it that the Corporation’s auditors are independent within the meaning of applicable securities laws by, among other things: (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and taking appropriate action to satisfy itself of the auditors’ independence.

(c)
Instructing the Corporation’s independent auditors that: (i) they are ultimately accountable to the Committee (as representatives of the shareholders of the Corporation); (ii) they must report directly to the Committee; and (iii) the Committee is responsible for the appointment (subject to shareholder approval), compensation, retention, evaluation and oversight of the Corporation’s independent auditors.

(d)	Ensuring the respect of legal requirements regarding the rotation of applicable partners of the external auditors, on a regular basis, as required.

(e)
Reviewing and pre-approving all audit and permitted non-audit services or mandates to be provided by the independent auditors to the Corporation or any of its subsidiaries, including tax services, and the proposed basis and amount of the external auditors’ fees for such services, and determining which non-audit services the auditors are prohibited from providing (and adopting specific policies and procedures related thereto).

(f)	Reviewing the performance of the Corporation’s independent auditors and replacing or terminating the independent auditors (subject to required shareholder approvals) when circumstances warrant.

Oversight of Annual Audit

(a)
Reviewing and accepting, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope, extent and schedule of audit activities, and monitoring such plan’s progress and results during the year.

(b)
Confirming through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work.

(c)
Reviewing with the external auditors any audit problems or difficulties and management’s response thereto and resolving any disagreement between management and the external auditors regarding accounting and financial reporting.

(d)
Reviewing with management and the external auditors the results of the year-end audit of the Corporation, including: (i) the annual financial statements and the audit report, the related management representation letter, the related “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum; and (ii) the qualitative judgments of the independent auditors about the appropriateness and not just the acceptability of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation including any alternative treatments of financial information that have been discussed with management, the ramification of their use and the independent auditor’s preferred treatment as well as any other material communications with management and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

Oversight of Financial Reporting Process and Internal Controls

(a)
Reviewing with management and the external auditors the annual financial statements and accompanying notes, the external auditors’ report thereon and the related press release, and obtaining explanations from management on all significant variances with comparative periods, before recommending approval by the Board and the release thereof.

(b)	Reviewing with management the quarterly financial statements and any auditors’ review thereof before recommending approval by the Board and the release thereof.

(c)
Reviewing and periodically assessing the adequacy of the Corporation’s procedures for the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, including reviewing the financial information contained in the annual information form, management proxy circular, management’s discussion and analysis, prospectuses and other documents containing similar financial information before their public disclosure or filing with regulatory authorities, including the audit committee’s report for inclusion in the Corporation’s management information circular in accordance with applicable rules and regulations.

(d)	Periodically reviewing the Corporation’s disclosure policy to ensure that it conforms with applicable legal and regulatory requirements.

(e)
Reviewing the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation.

(f)	Monitoring the quality and integrity of the Corporation’s disclosure controls and procedures and management information systems through discussions with management and the external auditors.

(g)	Overseeing management’s reporting on internal controls and disclosure controls and procedures.

(h)
Reviewing on a regular basis and monitoring the Corporation’s policies and guidelines which govern the Corporation’s risk assessment and risk management, including the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including hedging policies through the use of financial derivatives.

(i)	Establishing and maintaining free and open means of communication between and among the Board of Directors, the Committee, the Corporation’s independent auditors and management.

Other Matters

(a)
Assisting the Board with oversight of the Corporation’s compliance with applicable legal and regulatory requirements, including meeting with general counsel and outside counsel when appropriate to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation.

(b)
Reviewing and approving any transactions between the Corporation and members of management and/or the Board as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets.  The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors.

(c)
Conducting or authorizing investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts as the Committee determines necessary to carry out its duties and to set and pay the compensation for these advisors.

(d)
Establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(e)	Establishing procedures for the review and approval of financial and related information of the Corporation.

(f)	Reviewing and approving the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Corporation.

(g)	Performing such additional activities, and considering such other matters, within the scope of its responsibilities, as the Committee or the Board of Directors deems necessary or appropriate.

IV.	Meetings and Advisors

The Committee will meet as often as it deems necessary or appropriate to perform its duties and carry out its responsibilities described above in a timely manner, but not less than quarterly.  The quorum at any meeting of the Committee shall be a majority of its members. All such meetings shall be held pursuant to the By-Laws of the Corporation with regard to notice and waiver thereof.

The Audit Committee shall meet on a regular basis without management or the external auditors. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. As part of its purpose to foster open communications, the Committee shall meet at least annually, and more frequently as required, with management and the Corporation’s independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The independent auditors will have direct access to the Committee at their own initiative. The Chairman should work with the Chief Financial Officer and management to establish the agenda for Committee meetings.

Written minutes of each meeting of the Committee shall be filed in the Corporation’s records. The Chairman of the Committee will report periodically to the Board of Directors.

The Committee shall, in appropriate circumstances and subject to advising the Chairman of the Board, have the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel and accountants, as it determines is necessary or appropriate to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

V.	Disclosure of Charter

This charter shall be published in the Corporation’s annual information form or information circular as required by applicable securities laws.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations.

Nothing contained in this charter is intended to expand applicable standards of conduct under statutory or regulatory requirements for the directors of the Corporation or the members of the Audit Committee.

APPENDIX “B”

MANDATE OF THE BOARD OF DIRECTORS

NORTHERN GRAPHITE CORPORATION
(the “Corporation”)

“I.	General

The Board of Directors of the Corporation is responsible for the supervision of the management of the Corporation’s business and affairs, with the objective of increasing shareholder value.

The Board shall be constituted with a majority of “independent” directors, as that term is defined in applicable securities legislation and stock exchange rules. The Board’s independent directors will meet periodically without management and non-independent directors.

Directors are expected to attend all Board meetings and review all meeting materials in advance.  They are expected to take an active part in Board decisions.

II.	Composition

The Board shall be composed of a minimum of three members and such maximum number of directors as may be determined by the Board from time to time in accordance with the Corporation’s Articles and applicable laws. The Board shall be constituted with a majority of individuals who qualify as independent directors, as determined by the Board in accordance with applicable laws.

III.	Responsibilities

The responsibilities of the Board of Directors shall generally include, but not be restricted to, undertaking the following:

With respect to strategic planning

(a)	Adopting a strategic planning process for the Corporation and approving the Corporation’s long-term strategy, taking into account, amongst other matters, business opportunities and risks.

(b)	Approving and monitoring the implementation of the Corporation’s annual business plan.

(c)	Advising management on strategic issues.

With respect to human resources and performance assessment

(a)	Choosing the Chief Executive Officer (“CEO”) and approving the appointment of other senior management executives.

(b)
Monitoring and assessing the performance of the CEO and of senior management and approving their compensation, taking into consideration the recommendations of the Compensation Committee and Board expectations and fixed goals and objectives.

(c)	Monitoring management and Board succession planning processes.

(d)	Monitoring the size and composition of the Board and its committees based on competencies, skills and personal qualities sought in Board members.

(e)	Approving the list of Board nominees for election by shareholders.

With respect to financial matters and internal control

(a)	Monitoring the integrity and quality of the Corporation’s financial statements and the appropriateness of their disclosure.

(b)
Reviewing the general content of, and the Audit Committee’s report on the financial aspects of, the Corporation’s annual information form, management information circular, management’s discussion and analysis, prospectuses and any other documents required to be disclosed or filed by the corporation before their public disclosure or filing with regulatory authorities.

(c)
Approving operating and capital budgets, the issuance of securities and, subject to the schedule of authority adopted by the Board, any transaction out of the ordinary course of business, including proposals on mergers, acquisitions or other major transactions such as investments or divestitures.

(d)	Determining dividend policies and procedures.

(e)
Taking all reasonable measures to ensure that appropriate systems are in place to identify business risks and opportunities and overseeing the implementation of processes to manage these risks and opportunities.

(f)	Monitoring the Corporation’s internal control and management information systems and regulatory certification practices.

(g)	Monitoring the Corporation’s compliance with applicable legal and regulatory requirements.

(h)	Reviewing at least annually the Corporation’s disclosure policy and monitoring the operation of the disclosure policy.

With respect to corporate governance matters

(a)
Developing the Corporation’s approach to corporate governance and reviewing, on a regular basis, appropriate corporate governance structures and procedures, including the identification of decisions requiring approval of the Board and, where appropriate, measures for receiving stakeholder feedback, and the adequate public disclosure thereof.

(b)	Taking all reasonable measures to satisfy itself as to the integrity of management and that management creates a culture of integrity throughout the Corporation.

(c)	Adopting and reviewing, on a regular basis, the Corporation’s Code of Ethics and monitoring compliance with such code.

(d)	Taking all reasonable measures to ensure the annual performance assessment of the Board, Board committees, Board and committee chairs and individual directors.

(e)	Adopting orientation and continuing education programs for directors.

IV.	Method of Operation

Meetings of the Board shall be held at least quarterly and as required. In addition, a special meeting of the Board shall be held, at least annually, to review the Corporation’s strategic plan. The quorum at any meeting of the Board shall be a majority of directors in office. All such meetings shall be held pursuant to the By-Laws of the Corporation with regard to notice and waiver thereof.

The Board chair shall develop the agenda for each meeting of the Board, in consultation with the CEO in the event those two positions are held by separate individuals, or the lead independent director if such a position is held by an independent director. The agenda and the appropriate material shall be provided to directors of the Corporation on a timely basis prior to any meeting of the Board.

Independent directors shall meet periodically without management and other non-independent directors present.

The Board may delegate to a committee of the Board any of the Board’s responsibilities and powers as it deems appropriate and in accordance with applicable laws and the Corporation’s Articles and By-Laws.

Nothing contained in this mandate is intended to expand applicable standards of conduct under statutory or regulatory requirements for the directors of the Corporation.”

CERTIFICATE OF THE CORPORATION

Dated:  September 9, 2010

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of British Columbia, Alberta and Ontario.

(signed) “Gregory Bowes”	(signed) “Miles Nagamatsu”
Gregory Bowes	Miles Nagamatsu
President and Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

(signed) “Ronald Little”	(signed) “Donald Christie”
Ronald Little	Donald Christie
Director	Director

CERTIFICATE OF THE PROMOTER

Dated:  September 9, 2010

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of British Columbia, Alberta and Ontario.

(signed) “Gregory Bowes”

Gregory Bowes

C-1

CERTIFICATE OF THE AGENT

Dated:  September 9, 2010

To the best of our knowledge, information and belief, this prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of British Columbia, Alberta and Ontario.

UNION SECURITIES LTD.

(signed) “Jovan Stupar”
Jovan Stupar
Managing Director

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